    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 14, 2000

                                                    REGISTRATION NO. 333 - 46152
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                  ---------------------------------------------

                                 AMENDMENT NO. 2

                                       TO

                                    FORM SB-2

                          REGISTRATION STATEMENT UNDER

                           THE SECURITIES ACT OF 1933

                  ---------------------------------------------
                             MUSE TECHNOLOGIES, INC.

             (Exact names of registrant as specified in its charter)

          DELAWARE                         7373                 85-0437001
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.

                               1601 RANDOLPH, S.E.
                             Albuquerque, NM 87106
                                 (505) 843-6873

   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices
                  ---------------------------------------------
                            BRIAN R. CLARK, PRESIDENT
                             MUSE TECHNOLOGIES, INC.
                               1601 RANDOLPH, S.E.
                              ALBUQUERQUE, NM 87106
                                 (505) 843-6873

                     (Name, address, including zip code, and
               telephone number, including area code, of agent for
                                    service)
                  ---------------------------------------------
                          Copies of communications to:

                              NEIL S. BELLOFF, ESQ.
                               PROSKAUER ROSE LLP
                                  1585 BROADWAY
                          NEW YORK, NEW YORK 10036-8299
                                 (212) 969-3000

         Approximate date of commencement of proposed sale to the public: From time to time after the registration statement becomes effective.

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be pursuant to Rule 434 check the following box. |_|

                   ------------------------------------------
                         CALCULATION OF REGISTRATION FEE

===========================================================================================================================
 TITLE OF EACH CLASS OF SECURITIES       AMOUNT TO BE        PROPOSED MAXIMUM       PROPOSED MAXIMUM         AMOUNT OF
          TO BE REGISTERED              REGISTERED (1)      OFFERING PRICE PER     AGGREGATE OFFERING    REGISTRATION FEE
                                                                   UNIT                  PRICE
---------------------------------------------------------------------------------------------------------------------------
      Common Stock, par value        3,433,468 (2)(3)(4)         $1.6875               $5,793,977           $1,530 (5)
          $.015 per share
===========================================================================================================================

(1) In the event of a stock split, stock dividend, or other transaction involving our common stock, in order to prevent dilution, the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act, which applies to stock splits, stock dividends, or similar transactions.

(2) Estimated, pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.

(3) Amount includes the common stock issuable to Kingsbridge Capital Limited under an equity line agreement, 1,000,000 shares of common stock issued to Continuum Resources International ASA and common stock issuable upon the exercise of warrants issued to Kingsbridge and Josephthal & Co. Inc.

(4) No more than 2,150,968 shares of common stock, which is 19.9% of the outstanding shares of our common stock as of June 1,2000, may be beneficially held by Kingsbridge Capital Limited at any time, unless we obtain the requisite approval of our stockholders, in accordance with the corporate laws of Delaware and the applicable rules of the Nasdaq Stock Market and the NASD.

(5) Previously paid in connection with registration statement on Form SB-2 filed on September 19, 2000 (Registration No. 333-46152).

THE REGISTRANT WILL AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

===============================================================================

                                3,433,468 Shares

                             MUSE TECHNOLOGIES, INC.

                                  Common Stock

         This Prospectus will be used in connection with the resale:

         (i) by Kingsbridge Capital Limited of up to 2,350,968 shares of our common stock as follows:

                  o 2,150,968 shares of common stock which may be issued by us to Kingsbridge pursuant to an equity line agreement. However, no more than 2,150,968 shares of our common stock may be beneficially held by Kingsbridge Capital Limited at any time, unless we obtain the requisite approval of our stockholders, in accordance with the corporate laws of Delaware, and the applicable rules of the Nasdaq Stock Market and the NASD; and

                  o 200,000 shares of common stock issuable upon exercise of a warrant granted to Kingsbridge in connection with the equity line agreement;

         (ii) by Continuum Resources International ASA of up to 1,000,000 shares of our common stock;

         (iii) by certain other selling stockholders of up to 82,500 shares of our common stock to be issued upon the exercise of warrants that were originally issued to Josephthal & Co., Inc.

         The shares offered may be sold from time to time for the account of the selling stockholders. We will not receive any of the proceeds from the sale of the shares by the selling stockholders. We may receive funds upon the exercise of warrants, which funds, if any, will be used for working capital. We have agreed to pay certain costs of registering the shares.

         The price at which the common stock will be issued by us to Kingsbridge will be 88-90% of the five day average of the lowest intra-day trading price of our common stock prior to the date we issue the shares. The lowest intra-day trading price does not include trades of less than 1,000 shares. The exercise price of the warrants issued to Kingsbridge in connection with the equity line agreement is $3.76 per share. The exercise price of the Josephthal warrants is $3.90 per share.

         The selling stockholders may offer shares of common stock in transactions on the Nasdaq Stock Market, in negotiated transactions, or otherwise, or by a combination of these methods, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. Sales of the shares by the selling stockholders may be effected through broker-dealers, who may receive compensation in the form of discounts or commissions. Kingsbridge is an "underwriter" within the meaning of the Securities Act in connection with sales of the shares offered hereby.

         Our common stock is listed on the Nasdaq Stock Market under the symbol "MUZE" and on the Boston Stock Exchange under the symbol "MZE". The average of the high and low bid prices for our common stock on November 3, 2000 on the Nasdaq Stock Market was $1.6875 per share.

         INVESTING IN OUR COMMON STOCK INVOLVES CERTAIN RISKS WHICH ARE DESCRIBED IN "RISK FACTORS" BEGINNING ON PAGE 6.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIME.

                                TABLE OF CONTENTS

                                                                                                                Page
PROSPECTUS SUMMARY................................................................................................1
RISK FACTORS......................................................................................................6
THE EQUITY LINE AGREEMENT........................................................................................14
USE OF PROCEEDS..................................................................................................17
DETERMINATION OF THE OFFERING PRICE..............................................................................17
PRICE RANGE OF OUR COMMON STOCK..................................................................................17
CAPITALIZATION...................................................................................................18
DIVIDEND POLICY..................................................................................................19
BUSINESS OF THE COMPANY..........................................................................................19
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS............................37
AVS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS........................44
MANAGEMENT.......................................................................................................51
PRINCIPAL STOCKHOLDERS...........................................................................................54
EXECUTIVE COMPENSATION...........................................................................................55
OPTION GRANTS IN LAST FISCAL YEAR................................................................................55
AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES.................................56
SELLING SECURITY HOLDERS.........................................................................................60
DESCRIPTION OF MUSE CAPITAL STOCK................................................................................61
PLAN OF DISTRIBUTION.............................................................................................64
LEGAL MATTERS....................................................................................................66
EXPERTS..........................................................................................................67
ADDITIONAL INFORMATION...........................................................................................67
WHERE YOU CAN FIND MORE INFORMATION..............................................................................68
FORWARD-LOOKING STATEMENTS.......................................................................................68
INDEX TO FINANCIAL STATEMNTS....................................................................................F-1

                               PROSPECTUS SUMMARY

         This summary highlights selected information from this prospectus and may not contain all of the information that is important to you. To better understand and for a more complete description of this offering, you should read carefully this entire document and the documents to which you are referred. See "Where You Can Find More Information" on page 67. We have included page references parenthetically to direct you to a more complete description of the topics presented in this Summary.

                              THE COMPANY (PAGE 19)

MUSE TECHNOLOGIES, INC.
1601 Randolph SE, Suite 210
Albuquerque, New Mexico  87106
(505) 843-6873
www.musetech.com(*)

         MUSE Technologies, Inc., a Delaware corporation, develops and markets data visualization and perceptual computing software products designed to enhance a computer user's ability to integrate, present, analyze and better understand complex types of data and information. We also provide our customers with comprehensive software and hardware solutions, systems integration, and training and support services.

                          RECENT DEVELOPMENTS (PAGE 19)

         On November 16, 1999, we purchased all of the outstanding stock of Virtual Presence, Ltd., a U.K. company that creates sophisticated three-dimensional graphics solutions using proprietary and third-party software and hardware.

         On March 17, 2000, we purchased all of the outstanding stock of Simulation Solutions, Ltd., also a U.K. company involved in providing advanced solutions to the manufacturing industry using proprietary and third-party software and hardware.

         On March 28, 2000, we completed an asset purchase of TheVrsource.com, an e-commerce Web site that is a reseller of third-party hardware and software used in virtual reality, data visualization and perceptual computing.

         On June 1, 2000, we entered into the equity line agreement with Kingsbridge, which entitles us to sell and obligates Kingsbridge to purchase up to $18,000,000 of our common stock. Pursuant to the terms of the equity line agreement we issued warrants to Kingsbridge to purchase 200,000 shares of our common stock which is exercisable at $3.76 per share.

         On August 7, 2000, we sold to Kingsbridge a 10% convertible note in the principal amount of $1,000,000. Pursuant to the terms of the convertible note we issued warrants to Kingsbridge to purchase 75,000 shares of our common stock which is exercisable at $2.6125 per share.

         On July 18, 2000, we signed a merger agreement with Advanced Visual Systems Inc. ("AVS") whereby a subsidiary of ours will merge with and into AVS. On November 9, 2000, the merger with AVS was completed. The stockholders of AVS were issued 1,929,579 shares of our common stock

(*) Inclusion of any worldwide web address is not intended to,and does not constitute incorporation by reference into this prospectus of any information contained on any such website.

(approximately 18% of the outstanding common stock of our company prior to the AVS merger) in addition to the assumption of existing AVS stock options. AVS will continue as the surviving corporation and has become our wholly-owned subsidiary. AVS is a developer of several different proprietary software products that, like MuSE, enable programmers and end-users to present, interact with and understand computer based information using data visualization technology. AVS also provides custom software solutions to its customers.

                                  THE OFFERING

         We entered into a private equity line agreement with Kingsbridge Capital Limited on June 1, 2000. This agreement entitles us to sell and obligates Kingsbridge to purchase, from time to time, up to $18,000,000 (after deducting Kingsbridge's discount) of our common stock. Our ability to require Kingsbridge to purchase our stock is subject to certain limitations based on the market price and trading volume of our stock. Pursuant to the agreement, we have:

         filed a registration statement for 2,150,968 shares of common stock which we may sell to Kingsbridge pursuant to the equity line agreement, which Kingsbridge may offer to the public through this prospectus; and issued a warrant to Kingsbridge to purchase 200,000 shares of our common stock at an exercise price of $3.76 per share. Shares issuable on exercise of the Kingsbridge warrant may also be offered to the public through this prospectus. The warrant may be exercised from November 28, 2000 until November 27, 2004.

         On July 15, 1998, we sold to Continuum Resources International ASA 1,000,000 shares of our common stock. Pursuant to registration rights granted to Continuum Resources in connection with their purchase of common stock, we are registering such shares for resale pursuant to this prospectus.

         On December 1, 1999, in connection with a financial advisory agreement, we issued a warrant to Josephthal & Co. Inc. to purchase up to 82,500 shares of our common stock. In April 2000, Josephthal distributed the warrant to certain of its employees and affiliates. The warrants may be exercised at any time through November 30, 2002 at an exercise price of $3.90 per share. The shares issuable upon exercise of the warrants are being registered for resale pursuant to registration rights granted in connection with the warrants.

         Through this prospectus, the selling stockholders may offer to the public the common stock acquired under the equity line agreement, the warrants or as otherwise registered hereby.

Shares offered by the
selling stockholders                        3,433,468 shares(1)

Offering price                              Determined at the time of sale by
                                            the selling stockholders.

Common stock outstanding                    12,738,461 shares (including shares
                                            issued to the AVS stockholders in
                                            connection with the merger).

Use of proceeds                             We will not receive any of the
                                            proceeds of the shares offered by
                                            the selling stockholders.


(1) Kingsbridge cannot beneficially own in excess of 2,150,968 shares of our common stock at any time without first obtaining the requisite approval of our stockholders, in accordance with the corporate laws of Delaware and the applicable rules of the Nasdaq Stock Market and the NASD.

                                             Any proceeds we receive from the
                                             sale of common stock pursuant to
                                             the equity line agreement and the
                                             exercise of warrants will be used
                                             for working capital and general
                                             corporate purposes. See "Use of
                                             Proceeds."

 Dividend policy                             We currently intend to retain any
                                             future earnings to fund the
                                             development and growth of our
                                             business. Therefore, we do not
                                             currently anticipate paying cash
                                             dividends. See "Dividend Policy."

Trading Symbols
Nasdaq Stock Market:
Common Stock                                 "MUZE"
Warrants                                     "MUZEW"
Boston Stock Exchange:
Common Stock                                 "MZE"
Warrants                                     "MZEW"

Risk Factors                                 Investment in our common stock
                                             involves a high degree of risk.
                                             See "Risk Factors."

SUMMARY OF SELECTED HISTORICAL FINANCIAL INFORMATION

         We are providing the following financial information to assist you in your analysis of the financial aspects of our company. We derived our information from our audited financial statements, as of and for each of the years ended September 30, 1996 through 1999. We derived the AVS information from the audited financial statements as of and for the years ended December 31, 1995 through 1999. The selected financial information as of and for the period ended June 30, 1999 and 2000 for us and AVS are derived from unaudited condensed financial statements, which in the opinion of management of each of us and AVS, include all adjustments, consisting of normal recurring adjustments, necessary to present fairly the information for such periods. Our selected financial information is only a summary and should be read in conjunction with our historical financial statements and related notes contained in the annual and quarterly reports and other information that we have filed with the Securities and Exchange Commission. See "Where You Can Find More Information" on page 67 for information on where you can obtain copies of this other information. The selected financial information of AVS should be read in conjunction with AVS's audited financial statements and related notes for the years ended December 31, 1999, 1998 and 1997 and unaudited financial statements for the six months ended June 30, 1999 and 2000, included elsewhere in this prospectus.


MUSE HISTORICAL FINANCIAL INFORMATION

                                                                                          NINE MONTHS ENDED
                                                   YEAR ENDED SEPTEMBER 30,                   JUNE 30,
                                           ------------------------------------------    ---------------------
                                            1996        1997       1998        1999         1999         2000
                                           ------     --------    ------     --------    ---------      ------
In thousands, except per share data                                                           (unaudited)
INCOME STATEMENT DATA:

  Revenue ............................       $355        $756     $6,206      $1,723      $1,113        $6,542
  Income (loss) from operations ......    $(1,203)    $(2,049)    $1,123     $(5,248)    $(3,401)      $(3,662)
  Net income (loss) ..................    $(1,203)    $(2,049)      $324     $(5,112)    $(3,440)      $(3,532)
  Basic earnings (loss) per share ....     $(0.18)     $(0.28)     $0.04      $(0.51)     $(0.35)       $(0.33)
  Diluted earnings (loss) per share ..     $(0.18)     $(0.28)     $0.04      $(0.51)     $(0.35)       $(0.33)
  Weighted Average Common Shares
    Outstanding ........................    6,872       7,193      7,672      10,049       9,892        10,717
  Weighted Average Dilutive Shares
    Outstanding ...............,.......     6,872       7.193      8,654      10,049       9,892        10,717


                                                           SEPTEMBER 30,                            JUNE 30,
                                                -----------------------------------------   ---------------------------
                                                  1996       1997       1998       1999          1999          2000
                                                -------   --------- ----------  ---------   -------------  ------------
In thousands                                                                                         (UNAUDITED)

BALANCE SHEET DATA
Total Assets .............................        $1,180     $1,366    $12,813    $15,525      $17,169        $16,655
Long-term debt ...........................            $0         $0         $0         $0           $0             $0
Shareholders equity (deficit).............          $940       $(58)   $11,214    $14,514      $16,187        $12,734




AVS HISTORICAL FINANCIAL INFORMATION

                                                                                                     SIX MONTHS ENDED
                                                      YEAR ENDED DECEMBER 31,                            JUNE 30,
                                            -------------------------------------------------     ----------------------
                                              1995      1996      1997       1998      1999          1999       2000
                                            -------   --------   --------  --------   --------    ----------  ---------
In thousands, except per share data                                                                  (UNAUDITED)

INCOME STATEMENT DATA:
Revenue .................................   $19,408   $17,917    $18,575   $15,396   $13,775       $6,453      $5,787
Income (loss) from operations ...........      $753     $(829)     $(735)  $(5,889)     $667         $105       $(750)
Net income (loss) .......................      $640     $(825)     $(819)  $(6,162)      $84        $(220)      $(977)
Basic earning per share .................     $0.16    $(0.20)    $(0.21)   $(1.73)    $0.02       $(0.06)     $(0.26)
Diluted earnings per share ..............     $0.10    $(0.20)    $(0.21)   $(1.73)    $0.02       $(0.06)     $(0.26)
Weighted Average Common Shares
  Outstanding ...........................     3,991     4,136      3,882     3,572     3,641        3,641       3,692
Weighted Average Dilutive Shares
  Outstanding ...........................     6,320     4,136      3,882     3,572     5,511        3,641       3,692




                                                            DECEMBER 31,                                  JUNE 30,
                                           -------------------------------------------------     ----------------------
                                             1995      1996      1997       1998      1999          1999       2000
                                            -------   --------   --------  --------   --------    ----------  ---------
In thousands                                                                                          (UNAUDITED)
BALANCE SHEET DATA
Total Assets .............................  $14,161   $12,218    $13,388    $6,158     $5,412      $5,212      $4,315
Long-tern debt ...........................      $86        $0     $2,984    $2,527     $3,113      $2,303      $2,048
Shareholders equity (deficit) ............   $5,222    $4,456     $2,704   $(3,342)   $(3,268)    $(3,540)    $(4,178)



          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

         We intend that the merger with AVS will be accounted for under the pooling-of-interests method of accounting, which means that for accounting and financial reporting purposes we will treat our companies as if they had always been combined.

         The following unaudited pro forma condensed combined selected financial information has been derived from, and should be read in conjunction with, the Unaudited Pro Forma Condensed Combined Financial Statements and related notes included elsewhere in this prospectus.

         We have presented below unaudited pro forma selected combined financial information that reflects the pooling-of-interests method of accounting and that is intended to provide you with a better picture of what our businesses might have looked like had they always been combined, i.e., giving effect to the merger between us and AVS as if it had occurred on October 1, 1998 for income statements, and as of June 30, 2000 for the balance sheet. In addition, such pro forma information for the year ended September 30, 1999 and nine months ended June 30, 1999 also include our acquisition of Virtual Presence, Ltd. in November 1999 as if such acquisition occurred as of October 1, 1998. Such acquisition has been accounted for under the purchase method of accounting. The historical audited and pro forma unaudited financial information for Virtual Presence are included elsewhere in this prospectus. As a result of various factors, including any synergies which may have resulted, you should not rely on the unaudited pro forma selected combined financial information as being indicative of the historical results that would have occurred or the results that may be achieved after the merger.

             MUSE TECHNOLOGIES, INC AND ADVANCED VISUAL SYSTEMS INC. UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

                      (in thousands, except per share data)

                                                  NINE MONTHS ENDED              FISCAL YEAR ENDED
                                                       JUNE 30                      SEPTEMBER 30
                                               ------------------------      -------------------------
                                                 2000            1999           1999            1998
                                               --------        --------      ----------       --------
Income Statement Data

Revenue                                         $16,183        $10,923        $18,863         $23,338
Income (loss) from operations                    (3,954)        (4,085)        (6,174)         (2,501)
Net income (loss)                                (4,230)        (5,280)        (7,432)         (4,211)
Basic Earnings (loss) Per Share                   (0.35)         (0.47)         (0.60)          (0.46)
Diluted Earnings (loss) Per Share                 (0.35)         (0.47)         (0.60)          (0.46)
Weighted Average Common Shares                   12,114         11,340         12,376           9,142
  Outstanding
Weighted Average Dilutive Shares                 12,114         11,340         12,376           9,142
  Outstanding

                                             JUNE 30, 2000

Balance Sheet Data
Total Assets                                    $20,970
Long-term debt                                   $2,151
Shareholders equity                              $7,556

                                  RISK FACTORS

         You should carefully consider the following risk factors, in addition to the other information contained in this prospectus, before making an investment decision. This prospectus contains forward-looking statements which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of factors, including those set forth in the following risk factors and elsewhere in this prospectus. If any of the following risk factors or other risks actually occur, our business, financial condition, or results of operations could be materially and adversely affected. The following risk factors apply to our company and all of our subsidiaries, including AVS.

RISKS RELATING TO OUR COMMON STOCK

THE EQUITY LINE AGREEMENT AND CONVERTIBLE NOTE MAY HAVE A DILUTIVE IMPACT ON OUR STOCKHOLDERS.

         The issuance of shares to be received by Kingsbridge pursuant to the equity line agreement and a convertible note recently entered into or the exercise of warrants by Kingsbridge and the selling securityholders pursuant to this prospectus or otherwise could have a dilutive impact on our stockholders. As a result, our net income or loss per share could be materially decreased in future periods, and the market price of our common stock could be materially and adversely affected. In addition, the common stock to be issued under the equity line agreement will be issued at a discount to the then-prevailing market price of the common stock. These discounted sales could have an immediate adverse effect on the market price of the common stock. The issuance of such shares and the shares issuable upon exercise of warrants could have a further dilutive effect on our common stock and could adversely affect our stock price.

WE HAVE NOT PAID DIVIDENDS ON OUR COMMON STOCK.

         We have not paid any cash dividends on our capital stock and do not anticipate paying any cash dividends in the foreseeable future. Earnings, if any, will be retained to finance future growth.

IF WE FAIL TO CONTINUE TO MEET NASDAQ'S SMALLCAP MARKET LISTING MAINTENANCE REQUIREMENTS, NASDAQ MAY DELIST OUR COMMON STOCK AND WARRANTS.

         There is a possibility that our common stock and warrants could be delisted from the Nasdaq Smallcap Market if we fail to meet the listing maintenance criteria. To qualify for continued inclusion in the Nasdaq SmallCap Market, we will have to maintain (a) either $2,000,000 in net tangible assets (total assets minus total liabilities and goodwill); market capitalization of $35,000,000; or net income of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years; and (b) a market value of the public float of $1,000,000. In addition, continued inclusion requires two market-makers, a minimum bid price of $1.00 and compliance with other rules relating to corporate governance and voting. In the event of Nasdaq SmallCap Market delisting, trading, if any, in our securities may then continue to be conducted on the OTC Electronic Bulletin Board or in the non-Nasdaq over-the-counter market. As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. We will also have to comply with the maintenance criteria of the Boston Stock Exchange for continued listing on that exchange.

IF OUR SECURITIES BECOME SUBJECT TO THE PENNY STOCK RULES, THE SECURITIES MAY BECOME MORE DIFFICULT TO SELL.

         The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks are equity securities with a price of less than $5.00 (other than securities registered on national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document approved by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson on the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If our securities become subject to the penny stock rules, investors in this offering may find it more difficult to sell their securities.

THE EXISTENCE OF REGISTRATION RIGHTS, WARRANTS AND STOCK OPTIONS COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK AND OUR ABILITY TO OBTAIN ADDITIONAL EQUITY FINANCING ON FAVORABLE TERMS.

         In addition to the 12,738,461 shares of our common stock outstanding, there are outstanding warrants to purchase 2,598,388 shares of our common stock. We have issued to the underwriter of our initial public offering a unit purchase option to purchase 120,000 units consisting of 120,000 shares of our common stock and warrants to purchase 60,000 shares of common stock. We also have stock option plans pursuant to which options to purchase approximately 4,206,043 shares of common stock are outstanding. The holders of warrants and the underwriter's unit purchase option have demand and/or piggyback registration rights. Continuum Resources also possesses certain demand and piggyback registration rights with respect to the 1,000,000 shares of common stock held by them and the 1,000,000 shares of common stock underlying its warrants. Kingsbridge also holds warrants to purchase an aggregate of 275,000 shares of our common stock and has also received registration rights with respect thereto. The existence of these registration rights, as well as the sale of shares of common stock pursuant to registration statements which we may be required to prepare, may have a depressive effect on the price of our common stock in the market. In addition, the existence of such warrants and options and the registration rights referred to above may adversely affect the terms on which we can obtain additional equity financing. The holders of warrants are likely to exercise them at a time when we would otherwise be able to obtain capital on terms more favorable than those provided by the warrants.

RISKS RELATING TO OUR BUSINESS

OUR FUTURE PROFITABILITY IS UNCERTAIN AND WE HAVE A HISTORY OF LOSSES AND ACCUMULATED DEFICIT WHICH MAY CONTINUE IN THE FUTURE.

         Our revenue to date has not been substantial, and any increase in revenue will be dependent upon our ability to market our products, either directly or through distributors or strategic partners. We expect to substantially increase our operating expenses in anticipation of increased revenue with no assurance that we will generate sufficient revenue to cover such expenses. Accordingly, we can not assure you that we will ever be able to successfully market and commercialize our products or that we will ever achieve sustained profitable operations.

WE MAY NEED ADDITIONAL CAPITAL IN THE FUTURE FOR OPERATIONS AND ACQUISITIONS.

         We have expended, and will need to expend, additional funds in order to continue our marketing and product development programs and for acquisitions. To date, we have completed a number of acquisitions including, but not limited to, the merger with AVS. The acquisitions will require cash to fund the purchases and assimilation of the acquired businesses into our company. Our capital requirements depend on numerous factors, including:

         o the progress and strategic direction of our product development, marketing and sales programs;

         o our ability to enter into strategic arrangements or other marketing arrangements which result in the commercialization of our products;

         o        our need to purchase or lease additional capital equipment;
                  and

         o the cost of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights.

To date, our principal source of funds has been from the sale of our debt and equity securities and revenues from sales activities. We have entered into an equity line agreement with Kingsbridge which allows us to issue and sell and requires Kingsbridge to purchase up to an aggregate of $18,000,000 of our common stock, subject to certain limitations based on market price and trading volume of our common stock and the satisfaction of other conditions. We cannot assure you that we will meet all of the conditions required to obtain financing under the equity line agreement. Further, if our current and projected needs change due to unanticipated events or otherwise, we may be required to obtain additional capital and there can be no assurance that additional financing will be available or that the terms of any financing will be acceptable to us. If adequate funds are not available, we may be required to delay, scale back or eliminate one or more of our product development programs, including but not limited to the further development of our software products, or related products, or we may be forced to obtain funds through entering into arrangements with collaborative partners or others that may require us to relinquish rights to our technologies or products that we would not otherwise relinquish.

BECAUSE POTENTIAL CUSTOMERS MAY NOT ACCEPT OUR PRODUCTS WE MAY NEVER ACHIEVE ENOUGH SALES TO MAKE OUR BUSINESS PROFITABLE.

         The commercial success of our products will be dependent on their acceptance by potential customers. Our software products are based on technology that has had extremely limited marketplace acceptance and is subject to the risks of failure inherent in products based on new technologies. A significant portion of our resources will be used for research and development and marketing relating to our software and other products and services. There can be no assurance that we can or will develop marketable products. The failure of our products to achieve market acceptance would have a material adverse effect on us.

WE HAVE LIMITED SALES AND MARKETING CAPABILITIES.

         Our ability to generate revenue and profits from our software products is dependent upon our ability to successfully market our products. Our sales efforts for our software products will be undertaken by a direct sales force as well as potential strategic partners who can develop and market applications based on our software products in various industries. Substantial marketing efforts will be required to increase sales. In addition, we are subject to the risks inherent in any attempt to commercialize products based on emerging technology, many of which are not within our control. Our ability to generate revenue and profits is dependent upon the ability and success of our sales force and traditional marketing methods. We cannot assure you that we will be successful in our marketing efforts.

WE ARE DEPENDENT ON STRATEGIC PARTNERS TO HELP MARKET AND COMMERCIALIZE OUR SOFTWARE PRODUCTS.

         To the extent that we rely upon strategic partners to perform such functions as marketing or commercialization of applications based on our software products, we will be dependent upon the ability and willingness of those strategic partners to perform their obligations in a timely manner. The amount and timing of the allocation of resources by any strategic partner pursuant to its arrangement or agreement with us may be affected by numerous factors not within our control, including, but not limited to:

         o        a change in management or direction by the strategic partner,

         o the introduction by the strategic partner of products which may compete with our products or applications or

         o the strategic partner's perception of the market for our products.

         Conflicts of interest could arise between us and one or more of our strategic partners which, depending on the nature of the conflict, could have a material adverse effect upon our business, prospects and financial condition. Although we will seek to restrict our strategic partners from developing competitive products we may not be able either to obtain or enforce the restrictions. Our strategic partners or their affiliates may develop, either alone or with others, products which are competitive or have applications which are competitive with our products. Those conflicts could affect the support provided by the strategic partner for our products which could have a material adverse effect on us.

         Our ability to enter into arrangements with strategic partners on acceptable terms may be affected by our financial condition. To the extent that we are in a position where it requires substantial capital to fund our operations, it may be necessary for us to grant to strategic partners rights to our products or technology which we would not otherwise grant. There can be no assurance that we can or will be able to enter into strategic relationships or that any agreements or arrangements with strategic partners will generate revenue or profits for us.

OUR DEPENDENCE ON A LICENSE AGREEMENT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

         One of our software products, MuSE (Multi-dimensional user oriented Synthetic Environment), is based on software which is licensed to us by Sandia Corporation. The license agreement grants us exclusive rights to develop and commercialize MuSE until October 2005 and thereafter provides a non-exclusive right through 2015. At the end of the period of exclusivity, we may request that Sandia extend our exclusivity through 2015, which determination shall be made in Sandia's sole discretion. Sandia Corporation has the right to terminate the license or make the license non-exclusive in the event we fail to pay the required royalties under the license agreement, with an annual minimum royalty of $20,000 through the year ending December 31, 2006. Any termination of the license agreement will have a material adverse effect on us. Furthermore, if and when the license becomes non-exclusive, other companies may obtain the rights to the MuSE technology to develop products which may compete with our products.

THE COMPUTER AND SOFTWARE INDUSTRIES ARE SUBJECT TO RAPID CHANGES IN TECHNOLOGY.

         The computer industry in general and the software industry in particular are subject to rapid changes in technology, which can make our hardware or software obsolete. Advances in technology create markets for new products and can change or reduce the market for existing products. There can be no assurance that future technological developments will not result in technologies which render our products or applications obsolete. In order for us to obtain market acceptance of our software and related products, we must be able to convince our potential customers and strategic partners that we have the technological capabilities to meet the technological demands of the marketplace. Furthermore, the willingness of a potential strategic partner to enter into an agreement or arrangement with us and to devote the financial and personnel resources to the development of applications using our software may be dependent on, among other factors, our ability or the ability of the strategic partner to offer solutions which are competitive with products developed and offered by others and whether those products can generate an acceptable market share.

WE MAY HAVE DIFFICULTY PROTECTING PATENTS AND OTHER PROPRIETARY RIGHTS TO OUR TECHNOLOGY AND INTELLECTUAL PROPERTY CLAIMS AGAINST US CAN BE COSTLY AND MAY RESULT IN THE LOSS OF SIGNIFICANT RIGHTS.

         We believe that patent and other protection of intellectual property rights is crucial to our business and that our future will depend in part on our ability to develop proprietary and/or patented products, maintain trade secret protection and operate without infringing the proprietary rights of others. Our products are based on patents and other proprietary technology developed by us and by Sandia Corporation or licensed to us by others. Patents have been issued separately to us and to Sandia Corporation with respect to various aspects of MuSE. However, no assurance can be given that the patents will be upheld if challenged. Any challenge to the validity of our patent or license rights, regardless of whether we ultimately prevail, could be expensive and could require us to use a significant portion of our resources for litigation, without any assurance of success.

         Under our license agreement with Sandia Corporation, Sandia has the obligation to defend the patents licensed to us against any claim of infringement or invalidity, as a result of which we will be dependent upon Sandia's willingness or ability to defend the patents against any claim.

         We cannot assure you that third parties will not challenge the validity and enforceability of the patent applications or any patents owned or issued in the future to us, or that the challenges will not be successful. We cannot assure you that patent infringement claims will not be asserted and found to have merit, that we will not be enjoined from using MuSE or licensing MuSE, or that we would not be forced to obtain a license and pay future royalty fees as well as past damages to the party claiming infringement.

         We will generally rely on a combination of trade secret, copyright, trademark and patent law to protect our proprietary rights in the intellectual property developed by us or licensed to us. Although we intend to provide products utilizing our software to our customers primarily in object code form, we cannot assure that unauthorized third parties will not be able to duplicate the software code.

BECAUSE OUR PRODUCT LIABILITY INSURANCE MAY BE INSUFFICIENT OR MAY NOT BE AVAILABLE IN THE FUTURE, OUR BUSINESS COULD BE SIGNIFICANTLY AFFECTED.

         The use of our products, including products designed and marketed by a potential strategic partner, or the distribution of products manufactured by others, may expose us to liability claims resulting from the use of such products. We currently maintain limited product liability insurance in the aggregate amount of $2,000,000 per occurrence with a total aggregate limit of $5,000,000, and we cannot assure you that the coverage will be adequate. Furthermore, we cannot assure you that adequate product liability insurance will be available to us or any of our strategic partners in the future at a reasonable cost, if at all. Our inability or the inability of any strategic partner to obtain sufficient coverage at an acceptable cost or to obtain other protection against potential liability could prevent or inhibit the commercialization of one or more of our proposed products. A successful product liability claim or a product recall would have a material adverse effect upon our business, prospects and financial condition.

OUR DEPENDENCE ON GOVERNMENT CONTRACTS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

         We maintain several Federal government contracts and receive grants from the Federal government, all of which are cancelable and subject to renegotiation at the option of the government for any reason. We derive a portion of current revenues, and expect to continue to derive a portion of our revenues in the near future, from government contracts. Accordingly, any cancellation or renegotiation relating to significant projects could have a material adverse impact on us.

THE FAILURE TO ATTRACT OR THE LOSS OF SENIOR MANAGEMENT PERSONNEL COULD DETRIMENTALLY IMPACT OUR BUSINESS.

         The success of our company depends to a significant extent on the efforts of our senior management. The loss of one or more of these individuals could adversely affect us. Our continued success will depend on our ability to retain existing, and attract additional, qualified senior management personnel. We may not be successful in doing this.

WE OPERATE IN A HIGHLY COMPETITIVE INDUSTRY WHICH MAY ADVERSELY AFFECT OUR OPERATIONS.

         There are many companies, both public and private, engaged in developing and marketing products which compete or have applications which compete with our products. At the present time, AVS and divisions of Parametric Technologies, Engineering Animation and Computer Associates, among other companies, market competing products. We believe that the principal factors affecting our ability to compete include such factors as:

         o the functionality and architecture of MuSE and other software products developed by us,

         o the performance and benefits of specific applications created using our software products, and

         o the perceived ability of us and/or a strategic partner to support and service MuSE after installation.

         Most of the companies with which we compete and are expected to compete have substantially greater financial resources, research and development capabilities, sales and marketing staffs and distribution channels. We cannot assure you that our products and services will achieve sufficient quality, functionality or cost-effectiveness to compete with existing or future alternatives. Additionally, other major software companies may be able to develop competing products and, if our software products gain market acceptance, other more established companies may enter our markets.

OUR BUSINESS MAY BE SIGNIFICANTLY AFFECTED BY COST-REDUCTION PROGRAMS OF OUR CUSTOMERS.

         The pricing of our software products and software products in general may be affected by the continuing efforts of end-users and information technology managers to contain or reduce costs through various means, including curtailment of discretionary spending or reduction in the scope of or termination of existing projects. We cannot predict the effect that cost reduction measures or changes in the overall economy may have on our business, and we cannot assure you that those actions or changes in the economy will not have a material adverse effect on our business, financial condition and results of operations. Further, to the extent that those actions or changes have a material adverse effect upon the business, financial condition and profitability of other companies that are prospective strategic partners for our products, our ability to commercialize or distribute our products may be adversely affected.

QUARTERLY FLUCTUATIONS IN OUR BUSINESS COULD ADVERSELY AFFECT REVENUES, OPERATING RESULTS AND THE MARKET PRICE OF OUR COMMON STOCK.

         Quarterly revenues and operating results will fluctuate as a result of a variety of factors. These factors, some of which are beyond our control, include:

         o the timing of the completion, material reduction or cancellation of major projects,

         o the loss of a major customer or the termination of a relationship with a strategic partner,

         o        timing of the receipt of new business,

         o        timing of the hiring or loss of personnel,

         o changes in the pricing strategies and business focus of us or our competitors,

         o capital expenditures, operating expenses and other costs relating to the expansion of operations, and

         o general economic conditions and acceptance and use of our software products.

Revenues and operating results are difficult to forecast because of those fluctuations.

         The trading prices of our common stock and warrants are subject to fluctuation in response to quarterly variations in operating results, announcements of technological innovations or new products or services by us or our competitors, as well as other events or factors. In addition, the stock market has from time to time experienced price and volume fluctuations which have particularly affected the market price of technology-oriented and computer software companies, which often have been unrelated to the operating performance of these companies. These broad market fluctuations may adversely affect the market price of our common stock and warrants.

THE FAILURE TO ATTRACT OR THE LOSS OF SENIOR MANAGEMENT PERSONNEL COULD DETRIMENTALLY IMPACT OUR BUSINESS.

         The success of our company depends to a significant extent on the efforts of our senior management. The loss of one or more of these individuals could adversely affect us. Our continued success will depend on our ability to retain existing, and attract additional, qualified senior management personnel. We may not be successful in doing this.

MANAGEMENT WILL HAVE BROAD DISCRETION AS TO THE USE OF THE PROCEEDS FROM THE EQUITY LINE AGREEMENT.

         The net proceeds from the sale of shares to Kingsbridge under the equity line agreement and the exercise of the warrants will be used for working capital purposes, including marketing, research and development and other general corporate purposes. However, unforeseen circumstances, including general economic and business conditions or material shifts in our strategy or business plan may result in a reallocation of the intended use of the proceeds. Accordingly, management will have broad discretion with respect to the expenditure of the net proceeds.

THE UNPREDICTABLE NATURE OF FOREIGN MARKETS CAN HARM OUR BUSINESS OPERATIONS AND PROFITS.

         Revenues from AVS's foreign subsidiaries and distributors accounted for approximately 72% of AVS's total revenues in fiscal year 1999. AVS currently has international subsidiaries located in the United Kingdom, Denmark, France, Italy and Germany that have generated substantially all of AVS's direct international revenues to date. We have committed, and continue to commit, significant management time and financial resources to developing direct and indirect international sales and support channels. There can be no assurance, however, that we will be able to maintain or increase international market demand for our products and services. To the extent that we are unable to do so in a timely manner, our international sales will be limited, and our business, operating results and financial condition would be materially adversely affected.

         International operations are always subject to certain risks, including the impact of recessions in foreign economies, the costs of localizing products for foreign markets, longer receivables collection periods and greater difficulty in collecting accounts receivable, unexpected changes in regulatory requirements, difficulties and costs of staffing and managing foreign operations, reduced protection for intellectual property rights in some countries, potentially adverse tax consequences and political and economic instability. We cannot be certain that our distributors or resellers will be able to sustain or increase international revenues from licenses or from maintenance and service, or that any of these factors will not have a material adverse effect on our future international revenues, business, operating results or financial condition.

WE MAY BE ADVERSELY AFFECTED BY FLUCTUATIONS IN CURRENCY EXCHANGE RATES.

         Our products and services are generally sold in the local countries' currency. We cannot be certain that fluctuations in currency exchange rates in the future will not have a material adverse impact on revenues from international sales and thus, our business, operating results and financial condition.

OUR WHOLLY OWNED SUBSIDIARY AVS DEPENDS HEAVILY ON ITS KEY STRATEGIC RELATIONSHIPS WITH KUBOTA CORPORATION.

         AVS has a strategic and significant business relationship with Kubota Corporation. Kubota is a significant stockholder of our company and has exclusive rights to distribute AVS's products in Japan through its Japanese subsidiary KGT Inc. KGT provided approximately 15% of AVS's revenue in 1999. Failure to maintain this strategic relationship could have a material adverse impact on our business.

RISKS RELATING TO THE AVS MERGER

IF WE CANNOT SUCCESSFULLY INTEGRATE AVS WITH OUR COMPANY, OUR BUSINESS COULD BE ADVERSELY AFFECTED.

         The AVS merger involves the integration of two companies that have previously operated independently. In successfully combining AVS with our company, we will need to integrate and coordinate:

         o        the management and administrative functions,

         o        product offerings and sales,

         o        marketing, and

         o        research and development efforts of each company.

If we cannot successfully integrate our operations, our business and the results of operations of the combined businesses could be adversely affected.

         Combining AVS with our company will present a number of challenges, including:

         o the management of businesses with different customer bases and different approaches to manufacturing, sales and service, and

         o the integration of a number of geographically separated research and development and other facilities.

Whether or not this will succeed will depend largely on our ability to retain key management, sales and research and development personnel. In addition, our management will be occupied with integrating AVS operations with our operations following the merger and this may temporarily distract management from our day-to-day business. We cannot assure you that AVS will be successfully integrated with our company.

                            THE EQUITY LINE AGREEMENT

         On June 1, 2000, we entered into the equity line agreement with Kingsbridge, pursuant to which, subject to the satisfaction of certain conditions, we may issue and sell and Kingsbridge will be obligated to purchase, from time to time, up to an aggregate of $18,000,000 of our common stock.

         Beginning on the effective date of this registration statement of which this prospectus forms a part, and continuing for a maximum period of 24 months thereafter, we may from time to time in our sole discretion sell, or put, shares of our common stock to Kingsbridge at a price equal to 90% of the five-day average of the lowest intra-day trading price of our common stock, if the average trading price is greater than or equal to $8.00 per share, or 88% of the five-day average of the lowest intra-day trading price if the average trading price is less than $8.00 per share. The lowest trading prices exclude trades of less than 1,000 shares of our common stock and is calculated during the five-day period beginning two days before and ending two days after we send a put notice to Kingsbridge.

         The following are conditions to our ability to put our common stock to Kingsbridge and to Kingsbridge's obligation to acquire and pay for such shares of our common stock:

         (a) The registration statement, of which this prospectus forms a part, will have been declared effective by the SEC prior to the first date we put our common stock to Kingsbridge and in no event later than one hundred twenty (120) days after June 1, 2000, unless such date is extended by mutual agreement.

         (b) The registration statement will have previously become effective and will remain effective on each put date and (i) neither we nor Kingsbridge will have received notice that the SEC has issued or intends to issue a stop order with respect to the registration statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the registration statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC's concerns have been addressed and Kingsbridge is reasonably satisfied that the SEC no longer is considering or intends to take such action) as a result of corporate developments, and (ii) no other suspension of the use or withdrawal of the effectiveness of the registration statement or related prospectus will exist.

         (c) Our representations and warranties to Kingsbridge as set forth in the equity line agreement must be true and correct in all material respects as of the date of each put (except for representations and warranties specifically made as of a particular date).

         (d) We must perform, satisfy and comply in all material respects with all covenants, agreements and conditions required by the equity line agreement, the registration rights agreement and the warrant to be performed, satisfied or complied with by us at or prior the date of each put.

         (e) No statute, rule, regulation, executive order, decree, ruling or injunction will have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits the transactions contemplated by the equity line agreement or otherwise has a material adverse effect, and no actions, suits or proceedings will be in progress, pending or threatened by any person, that seek to enjoin or prohibit the transactions contemplated by the equity line agreement or otherwise could reasonably be expected to have a material adverse effect.

         (f) The trading of our common stock will not have been suspended by the SEC, the Nasdaq Stock Market or the NASD and our common stock will have been approved for listing or quotation on and will not have been delisted from the Nasdaq Stock Market.

         (g) We will have caused to be delivered to Kingsbridge, within five (5) trading days of the effective date of the registration statement, an opinion of our independent counsel in form and substance reasonably acceptable to Kingsbridge relating to the issuance of our common stock.

         (h) The number of shares of common stock already beneficially held by Kingsbridge, together with those shares we are proposing to put, can not exceed 9.9% of the total amount of our common stock that would be outstanding upon completion of the put.

         (i) The average daily trading volume for our common stock must equal or exceed 30,000 shares per trading day for the five-day period during which the amount of shares subject to the put is calculated.

         (j) At least fifteen trading days must elapse since the immediately preceding put date.

         (k) The issuance of shares of our common stock must not violate the shareholder approval requirements of the NASD or the Nasdaq Stock Market.

         (l) The parties hereto will have entered into an escrow agreement as contemplated in the equity line agreement.

         (m) On each put date, Kingsbridge must receive and be reasonably satisfied with such other certificates and documents that it has reasonably requested in order to confirm the satisfaction of the conditions set forth above.

         (n) At no time will Kingsbridge beneficially hold more than 2,150,968 shares of our common stock, which is 19.9% of the outstanding shares of our common stock as of June 1, 2000, unless we obtain the requisite approval of our stockholders in accordance with the corporate laws of Delaware and the applicable rules of the Nasdaq Stock Market and the NASD.

         We may not be able to satisfy all conditions required to put shares to Kingsbridge at any given time. Further, the amount of shares that we can put to Kingsbridge depends on our trading price and trading volume. Also, we cannot put shares to Kingsbridge at a time when we have not publicly disclosed material information about our company.

         We have filed a registration statement, of which this prospectus forms a part, in order to permit Kingsbridge to resell to the public any common stock it buys pursuant to the equity line agreement. Kingsbridge may be entitled to indemnification by us for lawsuits based on statements in this prospectus. We will prepare and file such amendments and supplements to the registration statement as may be necessary in accordance with the Securities Act and the rules and regulations promulgated under it. The registration rights shall terminate at the earlier of (i) two years following the termination of the equity line agreement or (ii) the time all securities have been issued pursuant to the equity line agreement and have ceased to be registerable securities (as defined in the registration rights agreement). We have agreed to bear certain expenses (other than broker discounts and commissions, if any) in connection with the registration statement.

         Pursuant to the terms of the equity line agreement, in the event that, during the 24 month period following the date hereof, we do not put the minimum commitment of $7,500,000 worth of our common stock to Kingsbridge, we will incur as liquidated damages an expense equal to the product of (X) $7,500,000 minus the aggregate amount invested by Kingsbridge to purchase put shares and (Y) twelve percent. Further, in the event that, within five (5) trading days following any put closing date, we give notice to the Kingsbridge that they should cease selling efforts with respect to put shares (a "Blackout Period") in accordance with the registration rights agreement, and the trading price of our common stock after the Blackout Period (the "New Price") is less than the trading price before such Blackout Period (the "Old Price"), then we shall issue to Kingsbridge the number of additional shares of our common stock equal to the difference between (X) the product of the number of our common stock held by Kingsbridge immediately prior to the Blackout Period multiplied by the Old Price, divided by the New Price, and (Y) the number of our common stock held by Kingsbridge immediately prior to the Blackout Period.

         In conjunction with the equity line agreement, on June 1, 2000, we issued to Kingsbridge a warrant to purchase 200,000 shares of our common stock at an exercise price of $3.76 per share. The warrant is exercisable from November 28, 2000 through November 27, 2004. The warrant contains provisions that protect Kingsbridge against dilution by adjustment of the exercise price and the number of shares issuable thereunder upon the occurrence of certain events, including a stock split or reverse stock split, stock dividend or recapitalization. The exercise price of the warrant is payable either in cash or by cashless exercise. In a cashless exercise, the number of shares of common stock issuable pursuant to the warrant having a fair market value at the time of exercise equal to the aggregate exercise price are cancelled as payment of the exercise price.

                                 USE OF PROCEEDS

         The proceeds from the sale of the common stock will be received directly by the selling stockholders. We will receive no proceeds from the sale of the common stock offered by this prospectus. However, we will receive the put price pursuant to the equity line agreement to the extent that our common stock is sold under the equity line agreement. The put price equals 88-90% of the then lowest intra-day market price of our common stock, as determined by the equity line agreement. We may also receive proceeds relating to the exercise, if any, of the Kingsbridge warrants and the other warrants held by the selling stockholders. We intend to use the proceeds from puts to Kingsbridge and the exercise of the warrants for working capital and other general corporate purposes.

                       DETERMINATION OF THE OFFERING PRICE

         Our common stock offered by this prospectus may be offered for sale, by the selling stockholders, from time to time in transactions on the Nasdaq Stock Market or the Boston Stock Exchange, in negotiated transactions, or otherwise, or by a combination of these methods, at fixed prices which may be changed, at market prices at the time of sale, at prices related to market prices or at negotiated prices. As such, the offering price is indeterminate as of the date of this prospectus. See "Plan of Distribution."

                         PRICE RANGE OF OUR COMMON STOCK

         Our common stock and Class A warrants are traded on the Nasdaq Stock Market under the symbols "MUZE" and "MUZEW," respectively, and on the Boston Stock Exchange under the symbols "MZE" and "MZEW," respectively. The following table sets forth, for the periods indicated, the range of high and low bid prices of the common stock and the warrants as reported by the Nasdaq Stock Market. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions.

COMMON STOCK                                                                               HIGH           LOW
------------                                                                               ----           ---
From November 17, 1998 (first trade date) through December 31, 1998...............         $14.00        $8.50
Quarter ended March 31, 1999......................................................         $10.50        $3.88
Quarter ended June 30, 1999.......................................................          $8.13        $3.88
Quarter ended September 30, 1999..................................................          $6.25        $3.25

Quarter ended December 31, 1999...................................................          $4.063        $2.625
Quarter ended March 31, 2000......................................................          $6.25         $2.719
Quarter ended June 30, 2000.......................................................          $5.375        $2.00
Quarter ended September 30, 2000..................................................          $3.375        $1.8125
Quarter beginning October 1, 2000 through October 31, 2000........................          $2.3438       $1.375



                                       17

WARRANTS

From November 17, 1998 (first trade date) through December 31, 1998...............          $4.18         $1.25
Quarter ended March 31, 1999......................................................          $3.50         $1.25
Quarter ended June 30, 1999.......................................................          $1.75         $1.13
Quarter ended September 30, 1999..................................................          $1.63         $0.75

Quarter ended December 31, 1999...................................................          $1.3125       $0.375
Quarter ended March 31, 2000......................................................          $1.50         $0.125
Quarter ended June 30, 2000.......................................................          $1.50         $0.625
Quarter ended September 30, 2000..................................................          $0.7188       $0.625
Quarter beginning October 1, 2000 through October 31, 2000........................          $0.50         $0.25

         The approximate number of record holders of the common stock on October 31, 2000 was 285, not including beneficial owners whose shares are held by banks, brokers and other nominees.

                                 CAPITALIZATION

         The following table sets forth our capitalization as of June 30, 2000. You should read this table in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this prospectus and our financial statements and the related notes thereto.

                      LIABILITIES AND STOCKHOLDER'S EQUITY

                                                                                                   JUNE 30, 2000
                                                                                                -------------------
Long term liabilities

     Lease payable less current portion...................................................      $       102,852

STOCKHOLDERS' EQUITY:
     common stock, par value $.015 per share, 50,000,000 shares
     authorized; issued and outstanding 10,808,882 (1)....................................               162,133
Additional paid-in-capital................................................................            25,289,941
Accumulated deficit.......................................................................           (11,941,373)
Less treasury stock at cost (155,263 shares)..............................................              (776,315)
                                                                                                -----------------
TOTAL STOCKHOLDERS' EQUITY................................................................            12,734,386
                                                                                                -----------------
TOTAL CAPITALIZATION......................................................................          $ 12,837,238
                                                                                                =================



----------------------

(1) Does not include an aggregate of 7,829,638 shares of common stock reserved as follows: (a) 2,598,388 shares of common stock issuable upon the exercise of warrants (including common stock issuable upon exercise of outstanding warrants to purchase 543,388 shares of common stock held by certain warrant holders not included in this prospectus, warrants to purchase 1,000,000 shares of common stock held by Continuum Resources, 600,000 shares of common stock issuable upon exercise of Class A Warrants, 180,000 shares of common stock issuable upon exercise of the underwriter's unit purchase option and upon exercise of warrants issuable upon exercise of the underwriter's unit purchase option, and 275,000 shares of common stock issuable upon exercise of warrants held by Kingsbridge); and (b) 5,231,250 shares of common stock issuable upon exercise of options granted or to be granted pursuant to the company's 1995 and 1996 stock option plans (of which, options to purchase 4,206,043 shares of common stock are outstanding).

                                 DIVIDEND POLICY

         We have never declared or paid any cash dividends on our capital stock. We currently intend to retain our earnings to finance the growth and development of our business and therefore do not anticipate paying any cash dividends in the foreseeable future.

                             BUSINESS OF THE COMPANY

GENERAL

         MUSE was incorporated in Delaware on October 24, 1995 to develop and market data visualization and perceptual computing software and solutions designed to integrate and present complex types of scientific, engineering and other data. Perceptual computing involves presenting computer-based information in ways that make the information easier to understand by engaging multiple senses, such as sight, sound and touch, and to create artificial computer-based environments in which users can simulate and analyze many different types of industrial, scientific, medical, research and military issues.

         Perceptual computing can be further defined as the integration of concepts and technologies associated with virtual reality (the creation of artificial computerized environments), data visualization (the presentation of information using advanced graphics techniques), 3D graphics (the representation of computerized objects so that they appear three dimensional) and advanced input/output technologies (including touch feedback, voice command, voice synthesis and other forms of computer interaction).

         We develop and market several perceptual computing-based software products as well as provide comprehensive perceptual computing solutions for our customers. Solutions can include the creation of customized software products based on proprietary software and hardware manufactured by us and/or other companies, and the sale, installation and maintenance of computer hardware.

         Our customers are most commonly engineers, scientists, analysts, researchers, government personnel and other advanced computing professionals. However, our intent and current strategy is to expand our customer base to include all types of computer users in more general business and financial markets.

         Our executive offices are located at 1601 Randolph, SE, Albuquerque, New Mexico 87106, and our telephone number is (505) 843-6873.

RECENT DEVELOPMENTS

         On November 16, 1999, we purchased all of the outstanding stock of Virtual Presence, Ltd., a 10-year-old U.K. company that creates sophisticated 3D graphics solutions using proprietary and third party software and hardware. Virtual Presence, Ltd. (also know as MUSE Virtual Presence) is our wholly-owned subsidiary that operates offices in London and Manchester, U.K., and is the majority shareholder of SimTeam SARL, a French company that provides products and services similar to those of MUSE Virtual Presence in France.

         On March 17, 2000, through Virtual Presence, we purchased all of the outstanding stock of Simulation Solutions, Ltd., a U.K. company involved in providing advanced solutions to the manufacturing industry using proprietary and third-party software and hardware. Simulation Solutions (also known as MUSE Simulation Solutions) operates from the Manchester, U.K. offices of Virtual Presence.

         On March 28, 2000, through Virtual Presence, we completed an asset purchase of theVRsource.com, an e-commerce Web site that is a reseller of our hardware and software and that of other companies that are used in virtual reality, data visualization and perceptual computing.

         On June 1, 2000, we entered into the equity line agreement with Kingsbridge, which entitles us to sell and obligates Kingsbridge to purchase, from time to time, up to $18,000,000 of our common stock. Our ability to require Kingsbridge to purchase our common stock is subject to certain limitations based on the market price and trading volume of our common stock. Pursuant to the terms of the equity line agreement we also issued to Kingsbridge warrants to purchase 200,000 shares of MUSE common which is exercisable at $3.76 per share over the four-year period commencing on November 28, 2000. Additionally, on August 7, 2000, we sold to Kingsbridge a convertible note in the principal amount of $1,000,000 with interest at the annual rate of 10%. The note is convertible into shares of our common stock after the first anniversary of the issuance of such note at the per share rate of the lower of $2.375 or 88% of the average closing bid price for the five trading days prior to conversion. Pursuant to the terms of the convertible note we also issued warrants to purchase 75,000 shares of our common stock which is exercisable at $2.6125 per share over the four year period commencing on August 7, 2001.

         On July 18, 2000, we executed a merger agreement in connection with the acquisition by us of AVS. The merger agreement provides for the merger of a subsidiary of MUSE with and into AVS with the result that AVS will become our wholly-owned subsidiary. The merger agreement provides that AVS stockholders will receive in the merger one share of our common stock in exchange for each
3.286 outstanding shares of AVS common stock, AVS Series B Preferred Stock and AVS Series C Preferred stock that they own; and one share of our common stock for each 0.649646 outstanding shares of AVS Series A Preferred Stock that they own. On November 9, 2000, the merger with AVS was completed. The merger will be accounted for as pooling of interests.

OPERATING UNITS

         We are organized into several operating units:

         o MUSE PERCEPTUAL COMPUTING is the developer and primary marketer of the MuSE software product and also provides customized MuSE-based software solutions to our customers. MUSE Perceptual Computing operates from offices in Albuquerque and Houston and as of September 1, 2000 employed a total of 30 full time personnel. MUSE Perceptual Computing sells and promotes its products primarily to the U.S. automotive, engineering, manufacturing, oil and gas, aerospace and fleet management industries. MUSE Perceptual Computing is an internal division of MUSE Technologies, Inc.

         o MUSE FEDERAL SYSTEMS GROUP distributes MuSE software and provides customized MuSE-based software solutions to agencies of the U.S. federal government and its contractors and subcontractors. MUSE Federal Systems Group employs 4 full time employees from an office in Arlington, VA. MUSE Federal Systems Group is our wholly owned subsidiary.

         o MUSE VIRTUAL PRESENCE is a European distributor of 3D software and hardware products as well as a provider of custom development, integration and support services to the European defense, manufacturing, aerospace, medical, training and other industries. MUSE Virtual Presence employs 31 full-time employees at offices in London and Manchester (U.K.) and is the majority shareholder of SimTeam SARL, a French company that employs 5 persons and provides services similar to that of MUSE Virtual Presence in France. MUSE Virtual Presence has limited business activities in the U.S. and is in the process of establishing a U.S. sales force. MUSE Virtual Presence and SimTeam are also distributors of MuSE software and services in Europe.

         o MUSE SIMULATION SOLUTIONS is an advanced consulting firm specializing in manufacturing simulation for plant and equipment. MUSE Simulation Solutions provides software, hardware and professional services in the field of virtual prototyping and simulation-based design and process development. MUSE Simulation Solutions has 3 full-time employees and operates from the Manchester (U.K.) offices of MUSE Virtual Presence.

         o MUSE VRSOURCE is an E-commerce retailer of advanced visualization and perceptual computing hardware and software. From an online operation (www.musevrsource.com), MUSE VRsource sells equipment, software and other products to an international clientele of corporations, government agencies and educational institutions for use in virtual reality and perceptual computing applications. MUSE VRsource employs one full-time employee and is an international distributor of MuSE software.

AVS SUBSIDIARY

         We acquired AVS through a merger on November 9, 2000 and the operations of AVS have not yet been designated to any particular Operating Unit. AVS is a global provider of data visualization solutions. AVS software and services help companies transform large quantities of data into visual representations. AVS provides tools for developers who build customized visualization software, as well as ready-to-use applications for end users who analyze information contained in graphical representations. Products are deployed in Microsoft Windows, UNIX, Intranet, and Internet environments. AVS provides comprehensive product support and the professional services required to build customer solutions. AVS markets its products and services through a direct sales force in North America and Europe and through indirect channels such as distributors and independent software vendors worldwide. Kubota Corporation has distribution rights in Japan to AVS products through its subsidiary KGT Inc. See "AVS Management's Discussion and Analysis of Financial Condition and Results of Operations - Overview of AVS."

         Our family of companies is generally focused on providing customers with perceptual computing and data visualization solutions in the form of:

         1. Perceptual computing software products that our customers can use to create software solutions on their own;
         2. Turn-key perceptual computing solutions that help a customer solve a particular problem;
         3. Training and support for our perceptual computing software products and solutions;
         4. Computing hardware and peripheral devices that are used in perceptual computing; and
         5.       Professional installation, maintenance and support services.

         Our belief is that by providing all of the above products and services, our customers will be able to satisfy most of their perceptual computing, data visualization and virtual reality requirements from a related group of companies whose focus and expertise is primarily in the field of computer graphics software and hardware. We further believe that our ability to provide such a sweeping range of products and services to multiple international market segments is a distinct advantage over companies that provide only limited aspects of our products and services. As the market for our products and services grows, we believe that we will be poised to capture a significant share of such market and establish an international brand reflecting our position as a leader in providing perceptual computing, virtual reality and data visualization software and solutions.

INDUSTRY OVERVIEW

         Our software products and consulting services have historically been oriented towards meeting the needs of the advanced industrial, federal, scientific and research sectors of the computer industry, and for migration to more conventional business and financial desktop computing arenas. Each of these market sectors has been affected by several trends that have influenced our strategy and direction:

         1. Corporations, government agencies and individual computer users are dealing with increasingly larger and more complex quantities of information, most of which is in the form of computer-based data. Making sense of this information is becoming more and more difficult, and the disparity of data formats commonly prevents such information from being integrated into a single computing environment in which a user can observe, analyze, and interact with the information.

         2. Advances in multiprocessing chip technology and enhanced graphics card capabilities have empowered Windows platform computers and workstations to match the performance of several UNIX class machines, which until recently had been the standard of sophisticated computing tasks in many industries. The decreasing cost of Windows hardware and the large number of installed Windows operating systems has created a large and growing population of computer users who are capable of taking advantage of new software technologies.

         3. Wide adoption of the Internet in nearly every business sector has afforded new possibilities and demands for remote collaboration, content delivery, data presentation and remote data access.

         4. Advances in 3D graphics software and technology have created a paradigm of "visual computing" in several industries, most notable of which are the design, engineering, manufacturing and military sectors. Visual computing is used to create and manipulate true-color, three-dimensional objects representing complex data with extreme precision and speed, thereby enhancing understanding. In visual computing, a three-dimensional full color image replaces the two-dimensional screen image. The use of visually rich images makes it possible to represent complex data more understandably as well as to simulate real-world characteristics.

         We believe that these trends have created a unique and significant business opportunity and that data visualization-related software, professional services and related hardware will continue to grow in demand from both established and emerging markets. As these markets expand, customers will likely turn to companies such as ours, that have proven experience with hardware, software, installation, support, maintenance and training.

         We further believe that our software and services enhance visual computing by rendering 3 or more dimensions of data and utilizing multi-sensory techniques (the integration of sight, sound and touch) to create a highly interactive computing experience that is more like real life and is known as perceptual computing. Perceptual computing integrates and extends data visualization, virtual reality and simulation technologies by leveraging some of the most basic and powerful human skills of trend analysis, pattern recognition and anomaly detection to make many different types of digital information easier to understand.

PRODUCTS AND SERVICES

         We have developed and are currently marketing the following products and services:

         o MUSE(R)(Multi-dimensional user oriented Synthetic Environment). MuSE is a software development toolkit that is used by skilled computer programmers to create software applications for end-users that can be installed on different computing platforms (Windows NT, UNIX, etc.) and take advantage of different physical or logical input and output devices (keyboards, mice, voice recognition, speech synthesis, etc.). MuSE was first developed at Sandia National Laboratories in 1991 and licensed to us in 1995. Since being licensed to us, we have made numerous enhancements to the MuSE software and added extensive capabilities and functionalities beyond those of the core software licensed from Sandia Corporation (see page xx). Multiple users can employ MuSE to share the same MuSE-based software application and collaborate from remote locations over computer networks. We believe MuSE represents a new approach to computer interaction by facilitating the integration of diverse types of data into a single presentation environment and by presenting this data using sight, sound and other methods of representation in a manner that enhances an end-user's ability to analyze and understand this data. This process is known as "perceptual computing" because it engages multiple senses and leverages the perceptual skills of computer users. Computer Graphics World magazine awarded us its prestigious "Innovation Award" for our advances in the fields of human computer interaction
                  (1996) and network collaboration (1997). The MuSE software sells for a base price of $14,000 for the Windows version and $22,000 for the UNIX version. Programming, maintenance, support and other services are provided for additional fees.

         o FRAMESET(TM)is a delivery and administration system for computer-based simulation, education and training. The first version of FrameSET was completed by MUSE Virtual Presence in November 1999. FrameSET has been designed to act as a host for any distributed training software. It is built around Internet browser technology to provide an easily configurable and customizable, hardware- and content-neutral environment for delivering educational curricula. FrameSET is in the process of being enhanced to allow connectivity over internal networks and the Internet, whereby trainees will have the ability to communicate and collaborate with other users in any global location and to permit remote mentoring, remote assessment, monitoring of progress and feedback for trainees wherever they are situated. We hope to use FrameSET to form a global medical network of communication and education, increasing the quality and consistency of medical training curricula worldwide. FrameSET sells for a base price of $65,000. Programming, maintenance, support and other services are provided for additional fees.

         o MIST(TM)(Minimally Invasive Skills Trainer) is an advanced (but simple-to-use) computer-based system designed to teach and assess minimally invasive surgical skills, and has been validated through extensive clinical trials at leading hospitals and educational facilities. The MIST system integrates two standard surgical instruments with a personal computer. A color monitor displays the movement of the surgical instruments in real-time 3D graphics, which was completed by MUSE Virtual

                  Presence's London-based medical software group in 1998. The 3D graphics provide an abstracted representation of the human abdominal cavity in the form of simple geometric shapes. This enables medical students to develop and refine the key psychomotor skills required to become a proficient laparoscopic surgeon. Trainees are guided through a series of six exercises of progressive complexity that imitate techniques employed in surgical procedures. MIST sells for a base price of $20,000. Programming, maintenance, support and other services are provided for additional fees. The second release of MIST (scheduled for Summer 2000) includes six additional tasks relating to gynecological surgical skills.

         o ICTS(TM)(Interventional Cardiology Training Simulator) is in the final stages of development and is designed to reproduce the physics and physiology of the human cardiovascular system in the thorax, to enable medical students users to learn how to perform cardiac catheterization. The system incorporates a haptic feedback interface to give users a natural and realistic way to interact with the simulation. The FrameSET instructional system is linked to the simulation to provide a learning environment framework. When completed, the training simulation will contain a series of modules that replicate the haemodynamics, blood flow and dye contrast media mixing, and catheter-vasculature physical interaction. An additional module produces a synthetic x-ray image to replicate the fluoroscopic image used by interventional cardiologists to guide them during their work. The complex mathematics of the simulation are adapted from standard cardiovascular modeling and analysis literature. ICTS sells for a base price of $75,000. Programming, maintenance, support and other services are provided for additional fees.

         o CUSTOMIZED APPLICATION DEVELOPMENT represents a significant portion of revenue for most of our operating units and is a particular strength of our company. Many of our customers request and pay for our computer programmers to utilize our software products (and/or those of other companies that we represent) to create a computer program or complete software solution that is entirely unique to a very particular problem that the customer is attempting to solve. Despite the fact that many of our customers have skilled programmers on their staff, they often turn to us for extremely advanced application development projects. Custom applications can be produced for use by a single user at the client company, or, when used by multiple users, can sometimes produce additional royalty or licensing revenue. Often, these custom applications (or portions thereof) can be reutilized in other custom applications for future customers, or added to our software as new features or capabilities. The price of a custom application can range from approximately $25,000 to $1,000,000 or more.

         o PERCEPTUAL COMPUTING HARDWARE includes highly advanced UNIX computers; personal computers of varying sophistication; computer display screens and projection systems; peripheral devices such as joysticks, head tracking devices, haptic feedback units, stereoscopic glasses; or any other piece of hardware that a customer might desire or require to take advantage of our software or services, or those provided by other companies. We offer these products to our customers because in many cases they are an integral part of perceptual computing, because we have developed significant relationships with many of the manufacturers of these products, because they afford us additional revenue and profit opportunity, and because we believe that our customer is better served by being able to purchase these products from one company that can also provide support and training. None of the hardware products offered to our customers are manufactured directly by our operating units, and we do not inventory any products. Upon receipt of a signed purchase order from a customer we place an order with a third party manufacturer and collect payment from the customer upon delivery and/or installation of the part. We represent approximately 50 manufacturers and offer approximately 200 different products that range in price from under $100 to over $750,000 each. All of our operating units offer hardware to their customers.

         o VISUALIZATION FACILITIES are rooms or theaters that are specifically designed to present information using perceptual computing software and hardware to groups of decision makers. Advanced computers and projection systems can be used to produce extremely high resolution images with clarity and real time performance that are ideal for digital prototype presentation, high resolution mapping, command and control of processes and corporate planning and briefing applications. Visualization facilities have gained acceptance in the manufacturing, digital prototyping, engineering, process plant design and oil/gas exploration & production industries. Because of our expertise in the field of perceptual computing, we have begun specifying hardware and software to be utilized in these industries that have embraced large-scale data visualization. None of the hardware products offered to our customers are manufactured directly by our operating units, and we do not inventory any products. Upon receipt of a signed purchase order from a customer we place an order with a third party manufacturer and collect payment from the customer upon delivery and/or installation of the part. We represent approximately 5 manufacturers of large-scale visualization facilities and offer approximately 35 different equipment configurations that range in price from approximately $20,000 to over $750,000 each. MUSE Virtual Presence and MUSE VRsource are the primary resellers of visualization facilities, however other operating units can refer interested customers to the primary reselling units.

         o SYSTEMS INTEGRATION, MAINTENANCE AND SUPPORT SERVICES are provided by MUSE Virtual Presence and MUSE VRsource to customers with varying types of perceptual computing hardware and software systems. Many customers require technical assistance in configuring, installing and maintaining advanced equipment, as well as training on new systems and performing routine service on sophisticated hardware. In addition, MUSE Perceptual Computing and MUSE Federal Systems Group provide training and support to their customers. Training costs range from $2,500 to $10,000 per session; software maintenance is routinely 15% of the cost of the software; maintenance contracts can range from $2,000 to $20,000 per month; and installation and systems integration services range from $2,000 to $20,000 per site. These services can be customized into comprehensive programs that are priced in accordance with the scope of engagement and length of contract.

         o SYNTHETIC TRAINING SYSTEMS are PC-based simulators that permit students to experience a computerized recreation of complex equipment, facilities or systems (such as jet fighter cockpits or nuclear power plant control rooms), and to interact with the features and complexities of these systems in a lifelike manner. The advantage of synthetic training systems is that they can be far less costly than traditional simulators or physical mockups, have been demonstrated to be far more effective in terms of training speed and efficiency than traditional systems, and minimize the requirement for high-demand/high-cost equipment (such as actual aircraft) to be removed from service for training purposes. MUSE Virtual Presence has developed an advanced synthetic trainer for the Royal Air Force that now serves as the validation and successful model for similar systems to be sold into the military, industrial and commercial markets.

CUSTOMERS

         The MUSE companies have built an international clientele for their perceptual computing products and services. The following is a partial list of customers for each of our operating units:

         MUSE PERCEPTUAL COMPUTING: Goodyear Tire & Rubber, Continuum Resources, Boeing, Schlumberger, Chevron Research, Lockheed Martin, Jet Propulsion Laboratory, Los Alamos National Laboratory, Sandia National Laboratories, Arizona State University, Washington State University.

         MUSE FEDERAL SYSTEMS GROUP: NASA (multiple facilities and programs), U.S. Navy (multiple facilities and programs), U.S. Air Force, U.S. Department of Transportation, Science Applications International Corporation (SAIC), U.S. Joint Chiefs of Staff.

         MUSE VIRTUAL PRESENCE: British Telecom, Fluor Daniel, British Aerospace, Nestle U.K., European Union, Lever Brothers, Lloyds Bank, Procter & Gamble, Rolls Royce, Johnson & Johnson, Royal Air Force, Ethicon, Unilever, Alenia-Marconi, Severn Trent Water, Diageo, Procter & Gamble, Guidant Corporation.

         MUSE SIMTEAM: Electricite de France, Renault, Institut de France Petroleum, French Army, Schneider, Ecole des Mines, Lectra.

         MUSE SIMULATION SOLUTIONS: British Aerospace, Vickers Defense, DERA, Bombardier.

         MUSE VRSOURCE: Brazilian Army, Michigan University, Technopia (Columbia), Systema Informatica (Greece), Pro Systems (Netherlands), Computer Graphica (Italy).

STRATEGY

         From the beginning of our 1999 fiscal year until the second quarter of our 2000 fiscal year, the primary sales strategy for MUSE Perceptual Computing and MUSE Federal Systems Group was to distribute our software products and services through a network of resellers that had extensive vertical market expertise. Because the MuSE software product was designed to serve the unique needs of many different industries, management believed that it would be more efficient to identify resellers, distributors, service providers and other experts in a select few industries to sell MuSE software to their existing and potential customers. That distribution strategy, known as the Strategic Reselling Partner (SRP) program, has produced lower than expected results to date, and while several SRP distributors continue to promote and offer the MuSE software product and services, management believes that establishing a direct sales relationship with potential customers will shorten the sales cycle, optimize profitability, and ensure that MuSE software is effectively introduced into our target markets.

         MUSE Virtual Presence, MUSE VRsource and MUSE Simulation Solutions have historically sold products only using their own direct sales force, without any dependence on resellers or third party representatives.

         Each of our operating units is presently focused on generating revenue and new business from well-defined industry sectors. Our objective is to optimize the sale of software, hardware and services into each of these markets. Since each of our operating units has a distinctive expertise in each sector, they are not seen as competing with one another despite the fact that they may be conducting sales activities within the same general market sector. Most market sectors have multiple areas of specialty and technical requirements.


                              MUSE
                           PERCEPTUAL      MUSE FEDERAL     MUSE VIRTUAL    MUSE SIMULATION
                           COMPUTING      SYSTEMS GROUP       PRESENCE         SOLUTIONS         MUSE VRSOURCE
INDUSTRY FOCUS                (US)             (US)        (U.S. & EUROPE)   (U.S. & EUROPE)    (INTERNATIONAL)
--------------            ------------    -------------    ---------------  ----------------    ---------------
Automotive                     X                                  X                 X                  X
Manufacturing                  X                                  X                 X                  X
Engineering                    X                                  X                 X                  X
Aerospace                      X                X                 X                 X                  X

Defense                                         x                 x                 x                  x
Scientific                     X                                                                       X
Fleet Mgmt.                    X                                                                       X
Training                                                          X                                    X
Education                                                         X                                    X
Medical                                                           X                                    X
Entertainment                                                     X                                    X
Oil & Gas                      X                                                                       X
Vis. Facilities                                                   X                                    X
Decision Support               X
Hardware                                                          X                                    X

         We believe that the above distribution of market focus provides the greatest opportunity for revenue generation and growth since the majority of the targeted industries have already embraced various aspects of perceptual computing.

         Our plan is for MUSE Perceptual Computing and MUSE Federal Systems Group to focus exclusively on U.S. customers and for MUSE Virtual Presence and MUSE Simulation Solutions to focus primarily on European opportunities with an eventual expansion into U.S. markets.

         Since MuSE, FrameSET, MIST and ICTS are software products that are in relatively early stages of their development and deployment, we plan to dedicate limited resources to their continued enhancement and capability. Future development efforts are expected to be focused on adding specific features requested by customers, meeting the requirements of modifications or enhancements to the operating systems that they utilize, and responding to new features and capabilities offered by competitors.

SALES AND MARKETING

         Our current sales and marketing staff consists of 20 full-time employees:

         o MUSE Perceptual Computing employs 8 full-time sales and marketing personnel, 7 of which provide marketing, public relations, graphic and Web design services to our entire family of companies, including a Vice President of Marketing and a Vice President of Communications;

         o MUSE Federal Systems Group employs 2 dedicated sales personnel plus the services of its divisional President who is engaged in full-time sales activities;

         o MUSE Virtual Presence employs 6 dedicated sales personnel including a Managing Director of Sales and Vice President of Business Development;

         o        MUSE Simulation Solutions employs 1 dedicated salesperson;

         o        SimTeam employs 2 dedicated sales personnel; and

         o        MUSE VRsource employs 1 dedicated salesperson.

         We are presently in the process of hiring additional sales and marketing personnel with expertise in the field of perceptual computing, with particular emphasis on expansion of the MUSE Perceptual Computing and the MUSE Virtual Presence sales forces.

         At present, the sales force of each operating unit represents the products and services of that unit to its customers. When a salesperson identifies an opportunity to sell a product or service of an affiliated operating unit, the sales lead is turned over to the appropriate unit. Since each unit tends to offer specific products to specific target markets, we feel that this strategy best serves both the company and its customers, however, we anticipate that selected products and services will be offered by multiple units in the near future.

         Historically, we have not utilized print or display advertising to sell our products. Instead, we have relied on strategic media relations to place product articles, customer testimonials and success stories into selected trade publications, which we believe is more cost effective and informational than traditional print advertising. As selected target markets mature, however, we believe that our media relations practice can be augmented by highly targeted print advertising and direct mail campaigns. Advertising and direct mail promotions can be expensive and require consistent, repetitive messaging to be effective.

         We attend a substantial number of market-specific trade shows at which large groups of potential customers congregate to see the latest developments in their industry. Trade shows permit us to demonstrate our software and services and directly meet with potential customers to discuss their needs. The cost of trade shows is extremely expensive; however, we attempt to mitigate the cost of selected shows by appearing in the exhibition booth of promotional partners (such as Hewlett Packard, SGI and Sun Computer) to reduce the size and cost of our participation.

         We routinely engage in non-exclusive joint promotions with hardware companies whose products we offer. Joint promotions can take the shape of trade shows, customer visits, printed brochures and/or Web-based promotions. Most commonly, hardware vendors desire software and applications to demonstrate their products, which we provide in exchange for exhibit booth space, free hardware or exposure.

STRATEGIC RESELLING PARTNERS AND OTHER MATERIAL CONTRACTS

         One of our sales strategies is to build a direct sales force that can identify revenue opportunities outside of the customer base served by our SRP program. As a result of the significant lead time necessary to create an effective direct sales force and consummate additional distribution and reseller relationships, our quarterly results are expected to fluctuate significantly depending on the timing of completion of such arrangements and any up front fees and sales commitments associated therewith.

Accordingly, results in any one quarter are not indicative of results to be experienced in subsequent quarters.

         Our SRP program is based on establishing revenue-generating partnerships with proven and qualified sales organizations operating in vertical markets in which MUSE Perceptual Computing is operating or has targeted. Our SRP program was designed to provide several benefits to us and the reselling partner by:

         o Generating revenue opportunities through the licensing and resale of MuSE software;

         o Producing ongoing revenues through the licensing and sale of product upgrades and through service, support and maintenance agreements;

         o Creating additional revenues through the development of specialized applications appropriate to the specific vertical market; and

         o Producing new product development initiatives that result from customer feedback and product modification requests.

         Under our SRP program, resellers can secure territorial or vertical market exclusivity by paying an up-front fee to us, or enter into a non-exclusive commitment for representation of MuSE software in selected markets. Both exclusive and non-exclusive SRP agreements establish an anticipated revenue goal for the reseller over the multi-year period of their agreement. The relative value of each vertical market or territory is established by mutual agreement between us and the SRP. The valuation is based upon third-party data and market projection analysis that are obtained from one or more industry experts.

         To become an SRP, a candidate must possess any or all of the following qualifications:

         o The reseller must have a significant or prominently emerging position within its vertical market and a business model and product/service offering that is synergistic with our strategic plan;

         o The reseller must have the resources to sell, support and develop specialized applications that take advantage of MuSE software;

         o The reseller must have existing customers who are capable of purchasing MuSE software; and

         o The reseller must have sufficient economic backing and financial resources to undertake an aggressive sales and marketing effort of MuSE software to its customers.

         In June 1998, we entered into a strategic reselling partner agreement with Continuum Resources International, ASA, a Norwegian company, with respect to distribution of our products and services in the oil and gas industry worldwide. In exchange for such exclusive rights, Continuum Resources paid us a non-refundable license fee of $5,000,000. Minimum sales commitments totaling $12,000,000 through 2001 were modified in June 2000 due to significant pricing reductions in the cost of our products and to enable Continuum Resources to implement its business plan. The modified agreement requires Continuum Resources to generate minimum revenues of $250,000 during the next fiscal year with minimum requirements for succeeding years to be established by mutual agreement by December 31, 2000. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         In December 1998, we entered into a non-exclusive strategic reselling partner agreement with Intergraph Corp., an automated business solutions company with customers worldwide in a variety of commercial sectors and government. The agreement with Intergraph provides Intergraph with the non-exclusive right to resell our products and services worldwide in exchange for minimum annual sales commitments aggregating $4 million through 2001.

         In February 1999, we entered into non-exclusive reseller agreements under our strategic reselling partner program with Analytical Mechanics Associates, a technical consulting firm, and Federal Data Corporation, an information technology provider serving primarily the Federal government. Each agreement is for a term of three years with minimum sales commitments of $3 million over the term of the agreement.

         In March 2000, we entered into a non-exclusive reseller agreement under our strategic reselling partner program with Pentagon Engineering, a Best of Class reseller of Hewlett-Packard hardware and the premier Co-Create software VAR for the US, as well as a developer of custom solutions for the engineering and automotive industries. Under the terms of a three-year non-exclusive agreement, Pentagon Engineering has committed to $1,000,000 over the term of the agreement.

         In July 2000, we entered into a non-exclusive reseller agreement under our SRP program with Science Applications International Corporation (SAIC), a diversified high-technology research and engineering company that offers a broad range of expertise in analysis, computer system development and integration, technical support services, and computer hardware and software products. Under the terms of the agreement, SAIC plans to offer MuSE products and services within the U.S. to all federal agencies and companies that are qualified to perform work for a federal agency. International orders must be pre-approved by MUSE Federal Systems Group. The term of the agreement is through May 30, 2003. The agreement requires minimum sales commitments over the term aggregating $2 million.

         Although our existing strategic reselling partner agreements provide for minimum annual sales commitments, failure to satisfy such commitments will only permit us to terminate such strategic reselling partner agreement. Accordingly, we cannot assure you that the threat of termination of any strategic reselling partner agreement will be an effective deterrent against any breach of that strategic reselling partner agreement or that such minimum sales commitments will be realized.

         Our current strategy is to expand our sales force and convert all operating units to a primarily direct sales model where a combination of products and services are offered to our customers. For the MUSE Perceptual Computing unit, this represents a material departure from our original business plan of dependence on SRPs and a belief that the company would take on the primary dimensions of a "software publisher" with revenue being generated from software licensing and royalty income. Management still believes that long-term revenue can be generated from conventional royalty/licensing publishing practices by resellers and directly by us; however, as a means of creating a larger installed base of users, we believe that the current sales strategy of MUSE Perceptual Computing should be focused on direct contact with corporations and government agencies that have complex data integration and data analysis challenges and large populations of users. We believe that select target markets can benefit from an integrated deployment of our software and professional services, and that a direct sales effort will produce faster and more significant revenues.

         In April 1999, we entered into a three-year agreement with The Goodyear Tire & Rubber Company to develop applications using our advanced visualization and network collaboration software. We agreed to provide software, system design, consulting, and technical support services to Goodyear on a project-by-project basis. The agreement includes a three-year renewal option and provides exclusivity for consulting or application design services within the tire and rubber manufacturing business throughout its term, provided that they satisfy the minimum annual project commitments. Sales activities in the tire and rubber manufacturing industry by our strategic reselling partner's are not affected by this agreement.

         In January 2000, MUSE Virtual Presence entered into an agreement with Guidant Corporation to provide a sophisticated cardiology training simulator to Guidant's European headquarters in Belgium. Under the terms of a contract valued at approximately $500,000, MUSE Virtual Presence will undertake custom software development work to adapt the company's existing IST (Interventional radiology/cardiology Simulation-based Trainer) system.

         In April 2000, MUSE Virtual Presence was awarded a major contract with the Manchester Visualization Centre to provide hardware, software and services at one of the world's most sophisticated facilities for advanced research and development, interactive computer graphics, multimedia, image processing and visualization. The contract, valued at $1,000,000, provides for MUSE Virtual Presence to perform extensive work at the Manchester Visualization Centre, which is located at the University of Manchester in the United Kingdom. The project will transform computational systems into high-performance visual computing platforms for researchers, students and commercial users to project real-time graphics in a three-screen theater. Included in the project is the installation of MuSE and FrameSet software.

ACQUISITION STRATEGY

         Over the past year, we commenced an acquisition strategy that was designed to achieve the following goals:

         o Add new products, services and capabilities to our core business;

         o        Create an international presence, primarily in Europe;

         o        Add new industries to our target markets;

         o        Add qualified technical personnel to our ranks;

         o Add revenue and other forms of economic opportunity from existing or imminent projects or products; and

         o Build an international brand that is synonymous with perceptual computing software and solutions.

         Our acquisition strategy was motivated by an awareness that perceptual computing, data visualization and virtual reality were beginning to transcend their "emerging industry" status and a belief that a company with a broad array of products, services and offices could better serve a host of customers in an array of industries.

         As well, a series of corporate consolidations have taken place over the past several years, in which emerging perceptual computing firms have been acquired by larger companies. The more prominent and significant acquisitions included:

         o        Sense8 being acquired by Engineering Animation, Inc.;

         o        Division being acquired by Parametric Technologies; and

         o        Multigen-Paradigm being acquired by Computer Associates.


         Each of these significant acquisitions positioned software products that compete with us into a well-financed and high profile corporate setting that could be seen as providing exceptional advantage over our products and services. Management saw the deployment of an aggressive acquisition strategy as a response to competitive threats and market opportunities.

         Management believes that our acquisition efforts to date, including the acquisition of AVS, will significantly reposition us as a major contender for perceptual computing market leadership and will provide us with a majority of the benefits set forth above.

         On November 16, 1999, we purchased all of the outstanding stock of Virtual Presence, Ltd., a 10-year-old United Kingdom company that creates sophisticated 3D graphics solutions using proprietary and third party software and hardware. MUSE Virtual Presence is our wholly-owned subsidiary that operates offices in London and Manchester, United Kingdom., and is the majority shareholder of SimTeam SARL, a French company that provides products and services similar to those of MUSE Virtual Presence in France.

         On March 17, 2000, we purchased all of the outstanding stock of Simulation Solutions, Ltd., a U.K. company involved in providing advanced solutions to the manufacturing industry using proprietary and third-party software and hardware. MUSE Simulation Solutions operates from the Manchester, U.K. offices of Virtual Presence.

         On March 28, 2000, we completed an asset purchase of theVRsource.com, an e-commerce Web site that is a reseller of our hardware and software and that of other companies that is used in virtual reality, data visualization and perceptual computing.

         On July 18, 2000, we executed the merger agreement in connection with the acquisition by us of AVS. On November 9, 2000, the merger with AVS was completed. See "Recent Developments".

         At present, management continues to review acquisition candidates whose products or business strategy complements that of MUSE.

COMPETITION

         We believe that the current market for MuSE and other visual computing software products is relatively small and fragmented. However, based upon publicly available market research, we believe that this market will grow rapidly over the next decade. We believe that no single company dominates the market at the present time; however, a number of emerging companies are aggressively pursuing opportunities in this market, including AVS, with which we have recently entered into a merger agreement, and divisions of Parametric Technologies, Engineering Animation and Computer Associates. Many of the companies with whom we compete or expect to compete have substantially greater financial resources, research and development capabilities, sales and marketing staffs and distribution channels and are better known than we.

         We believe that the principal factors affecting our ability to compete are the capabilities, functionality and architecture of our products; our ability to provide expert professional services; the quality, ease of use by end-users, performance and functionality of the derivative applications developed and marketed by us; the effectiveness in marketing and distributing our products and services; and price.

         MuSE, FrameSET, MIST and ICTS have all been developed to meet the demands of new or emerging customer requirements. To that end, very few software products compete with them on a feature-by-feature basis. Other companies, however, do manufacture and market software that competes with selected features of each product. Many of these companies have economic and marketing resources that are far greater than those of our company. Because the market for perceptual computing software is just beginning to take on formal dimensions and because some of our competitors have extensive product lines and long standing relationships with leading corporations and government agencies, we may not be able to compete with these products despite what we believe are superior features and capabilities of our software.

         The following competing software products have been identified by management:

         o MUSE: Dvise(TM) by Division, a unit of Parametric Technologies; WorldToolKit(TM) by Sense8, a unit of Engineering Animation, Inc.; and Vega(TM) by Multigen-Paradigm, a unit of Computer Associates. Each of these competitors offers a less sophisticated (but often easier to use) paradigm of perceptual computing. We believe that MuSE offers a more robust development platform than competing products and can facilitate the integration of diverse data formats more effectively. In addition, MuSE offers built-in collaboration and sophisticated automatic perceptual computing capabilities.

         o FRAMESET: A number of products exist to provide for the delivery of training course materials over wide area networks. Management believes that none of these, however, is specifically designed for the management and delivery of 3D materials, and we believe that our product will prove attractive specifically to the developers of simulation systems - particularly in the growing medical market.

         o MIST: Management believes that no other computer-based training product exists for laparoscopic surgery psycho-motor skills training, including from traditional `box-based' trainers (where students manipulate objects in a physical environment using standard instruments). Unlike MIST, these traditional training methodologies do not incorporate performance metrics.

         o ICTS: Management believes that ICTS is currently the only product commercially available for the simulation of coronary radiology. Colorado Medical and a consortium headed from Singapore are currently developing similar products, but their price-point in the market is anticipated to be many times that of ICTS, requiring graphics workstations rather than a PC platform for delivery.

         Numerous solutions providers could be seen as competitors to our professional consulting service, some of which have marketing budgets and programming staffs that are significantly larger than ours. These include:

         o SGI: Despite its large presence in the 3D graphics marketplace, SGI is hampered by customer perception of being a proprietary solutions provider and hardware manufacturer. Since a significant portion of SGI's revenue is achieved through the reseller channel (including MUSE Virtual Presence), it is unlikely that SGI will become a primary competitor without damaging its existing revenue sources. MUSE Virtual Presence continues to work with SGI in Europe to leverage major opportunities on a partnership basis.

         o EDS: Has made brief forays into the visualization and simulation marketplaces. Management believes that its lack of technical expertise in visualization and simulation has limited its success. However, EDS may become a significant competitor in the future if it perceives major benefits are to be gained in the marketplace.

         The market for perceptual computing hardware is large and extremely competitive. In many instances, we compete directly with manufacturers that have independent sales forces as well as many other distributors of their products. Manufacturers and large resellers also have a greater ability to reduce the cost of their products to customers. We do not have any exclusive reseller agreements with manufacturers and in some cases we have a limited geographic territory in which we can sell certain products. We offer over 200 products to our customers and the following is a list of companies with whom we compete for large hardware transactions:

         o        SGI: SGI has a policy to not directly compete with resellers.
                  Management believes that our ability to provide professional services provides us with a competitive advantage.

         o TAN GMBH: TAN is a German manufacturer of visualization equipment with a strong installed base in continental Europe. Management believes that our ability to provide professional services provides us with a competitive advantage.

         o TRIMENSION LTD.: Trimension is an internationally recognized leader in visualization facilities.

         As the perceptual computing market grows, new software and hardware products will inevitably become available and additional service providers will emerge as competitors. We cannot be assured that we will be able to compete with these companies or that our existing customers will not turn to our competitors for products and services.

THE LICENSE AGREEMENT

         Pursuant to the license agreement with Sandia Corporation, we received
(i) a limited exclusive worldwide license to use and reproduce the MuSE software, (ii) a license to create derivative works of MuSE software and (iii) the right to distribute and sublicense the MuSE software. The license agreement provides us with a ten-year exclusive license with respect to the MuSE software, and thereafter provides a non-exclusive right through 2015. After the end of the exclusive ten-year period, we may request that Sandia Corporation extend the exclusivity through 2015, which determination shall be made in Sandia Corporation's sole discretion and subject to continued royalty payments under the license agreement. If the license agreement continues in force for a total of 20 years, our rights under the license agreement convert to a paid-up non-exclusive license.

         We are required to pay royalties (with an annual minimum royalty of $20,000) for the term of the license agreement, based on our gross revenues, less cost of goods sold and certain other expenses, from the sale of products utilizing MuSE. Additionally, we paid a one-time license fee of $400,000 in connection with the acquisition of the license agreement from Viga Technologies Corporation in 1995. We are also required to retain the services of key personnel capable of supporting the MuSE software. The license agreement is terminable by Sandia Corporation in the event of a breach thereunder by us (including, without limitation, due to failure to pay minimum royalties in the annual amount of $20,000), or in Sandia Corporation's discretion, in the event of any breach of the license agreement, Sandia

Corporation may convert the license into a non-exclusive license or otherwise reduce our rights thereunder.

         As part of the license agreement, we have agreed to grant Sandia Corporation an irrevocable non-exclusive license to use the MuSE software (and all enhancements, modifications and corrections made by us) and to develop derivative works based on the MuSE software for internal use at Sandia Corporation.

         Under the license agreement, we bear the risk that the information and technology licensed from Sandia Corporation and incorporated in the MuSE software may infringe the rights of third parties and must indemnify Sandia Corporation in respect of any claims for copyright infringement brought against them and arising from the development and distribution of the programs incorporated in the MuSE software. We have agreed to treat the originally licensed MuSE software as proprietary to Sandia Corporation. However, enhancements and modifications to such original software, which have been extensive, are considered proprietary to us.

INTELLECTUAL PROPERTY RIGHTS

         We have been advised that Sandia Corporation has filed patent applications for aspects of the MuSE software and holds copyrights to the MuSE software. We depend on Sandia Corporation for the protection of the intellectual property covered by the license agreement. We cannot assure you that Sandia Corporation will be able to patent other inventions present in the MuSE software or otherwise protect the proprietary intellectual property covered by the license agreement.

         We have filed and are in the process of filing patent applications for Continuum and related technologies, and also filed trademark and logo applications.

         We will generally rely on a combination of trade secret, copyright, trademark and patent law to protect our proprietary rights in the intellectual property developed by us. Although we intend to provide products utilizing the MuSE software to its customers primarily in object code form, we cannot assure you that unauthorized third parties will not be able to copy the software. In addition, we cannot assure you that our competitors will not independently utilize existing technologies to develop products that are substantially equivalent or superior to our software. We could incur substantial costs in defending itself or our licensees in litigation brought by third parties, or in seeking a determination of the scope and validity of the proprietary rights of others.

RESEARCH AND PRODUCT DEVELOPMENT

         We believe that our future success depends in large part upon the timely enhancement of existing products and the development of new products and MuSE-based applications by our customers and third party software developers. We are currently developing new software products relating to information management with broad applications in the commercial, government and education markets and enhancing existing products to improve price and performance, expand product capabilities, simplify user interfaces, help define and support emerging industry standards, and develop interoperability with most products and devices commonly used in our targeted markets. MuSE-based products operate on a broad range of platforms and with a variety of display and input/output devices. We also believe that it is beneficial to work with third parties to accomplish these goals and have, in the past, received funding from outside sources, such as grants from government organizations, to develop products and applications. We intend to continue to pursue such external research and development funding sources.

         For fiscal 1999, fiscal 1998 and fiscal 1997, our research and development expense was approximately $2,303,000, $957,000 and $742,000, respectively. We sponsored all research and development expenses except for payments derived from Small Business Innovative Research grants from the Federal government of approximately $341,000 which were included in revenue in fiscal 1998 and related to development of certain applications of MuSE.

EMPLOYEES

         As of November 14, 2000, we have 146 full-time employees including the employees we gained in the AVS merger. We believe that our relationships with our employees are satisfactory. We have no history of work stoppages and none of our employees are currently represented by a union.

FACILITIES

         We have completed the construction of a synthetic environment laboratory and other facilities to develop and demonstrate applications of MuSE within our Albuquerque headquarters. We lease 8,762 square feet of office and laboratory space in Albuquerque, New Mexico and by amendment of our lease, have leased an additional 8,787 square feet of space at our Albuquerque headquarters. The lease, as amended, provides for base rental payments of approximately $17,600 per month. The amended lease extends the termination date until January 31, 2001.

         We lease 2,342 square feet of office space and demonstration facilities in Arlington, VA. This lease provides for rental payments of $4,977 per month and terminates on January 31, 2003. We believe that such properties are adequately insured and are suitable for their intended purposes.

         MUSE Virtual Presence leases approximately 3,500 square feet of space in London at a rental of $4,500 per month on a lease expiring in 2023. Additionally, the company leases a 5,000 square foot central development facility outside of Manchester (U.K.) at a rental of $3,500 per month on a lease expiring in June 2003. MUSE SimTeam leases approximately 1,800 square feet of space in Paris for a rental of $2,750 per month on a lease expiring in May 2001.

         Our newly acquired subsidiary AVS leases a 14,429 square feet facility for executive and corporate office space at 300 Fifth Avenue, Waltham, Massachusetts under lease agreements that expire on December 31, 2002. In addition, AVS has a lease for and has sub-leased 10,770 square feet of the Waltham facility to two other companies. AVS also maintains a total of eight leased sales offices in the following locations: United Kingdom, France, Germany, Italy, Denmark, California and Virginia. AVS believes that its facilities are adequate for its current operations.

LEGAL PROCEEDINGS

         We are not a party to any material pending legal proceedings.

             MUSE MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

         The following presentation of management's discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements, the accompanying notes thereto and other financial information appearing elsewhere in this prospectus. This section and other parts of this report contain forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. Since the merger with AVS was consummated on November 9, 2000, we have included separate Management's Discussion and Analysis of Financial Condition and Results of Operations for both Muse and AVS. You should carefully review and consider both sections before making any investment decisions.

OPERATIONAL OVERVIEW FOR MUSE

         We receive revenue from the sale and licensing of its software products, the sale of third-party manufactured hardware and software, and by providing consulting, training, support and maintenance services.

         From the beginning of our 1999 fiscal year until the second quarter of our 2000 fiscal year, the primary sales strategy for MUSE Perceptual Computing and MUSE Federal Systems Group was to distribute our software products and services through a network of resellers that had extensive vertical market expertise. Because the MuSE software product was designed to serve the unique needs of many different industries, management believed that it would be more efficient to identify resellers, distributors, service providers and other experts in a select few industries to sell MuSE software to their existing and potential customers. That distribution strategy, known as the Strategic Reselling Partner (SRP) program, has produced lower than expected results to date, and while several SRP distributors continue to promote and offer the MuSE software product and services, management believes that establishing a direct sales relationship with potential customers will shorten the sales cycle, optimize profitability, and ensure that MuSE software is effectively introduced into our target markets.

         Our current strategy is to expand our sales force and convert all operating units to a primarily direct sales model where a combination of products and services are offered to our customers. For the MUSE Perceptual Computing unit, this represents a material departure from our original business plan of dependence on SRPs and a belief that the company would take on the primary dimensions of a "software publisher" with revenue being generated from software licensing and royalty income. Management still believes that long-term revenue can be generated from conventional royalty/licensing publishing practices by resellers and directly by us; however, as a means of creating a larger installed base of users, we believe that the current sales strategy of MUSE Perceptual Computing should be focused on direct contact with corporations and government agencies that have complex data integration and data analysis challenges and large populations of users. We believe that select target markets can benefit from an integrated deployment of our software and professional services, and that a direct sales effort will produce faster and more significant revenues.

         Revenue is generated through a direct sales process as well as by authorized resellers. As a result of significant lead time necessary to market and consummate such direct sales and reseller agreements, our quarterly results are expected to fluctuate significantly depending on the timing of completion of such arrangements and any up front fees and sales commitments associated therewith. Accordingly, results in any one quarter are not indicative of results to be expected in subsequent quarters. Currently, our SRP program has been requiring a greater than anticipated sales cycle and, therefore, sales attributable to resellers for the period ended June 30, 2000 were not significant.

         Although our existing reseller agreements provide for minimum annual sales commitments, failure to satisfy those commitments merely permit us to terminate that agreement. Accordingly, we cannot provide assurance that the threat of terminating any strategic reselling partner agreement is an effective deterrent against a breach of the agreement that the minimum sales commitments have not been realized.

         In June 1998, we entered into a strategic reselling partner agreement with Continuum Resources International, ASA, a Norwegian company, with respect to distribution of our products and services in the oil and gas industry worldwide. In exchange for such exclusive rights, Continuum Resources paid us a non-refundable license fee of $5,000,000. Minimum sales commitments totaling $12,000,000 through 2001 were modified in June 2000 due to significant pricing reductions in the cost of our products and to enable Continuum Resources to implement its business plan. The modified agreement requires Continuum Resources to generate minimum revenues of $250,000 during the next fiscal year with minimum requirements for succeeding years to be established by mutual agreement by December 31, 2000.

         In December 1998, we entered into a non-exclusive strategic reselling partner agreement with Intergraph Corp., an automated business solutions company with customers worldwide in a variety of commercial sectors and government. Our agreement with Intergraph provides them with the non-exclusive right to resell our products and services worldwide in exchange for minimum annual sales commitments aggregating $4 million through 2001. As of June 30, 2000, Intergraph has not yet generated any sales of our software under the agreement.

         In February 1999, we entered into non-exclusive reseller agreements under our strategic reselling partner program with Analytical Mechanics Associates (AMA), a technical consulting firm, and Federal Data Corporation
(FDC), an information technology provider serving primarily the Federal government. Each agreement is for a term of three years with minimum sales commitments of $3 million over the term of the agreement. As of June 30, 2000, AMA has not yet generated any sales of our software and FDC has produced approximately $50,000 in sales of MUSE software.

         In March 2000, we entered into a non-exclusive reseller agreement under our strategic reselling partner program with Pentagon Engineering, a Best of Class reseller of Hewlett-Packard hardware and the premier Co-Create software VAR for the U.S., as well as a developer of custom solutions for the engineering and automotive industries. Under the terms of a three-year non-exclusive agreement, Pentagon Engineering has committed to $1,000,000 over the term of the agreement.

         In July 2000, we entered into a non-exclusive reseller agreement under our SRP program with Science Applications International Corporation (SAIC), a diversified high-technology research and engineering company that offers a broad range of expertise in analysis, computer system development and integration, technical support services, and computer hardware and software products. Under the terms of the agreement, SAIC plans to offer MuSE products and services within the U.S. to all federal agencies and companies that are qualified to perform work for a federal agency. International orders must be pre-approved by MUSE Federal Systems Group. The term of the agreement is through May 30, 2003. The agreement requires minimum sales commitments over the term aggregating $2 million.

         In April 1999, we entered into a three-year agreement with Goodyear Tire & Rubber Company to develop applications using our advanced visualization and network collaboration software. We will provide software, system design, consulting, and technical support services to Goodyear on a project-by-project basis. The agreement includes a three-year renewal option and provides Goodyear with exclusivity for consulting or application design services within the tire and rubber manufacturing business throughout its term, provided that minimum annual project commitments are satisfied. Sales activities in the tire and rubber manufacturing industry by our strategic reselling partners are not affected by this agreement.

         In January 2000, MUSE Virtual Presence entered into an agreement with Guidant Corporation to provide a sophisticated cardiology training simulator to Guidant's European headquarters in Belgium. Under the terms of a contract valued at approximately $500,000, MUSE Virtual Presence will undertake custom software development work to adapt the company's existing IST (Interventional radiology/cardiology Simulation-based Trainer) system.

         In April 2000, MUSE Virtual Presence was awarded a major contract with the Manchester Visualization Centre to provide hardware, software and services at one of the world's most sophisticated facilities for advanced research and development, interactive computer graphics, multimedia, image processing and visualization. The contract, valued at $1,000,000, provides for MUSE Virtual Presence to perform extensive work at the Manchester Visualization Centre, which is located at the University of Manchester in the United Kingdom. The project will transform computational systems into high-performance visual computing platforms for researchers, students and commercial users to project real-time graphics in a three-screen theater. Included in the project is the installation of MuSE and FrameSet software.

         As a result of the resignation of an executive officer in 1999 and the purchase of certain of his shares, the excess of the consideration paid over the value of the shares purchased of $563,685 is reflected as costs in excess of the value of repurchased stock on the Statement of Operations.

         In 1999, we formed MUSE Federal Systems Group, Inc., a wholly owned subsidiary that will provide software and consulting services exclusively to federal agencies and government contractors. Through direct sales efforts and resellers, MUSE Federal Systems Group plans to broaden its customer base and develop special capabilities and services that are designed to meet the unique requirements of governmental agencies. MUSE Federal Systems Group received all requisite government approvals to operate as a government contractor with security clearances during the second fiscal quarter of this year.

         On November 16, 1999, we completed the acquisition of Virtual Presence Ltd., a provider of interactive visualization solutions for companies in the European defense, medical and manufacturing industries. We acquired Virtual Presence for a total of $300,000 in cash at the closing, $300,000 in notes payable over a nine-month period and 430,839 shares of our common stock, subject to certain restrictions. Of those shares, 205,522 are subject to adjustment in the event that the price of the common stock over the twenty trading days prior to November 15, 2000 is less than $4.41 per share. We expect that the acquisition of Virtual Presence will enhance our capabilities in providing interactive visualization solutions and broaden our market presence in both the United States and Europe.

         On March 17, 2000, we acquired Simulation Solutions, Ltd., a U.K. company that provides advanced software and consulting services in the field of plant and equipment manufacturing simulation. We acquired Simulation Solutions for a total of $117,333 in cash and 44,895 shares of our common stock. Simulation Solutions has been incorporated into our existing European operation. The contribution to revenues as a result of this acquisition has not been significant to date.

         On March 28, 2000, we purchased theVRsource.com, a prominent e-commerce site for advanced visualization and virtual reality hardware, from theVRSource, Inc., a Colorado corporation, for $400,000 in cash and notes. TheVRsource.com website offers high performance peripheral devices from leading hardware manufacturers including Polhemus, Ascension, FakeSpace, Virtual Technologies, Sony and Virtual Research Corporation. The contribution to revenues as a result of this acquisition has not been significant to date.

         On May 4, 2000, we entered into a letter of intent to acquire AVS through a stock-for-stock exchange. Definitive merger documents were executed on July 18, 2000. We believe that the acquisition will create one of the software industry's leading companies dedicated to developing and integrating software and solutions using 3D graphics technology. On November 9, 2000 we consummated the merger and pursuant to the terms of the merger agreement, we issued 1,929,579 shares of common stock in exchange for all of the common and preferred shares of AVS and assumed employee stock options to purchase 1,445,196 of MUSE common stock.

         On May 4, 2000, our CEO and Chairman resigned. As a result of certain severance arrangements and repurchase of stock options to purchase 750,000 shares of our common stock in connection with his resignation, we expect to incur a charge to earnings in the third fiscal quarter of approximately $990,000. As part of the resignation arrangement, we will make certain of these payments over a two-year period.

         On November 2, 2000, we announced that the expected revenues and earnings for the fourth fiscal quarter and fiscal year ended September 30, 2000 will be significantly below expectations and previous quarterly results due primarily to poor performance of our Muse Virtual Presence operation. The net loss for such periods will also include one-time charges associated with the AVS merger, severance and other costs estimated at $2.1 million. We do not believe that such poor operating results are indicative of a continuing trend with respect to the operations of Muse Virtual Presence. However, no assurance can be given with respect to the future operations and prospects of Muse Virtual Presence. Accordingly, historical performance is not likely to be indicative of future operating results and should not be relied upon in making an investment decision.

RESULTS OF OPERATIONS FOR FISCAL 1999 AND FISCAL 1998 FOR MUSE

         Revenues for the fiscal years ended September 30, 1999 ("fiscal 1999") and September 30, 1998 ("fiscal 1998") were $1,723,267 and $6,206,135, respectively. The decrease in revenue of $4,482,868 or 72% was due to the Continuum Resources International ASA Agreement and the receipt of $5,000,000 in connection therewith in fiscal 1998, which was not duplicated in fiscal 1999. Actual product and contract sales increased by $517,132 or 42% in fiscal 1999. We also received interest income in fiscal 1999 of $729,061 as compared to $0 in fiscal 1998.

         Total operating expenses for fiscal 1999 were $6,970,962 as compared to total operating expenses of $5,083,588 for fiscal 1998. The increase of $1,887,374 or 37% reflects additional salaries, general and administrative expenses and increased research and development expenses. Research and development expenditures for fiscal 1999 increased $1,345,939 or 141% over the same period in fiscal 1998 due to increases in engineering and technical personnel (from 8 to 24) and equipment purchases. Selling, general and administrative expenses for fiscal 1999 increased $1,478,358 or 55% over the same period in fiscal 1998 due primarily to increases in sales and marketing personnel and increased costs for trade shows and advertising. During fiscal 1998, we repriced employee stock options from an exercise price of $7.60 per share to an exercise price of $2.50 per share, resulting in a one-time non-cash expense of $948,355.

         Total other income for fiscal 1999 of $134,737 consisted of interest income of $729,061 offset by charges of $563,685 related to costs in excess of the value of repurchased stock of a former executive officer and interest expense of $30,678. For the previous fiscal year, other expense consisted of $798,653 in interest charges from notes payable.

         Accordingly, the net loss for fiscal 1999 of $5,112,948 as compared to net income of $323,894 for fiscal 1998 reflected the significant increases in costs related to the hiring of additional personnel, increased research and development costs, and the $563,685 charge related to costs in excess of the value of repurchased stock without a proportional increase in revenues for such periods.

RESULTS OF OPERATIONS FOR INTERIM PERIOD ENDED JUNE 30, 2000 FOR MUSE

         Revenue for the nine-month period ended June 30, 2000 was $6,542,545, as compared to revenue of $1,113,206 for the nine-month period ended June 30, 1999. The increase of $5,429,339 or 488% for the nine-month period is primarily attributable to sales generated by the Virtual Presence subsidiary which was acquired in November, 1999, together with increases in product and contract sales during the fiscal 2000 periods.

         Total operating expense for the nine-month period ended June 30, 2000 was $10,204,413 as compared to total operating expense of $4,513,385 for the nine-month period ended June 30, 1999. The increase of $5,691,046 or 126% for the nine-month period is primarily attributable to incorporating the expenses of the Virtual Presence and simulation solutions operations, an increase in selling, general and administrative expenses as a result of increases in engineering and administrative personnel, as well as a one-time charge of $994,062 resulting form severance and other costs in connection with the resignation of an executive officer in May 2000.

         Total other income for the nine-month period ended June 30, 2000 was $129,561 as compared to a $40,073 expense for the nine-month period ended June 30, 1999. The increase in other income for the nine-month period ended June 30, 2000 of $169,634 as compared to the nine-month period ended June 30, 1999 is primarily attributable to increased interest income of $151,795. The nine-month period ended June 30, 1999 included a one-time charge of $563,685 of costs in excess of market value of repurchased stock and the nine-month period ended June 30, 2000 included a one-time charge of $403,677 for costs associated with the proposed AVS merger.

         Accordingly, the net loss for the nine-month period ended June 30, 2000 of $3,532,325 as compared to the net loss of $3,440,252 for the nine-month period ended June 30, 1999, reflected the significant increases in revenues and costs associated with the Virtual Presence acquisition, the hiring of additional personnel, one-time charges for severance costs and acquisition costs related to the proposed AVS transaction.

LIQUIDITY AND CAPITAL RESOURCES FOR MUSE

         Historically, our capital requirements have been funded through a series of debt and equity financings and revenues received through the strategic reselling partner program. During fiscal 2000, revenues generated from direct sales activities have also funded portions of our capital needs.

         In July 1998, we sold 1,000,000 shares of common stock and warrants to purchase 1,000,000 shares of common stock to Continuum Resources for an aggregate purchase price of $8,000,000. In October 1998, we loaned $1,000,000 to a subsidiary of Continuum Resources for the establishment of a Houston facility. The loan is payable on demand and bears interest at the rate of 12% per annum. A balance of $750,000 plus accrued interest remains outstanding on the loan as of the date hereof. We are currently in discussions with Continuum Resources to formalize a further payment strategy. Pursuant to a written agreement with Continuum Resources dated June 2000, Continuum Resources has acknowledged its payment obligations on the loan. In the event we cannot reach agreement on payment terms or such payment is not made upon demand, we will be entitled to terminate the reseller agreement and Continuum Resources' exclusive distribution rights for MuSE software in the oil and gas industry. We have been informed that Continuum Resources is currently in the process of raising additional capital through a private offering and other financing activities; however, we cannot provide assurance that they will be successful in those efforts or that the loan will be repaid in the near future. Accordingly, although repayment of the loan is not contingent on such capital raising efforts, we may be obligated to partially or fully write down the value of the loan as circumstances warrant.

         On November 19, 1998, we consummated an initial public offering through the sale of 1,200,000 shares of common stock and Class A Warrants to purchase 600,000 shares of common stock and received gross proceeds of $9,600,000. Additionally, on December 2, 1998, the underwriter of our initial public offering exercised its over-allotment option in full and we received gross proceeds of $1,440,000. Total net proceeds to us from the initial public offering were approximately $9,200,000.

         Pursuant to his employment agreement, in January 1999, Brian Clark, our President and Chief Financial Officer, was given a loan in the principal amount of $75,000 in connection with his relocation to New Mexico. The loan bears interest at the rate of 5% per annum and is secured by a pledge of vested stock options having a value equal to the principal amount of the loan.

         On November 16, 1999, we completed the acquisition of Virtual Presence for a total of $300,000 in cash at the closing, $300,000 in notes payable over a nine-month period and 430,839 shares of our common stock, subject to certain restrictions. Of such shares, 205,522 are subject to adjustment in the event that the average price of our common stock over the twenty day period prior to November 15, 2000 is less than $4.41 per share.

         In December 1999, we entered into an agreement with Josephthal & Co., Inc. for financial advisory services. In connection with this agreement, we paid $75,000 to Josephthal and granted Josephthal three-year warrants to purchase 82,500 shares of our common stock at $3.90 (representing 120% of the market price of the common stock on the date of grant). We recorded a charge to operations of $113,000 in connection with the granting of such warrants. In April, 2000, Josephthal distributed its warrants to certain of its employees and affiliates.

         Our primary sales strategy is to build a direct sales force that can identify revenue opportunities outside of the customer bases served by our SRP program. As a result of the significant lead time necessary to create an effective direct sales force and consummate additional distribution and reseller relationships, our quarterly results are expected to fluctuate significantly depending on the timing of completion of such arrangements and any up front fees and sales commitments associated therewith. Accordingly, results in any one quarter are not indicative of results to be experienced in subsequent quarters.

         On March 17, 2000, we acquired Simulation Solutions for $117,333 in cash and 44,895 shares of our common stock. On March 28, 2000, we acquired theVRsource.com for $400,000 in cash and notes.

         On May 4, 2000, we entered into a letter of intent to acquire AVS through a stock-for-stock exchange. Definitive merger documents were executed on July 18, 2000. We believe that the acquisition will create one of the software industry's leading companies dedicated to developing and integrating software and solutions using 3D graphics technology. On November 9, 2000 we consummated the merger and pursuant to the terms of the merger agreement, we issued 1,929,579 shares of common stock in exchange for all of the common and preferred shares of AVS and issued 1,445,196 employee stock options in exchange for existing AVS stock options.

         In May 2000, in connection with the letter of intent with AVS, AVS borrowed $1,000,000 from us. The note is payable on demand and bears interest at the rate of 10% per annum payable monthly in advance.

         On June 1, 2000, we entered into an equity line agreement with Kingsbridge. The equity line agreement entitles us to sell and obligates Kingsbridge to purchase, from time to time, up to $18,000,000 of our common stock at a discount of 10% or 12% depending on the market price of our common stock. Our ability to require Kingsbridge to purchase our common stock is subject to certain limitations based on the market price and trading volume of our common stock. Additionally, on August 7, 2000, we sold to Kingsbridge a convertible note in the principal amount of $1,000,000 with interest at the annual rate of 10%. The note is convertible into shares of our common stock after the first anniversary of the issuance of such note at the per share rate of the lower of $2.375 or 88% of the average closing bid price for the five trading days prior to conversion. We also issued to Kingsbridge warrants to purchase 200,000 shares of our common stock in connection with the equity line agreement exercisable at $3.76 per share over the four-year period commencing on November 28, 2000 and warrants to purchase 75,000 shares of our common stock in connection with the note issuance exercisable at $2.6125 per share over the four year period commencing on August 7, 2001.

         For the nine months ended June 30, 2000, there was a net decrease in cash of $9,626,192 as compared to a net increase in cash of $10,961,878 for the nine-month period ended June 30, 1999. The decrease in cash is primarily attributable to the net loss of 3,532,325, the acquisition of subsidiaries for $1,820,595, the purchase of property and equipment $1,190,744, increases in accounts receivable of $3,259,015, increase in other assets of $2,545,100 and an increase in notes receivable of $819,822. For the nine-month period ended June 30, 1999, the increase in cash was primarily attributable to the receipt of proceeds from our initial public offering and collection of accounts receivable associated with a strategic reselling partner agreement offset in part by the net loss of $3,440,252.

         On November 2, 2000, we announced that the expected revenues and earnings for the fourth fiscal quarter and fiscal year ended September 30, 2000 will be significantly below expectations and previous quarterly results due primarily to poor performance of our Muse Virtual Presence operation. The net loss for such periods will also include one-time charges associated with the AVS merger, severance and other costs estimated at $2.1 million. We do not believe that such poor operating results are indicative of a continuing trend with respect to the operations of Muse Virtual Presence. However, no assurance can be given with respect to the future operations and prospects of Muse Virtual Presence. Accordingly, historical performance is not likely to be indicative of future operating results and should not be relied upon in making an investment decision.

         Our capital requirements depend on numerous factors, including the progress of our product development programs, our ability to enter into strategic arrangements or other marketing arrangements which result in the commercialization and distribution of our products, the need to purchase or lease additional capital equipment and the cost of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights and the combination of our operations with those of AVS. Based upon our current plans we believe that current cash resources of approximately $2,000,000, the net proceeds from the equity line agreement and convertible note financing with Kingsbridge, other contemplated debt and equity financing activities as well as anticipated funds to be generated from operations, will be sufficient to satisfy our needs for at least the next 12 months. However, if our current and projected needs change due to unanticipated events or otherwise, or our currently contemplated financing arrangements are not available to us, we may be required to obtain additional capital from other sources and there can be no assurances that additional financing will be available or that the terms of any financing will be acceptable to us.

         We anticipate, largely due to the AVS merger, that we will require significant additional funds in order to successfully integrate our operations (including international operations) and to continue to fund certain projects under development. We cannot assure you that such funds will be available or that we can successfully integrate our operations with those of AVS as anticipated. The dollar amount required to successfully market the combined product and service offerings of MUSE and AVS has not yet been determined, however, we believe that it will be significant and may not produce immediate results. We plan to develop combined marketing strategies and operating budgets in the near term to determine the amount of cash required to integrate existing operations, create a new corporate identity, launch new products, revitalize existing products, produce new marketing and promotional materials, expand an international sales force, create an effective customer and product support organization and invest in new technology development.

         We continually explore strategic, joint venture and acquisition opportunities both in the United States and abroad. From time to time, we may be involved in negotiations for strategic reselling partner arrangements, other strategic relationships, joint ventures, financing arrangements or possible acquisitions, however, current negotiations, if any, are too preliminary to warrant disclosure at this time. We will keep investors informed as such negotiations mature.

         AVS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

         The following presentation of management's discussion and analysis of the financial condition and results of operations of AVS should be read in conjunction with the Consolidated Financial Statements of AVS, the accompanying notes thereto and other financial information appearing elsewhere in this prospectus. This section and other parts of this prospectus contain forward-looking statements that involve risks and uncertainties. The actual results of AVS may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operation--Factors Affecting Operating Results" and "Risk Factors." Since the merger with AVS was consummated on November 9, 2000, we have included separate Management's Discussion and Analysis of Financial Condition and Results of Operations for both Muse and AVS. You should carefully review and consider both sections before making any investment decisions.

OVERVIEW OF AVS

         AVS was incorporated in November 1991 and commenced operations in January 1992. AVS is a global provider of data visualization solutions. AVS's software and services help its customers transform massive quantities of data into visual representations. AVS provides tools for developers who build customized visualization software, as well as ready-to-use applications for end users who analyze information contained in graphical representations.

         Prior to 1999, AVS derived revenue from product, consulting and maintenance services related to five product lines: AVS5, AVS/Express, Viz/Express, Toolmaster and Gsharp. In 1997 AVS began development of a suite of software components, which support both the Microsoft Component Object Model, the JavaBean model and are web-deployable, to allow developers to extend commercial and custom-developed business intelligence solutions to encompass business-class data visualization. In 1999 AVS introduced these software components to the market, and started to derive revenue from this new product line named OpenViz. AVS believes that as the markets for AVS5, AVS/Express, Viz/Express, Toolmaster and Gsharp continue to mature, the continued growth of AVS will require the successful introduction of new products and further enhancements to its existing products. There can be no assurance that AVS will continue to design, develop, and release successful new product offerings in the future.

         During 1997 AVS changed its marketing strategy from a products oriented sale strategy to a consulting services oriented sale strategy. The majority of the increase in revenue in 1997 and the beginning of 1998 was from two customers, and as those projects were completed in early 1998, AVS was unable to replace such accounts, and had expanded its operations significantly during 1998. As a result of the change of strategy and the inability to secure enough consulting work and related revenue to support its expanded workforce, AVS reduced its workforce in July 1998, and again in November 1998. The 1998 reductions included a complete turnover in the executive management team. Under new leadership in November 1998 AVS resumed its prior strategy of a product oriented sale strategy with related consulting services to support the sale strategy. AVS incurred $1.4 million in expenses related to the reduction of the workforce in 1998. The failure of this sales strategy, and the related use of company resources, significantly limited AVS's ability to invest in sales and marketing needed to increase revenue in 1998 and 1999. In addition AVS's product lines that existed prior to 1999 are maturing, and limited product development resources were directed to AVS's new product line, OpenViz. Management anticipates that the OpenViz product line, with an increase in sales and marketing expenditures, will lead to an increase in revenue in the future. However, there can be no assurance that the anticipated demand for OpenViz will materialize or lead to an increase in revenue.

         Kubota Corporation, together with its subsidiary, KGT Inc., is AVS's largest customer, accounting for approximately 15% of AVS's revenues in fiscal 1999. No other customer accounted for more than 10% of AVS's revenues in fiscal 1999. In September 1999, AVS entered into an agreement with KGT, Inc., a subsidiary of Kubota, which agreement granted KGT a perpetual royalty free license to sell certain products in Japan. AVS recognized $1.1 million of revenue in 1999 related to this license and will continue to receive royalty revenue in the future.

         On May 4, 2000, AVS entered into a letter of intent to be acquired by MUSE through a stock-for-stock exchange. On November 9, 2000, the merger was consummated and pursuant to the terms of the merger agreement, MUSE issued 1,929,579 shares of common stock in exchange for all the common and preferred shares of AVS and assumed employee stock options to purchase 1,445,196 of MUSE common stock.

RESULTS OF OPERATIONS OF AVS

         AVS receives revenues from sales and licensing of its products and providing consulting and maintenance services related thereto. The license agreements are generally for perpetual licenses, related consulting services and annual maintenance services. Revenue from software license agreements is recognized upon execution of a contract and shipment of the software provided that no significant post delivery obligations remain and the related receivable is deemed collectible by management. Revenue from consulting services is recognized when the services are delivered. If an acceptance period is required for products or services, revenue is recognized upon the earlier of customer acceptance or the expiration of the acceptance period, unless some additional performance target is mandated, in which case revenue is recognized upon satisfaction of that target, as defined in the applicable software licensing and services agreement. Revenue from maintenance services is recognized ratably over the term of the related contracts. There can be no assurance that AVS will be able to enter into new license agreements at the current rate or to maintain the current pricing for its products and services.

         The following table sets forth, for the fiscal periods indicated, certain items from the statement of operations data in dollars and as a percentage of revenues for fiscal years ended December 31, 1997, 1998, and 1999. The historical results are not necessarily indicative of results to be expected for any future period. All dollar amounts are in thousands.

                                                    1997                         1998                         1999
                                           ----------------------       ----------------------       ----------------------
                                           AMOUNT       % REVENUE       AMOUNT       % REVENUE       AMOUNT       % REVENUE
                                           ------       ---------       ------       ---------       ------       ---------

Revenue                                   $18,575          100%        $15,396          100%        $13,775          100%
Cost of software licenses                   1,320            7%            426            3%            148            1%
Cost of support and other                   1,365            7%          1,116            7%            630            5%
Cost of professional services               1,814           10%          3,533           23%          1,640           12%
Sales and marketing                         9,011           49%          8,250           54%          5,938           43%
Product development                         4,029           22%          4,439           29%          3,079           22%
General and administrative                  1,771           10%          2,098           14%          1,673           12%
Restructuring                                  --            0%          1,423            9%             --            0%
Interest income, net                          224            1%            180            1%             82            1%
Other expense, net                             39            0%            204            1%            507            4%
Provision for income taxes                    268            1%            249            2%            158            1%
Net income (loss)                            (819)          -4%         (6,162)          40%             84            1%

         The following table sets forth, for the fiscal periods indicated, certain items from the statement of operations data in dollars and as a percentage of revenues for the six month period ended June 30, 1999 and 2000. The historical results are not necessarily indicative of results to be expected for any future period. All dollar amounts are in thousands.


                                                      SIX MONTHS ENDED
                                           --------------------------------------
                                            JUNE 30, 1999         JUNE 30, 2000
                                           ----------------      ----------------
                                           AMOUNT     % REV      AMOUNT    % REV
                                           ------     -----      ------    ------
Revenue                                     6,453      100%       5,787      100%
Cost of software licenses                      86        1%         154        3%
Cost of support and other                     310        5%         333        6%
Cost of professional services                 869       13%         729       13%
Sales and marketing                         2,962       46%       2,840       49%
Product development                         1,404       22%       1,347       23%
General and administrative                    717       11%       1,134       20%
Restructuring                                  --        0%          --        0%
Interest income, net                           23        0%         115        3%
Other expense, net                            258        4%         316        6%
Provision for income taxes                     90        1%          26        0%
Net income (loss)                            (220)      -3%        (977)     -17%

REVENUE OF AVS

         Revenue decreased 17% from $18.6 million in 1997 to $15.4 million in 1998 and 11% to $13.8 million in 1999. The decrease in revenue from 1997 to 1998 was primarily due to a change in company strategy in 1997 that focused sales from a product oriented sale with related consulting services, to a consulting services oriented sale with related product and to maturation of the existing products. The resulting 30% decrease in product revenue was offset in part by an 8% increase in consulting services revenue. In addition there was an 11% decrease in maintenance revenue primarily due to lower product revenue and to maturing products. The decrease in revenue from 1998 to 1999 was primarily due to a 49% decrease in consulting services revenue due to AVS's change in focus back to a product oriented sale, and a 12% decrease in maintenance revenue due to maturing products and a related decrease in product revenue from the direct sales channel. Product revenue increased 9% from 1998 to 1999. The increase in product revenue includes $1.1 million related to a licensing agreement with KGT. Excluding the KGT agreement, product revenue would have decreased 9% from 1998 to 1999. In August 1999, AVS announced and started to market its new product line OpenViz. The decrease in product revenue from 1998 to 1999 is primarily due to maturing product revenues decreasing faster than new product line revenue has increased.

         Revenue for the six-month period ended June 30, 2000 was $5,787,000 compared to revenue of $6,453,000 for the six-month period ended June 30, 1999. The decrease in overall revenue of 10% was due primarily to a 3%, or $72,000, decrease in product sales revenue, a 23%, or $653,000, decrease in support and other revenue offset in part by a 7%, or $59,000, increase in professional services revenue. Product revenues from our distributor in Japan, KGT Inc., were lower by $490,000 for the six-month period ended June 30, 2000, due to the licensing agreement entered into with KGT in September 1999.

OPERATING EXPENSES OF AVS

         Operating expenses increased 10% from $19.3 million in 1997 to $21.3 million in 1998 and decreased 38% to $13.1 million in 1999. The build up in expense during 1997 and through July 1998 was due to building the workforce to support anticipated revenue from a strategic focus on consulting oriented sales. In 1998 AVS incurred $1.4 million in expense related to the reduction of the workforce resulting from the lack of planned revenue. During 1997 the workforce increased by 37 to 142 at December 31, 1997. During 1998 the workforce increased by 19 to a high of 161 in June, then decreased by 61 to 100 at December 31, 1998. During 1999 the workforce decreased by 11 to 89 at December 31, 1999.

         For the six-month period ended June 30, 2000, operating expenses increased $189,000 (3%) to $6,537,000 compared to the six-month period ended June 30, 1999. The increase in expense is primarily due to costs associated with the pending merger with MUSE, offset in part by lower sales and marketing expenses. The workforce decreased by 3, from 86 at June 30, 1999 to 83 at June 30, 2000.

         Cost of software licenses. Cost of software licenses consists primarily of the cost of providing electronic media, manuals and shipping costs associated with software license sales. From 1997 to 1998, cost of software licenses decreased $894,000 (68%) to $426,000 primarily as a result of a reduction in headcount, lower product sales and cost savings associated with the delivery of software products. From 1998 to 1999, cost of software licenses decreased $278,000 (65%) to $148,000 primarily as a result of additional cost savings associated with using more electronic media and less published texts in the delivery of software products.

         For the six-month period ended June 30, 2000, cost of software licenses increased $68,000 (79%) to $154,000 compared to the six-month period ended June 30, 1999, primarily as a result of increased production and delivery costs.

         Cost of professional services. Cost of professional services consists primarily of payroll and related expenses associated with our consulting staff. From 1997 to 1998, cost of professional services increased $1,719,000 (95%) to $3,533,000 as a result of increases in headcount. From 1998 to 1999, cost of professional services decreased $1,983,000 (54%) to $1,640,000 as a result of decreases in headcount related to the restructuring of AVS.

         For the six-month period ended June 30, 2000, cost of professional services decreased $140,000 (16%) to $729,000 compared to the six-month period ended June 30, 1999, primarily as a result of decreases in headcount.

         Cost of support services. Cost of support services consists primarily of payroll and related expenses associated with our customer service staff. From 1997 to 1998, cost of support services decreased $249,000 (18%) to $1,116,000 as a result of decreases in headcount due to lower support revenue. From 1998 to 1999, cost of support services decreased $486,000 (44%) to $630,000 as a result of decreases in headcount related to the restructuring of AVS and lower support revenue.

         For the six-month period ended June 30, 2000, cost of support services increased $23,000 (7%) to $333,000 compared to the six-month period ended June 30, 1999.

         Product development. Product development expense consists primarily of payroll and related expenses associated with our product development staff. Starting in the third quarter of 1997, an increasing percentage of product development effort went towards the development of the OpenViz product. From 1997 to 1998, product development expense increased $410,000 (10%) to $4,439,000 as a result of increases in headcount for development of OpenViz. From 1998 to 1999, product development expense decreased $1,360,000 (31%) to $3,079,000 as a result of decreases in headcount related to the restructuring of AVS.

         For the six-month period ended June 30, 2000, product development expense decreased $57,000 (4%) to $1,347,000 compared to the six-month period ended June 30, 1999, primarily as a result of a year over year decrease in headcount during the first quarter of 2000 compared to the first quarter of 1999.

         Sales and marketing. Sales and marketing expense consists primarily of payroll and related expenses associated with AVS sales and marketing staff, sales office expenses and discretionary expenses to market AVS's products. From 1997 to 1998 sales and marketing expense decreased $761,000 (8%) to $8,250,000 as a result of decreases in headcount and lower discretionary marketing expenses. From 1998 to 1999 sales and marketing expense decreased $2,312,000 (28%) to $5,938,000 primarily as a result of decreases in headcount related to the restructuring of AVS and lower discretionary marketing expenses.

         For the six-month period ended June 30, 2000, sales and marketing expense decreased $122,000 (4%) to $2,840,000 compared to the six-month period ended June 30, 1999, primarily as a result of lower discretionary marketing expenses, a decrease in sales commission expense and a decrease in headcount.

         General and administrative. General and administrative expense consists primarily of payroll and related expenses associated with our executive and finance staff, and professional fees. From 1997 to 1998, general and administrative expense increased $327,000 (18%) to $2,098,000 as a result of increases in headcount. From 1998 to 1999, general and administrative expense decreased $425,000 (20%) to $1,673,000 primarily as a result of decreases in headcount related to the restructuring of AVS.

         For the six-month period ended June 30, 2000, general and administrative expense increased $417,000 (58%) to $1,134,000 compared to the six-month period ended June 30, 1999, primarily as a result of $367,000 of expenses related to the pending merger with MUSE and increases in payroll costs.

         Interest income, net. Interest income, net consists of interest earned on cash and cash equivalents and short-term investments and other income. Interest income, net decreased $44,000 (20%) to $180,000, and $98,000 (54%) to
$82,000, from 1997 to 1998 and 1998 to 1999, respectively due to lower interest income on lower cash and cash equivalent and short-term investment balances in each year, and $49,000 of other income in 1999 related to a lower than expected payment for a 1997 acquisition due to the departure of an employee.

         For the six-month period ended June 30, 2000, interest income, net increased $92,000 (400%) to $115,000 compared to the six-month period ended June 30, 1999, primarily due to increases in other income.

         Other expense, net. Other expense, net consists primarily of interest paid on borrowings and foreign exchange gains and losses. Other expense, net increased $165,000 (423%) to $204,000, and $303,000 (149%) to $507,000, from
1997 to 1998 and 1998 to 1999, respectively, due to higher interest expense on higher borrowings in each year, and exchange losses primarily related to receivables denominated in European currencies. Interest expense increased $182,000 to $193,000 from 1997 to 1998, and $19,000 to $212,000 from 1998 to
1999. Exchange losses decreased $17,000 to $11,000 from 1998 to 1999 and increased $285,000 to $296,000 from 1998 to 1999 primarily as a result of a change to invoicing in local currencies from the United States and an unfavorable change in foreign exchange rates.

         For the six-month period ended June 30, 2000, other expense, net increased $58,000 (22%) to $316,000 compared to the six-month period ended June 30, 1999, primarily due to higher exchange losses primarily related to receivables denominated in European currencies and higher interest expense related to increased borrowings in the second quarter.

         Income taxes. Income taxes are primarily due to foreign tax treaty withholdings and foreign income taxes. Income taxes decreased $19,000 (7%) to $249,000, and $91,000 (37%) to $158,000, from 1997 to 1998 and 1998 to 1999, respectively.

         For the six-month period ended June 30, 2000, income taxes decreased $64,000 (71%) to $26,000 compared to the six-month period ended June 30, 1999.

LIQUIDITY AND CAPITAL RESOURCES OF AVS

         From inception through 1997 AVS was funded through its initial investment and cash generated from operations. During 1997 AVS changed its marketing strategy from a products oriented sale strategy to a consulting services oriented sale strategy. The strategic change required an investment beyond the resources that were available and projected to be generated from operations. AVS has been funded through a variety of debt financings since 1997.

         In August 1999, AVS modified an existing loan agreement with a bank. The new agreement is for a $1,000,000 revolving line of credit. Advances under the revolving line of credit are based on AVS's qualified accounts receivable and is limited by the outstanding balance under its equipment line of credit. The line is secured by all corporate assets and was due in June 2000. $879,743 was outstanding under this facility as of June 30, 2000.

         In addition to the revolving line of credit, AVS entered into stand-by accounts receivable purchase agreement whereby AVS can sell to the bank $1,000,000 of additional qualified receivables. As of June 30, 2000, there were no advances under this agreement. AVS has transferred existing borrowings under the revolving line of credit to the accounts receivable purchase agreement that AVS has in place with the bank. All outstanding amounts under such accounts receivable purchase agreement were paid subsequent to June 30, 2000 and it is not anticipated that such accounts receivable purchase agreement will be continued.

         In December 1997, AVS entered into a convertible subordinated promissory note agreement with Kubota. In exchange for a $2,000,000 payment, Kubota received a convertible subordinated promissory note due December 2001. The note, which is subordinated to all AVS's senior indebtedness, bears interest at the rate of 5% per year, payable on January 1, 1999. Thereafter, interest is payable quarterly in arrears. Kubota has the right to convert the Note into 202,839 shares of MUSE common stock at a conversion price of $9.86 per share.

         In May 1999, AVS entered into an agreement with a leasing company to provide financing of certain equipment. AVS may finance up to $500,000 under this agreement, of which $171,000 is outstanding as of June 30, 2000. The amounts outstanding under this financing agreement are subordinate to any bank debt. The term of this agreement is three years and borrowings bear interest at 16.96% per year.

         In May 2000, in connection with the letter of intent with MUSE, AVS borrowed $1,000,000 from MUSE. The note is payable on demand and bears interest at the rate of 10% per annum, payable monthly in advance.

         AVS anticipates that it will expend approximately $100,000 for the purchase of computer hardware and software during fiscal 2000. The funds will come from operations or the equipment lease line. This hardware and software is needed to update existing infrastructure and sales demonstration equipment to meet the increasing demands of selling and marketing AVS products and services.

         AVS believes that available funds and cash generated from operations would not be sufficient to meet AVS's operating requirements, assuming no change in the operations of AVS's business. AVS's future liquidity and capital resources will be dependent on a number of factors including its ability to obtain adequate financing to fund future operations.

         Net cash used in operating activities was $258,000 for the year ended December 31, 1997, $4,500,000 for the year ended December 31, 1998, and $1,800,000 for the year ended December 31, 1999. Cash used in operating activities for 1997 primarily resulted from net losses and an increase in accounts receivable and a decrease in deferred revenues, which were partially offset by increases in accounts payable and accrued expenses. Cash used in operating activities for 1998 primarily resulted from net losses and a decrease in deferred revenues, which were partially offset by a decrease in accounts receivable. Cash used in operating activities for 1999 primarily resulted from net losses and an increase in accounts receivable, a decrease in accounts payable and accrued expenses and deferred revenues.

         Net cash used in operating activities was $924,000 for the six months ended June 30, 1999 and $491,000 for the six months ended June 30, 2000. Cash used in operating activities for the six months ended June 30, 1999 resulted primarily from net losses and payments related to the 1998 restructuring of AVS. Cash used in operating activities for the six months ended June 30, 2000 resulted primarily from net losses and a decrease in accounts payable, accrued expenses and deferred revenues offset in part by a decrease in accounts receivable.

         Net cash provided by (used in) investing activities was $6,100,000 used for the year ended December 31, 1997, $4,600,000 provided for the year ended December 31, 1998, and $4,000 used for the year ended December 31, 1999. Cash used in investing activities was primarily related to short-term investments and purchase of equipment.

         Net cash provided by investing activities was $35,000 for the six months ended June 30, 1999 and net cash used in investing activities was $53,000 for the six months ended June 30, 2000. Cash provided by investing activities for the six months ended June 30, 1999 was primarily related to a decrease in short-term investments offset by purchases of equipment. Cash used in investing activities for the six months ended June 30, 2000 was primarily related to purchases of equipment.

         Net cash provided by (used in) financing activities was $2,200,000 provided for the year ended December 31, 1997, $379,000 used for the year ended December 31, 1998, and $586,000 provided for the year ended December 31, 1999. Net cash provided by financing activities in 1997 was primarily from the issuance of a $2,000,000 convertible subordinated promissory note to Kubota Corporation, a significant stockholder (the note bears interest at 5% and matures in December 2001), an increase in bank financing of $984,000 and $386,000 from the exercise of stock options, offset partially by a stock repurchase program that used $1,200,000. Net cash used in financing activities in 1998 was primarily from a $456,000 net reduction in bank borrowings, offset partially by a $77,000 increase from the exercise of stock options. Net cash provided by financing activities in 1999 was primarily from a $330,000 advance under an equipment lease line and a net $352,000 increase in bank borrowings, offset partially by $96,000 of principal payments on the equipment lease line.

         Net cash provided by financing activities was $561,000 for the six months ended June 30, 1999 and $955,000 for the six months ended June 30, 2000. Net cash provided by financing activities in the six months ended June 30, 1999 was primarily from a $1,100,000 increase in bank and lease line borrowings, partially offset by $549,000 of principal payments on debt. Net cash provided by financing activities in the six months ended June 30, 2000 was primarily from a $1,000,000 note payable to MUSE, $18,000 from the sale of common stock and offset in part by $63,000 of principal payments on the equipment lease line.

         Due to the merger with MUSE, AVS is obligated to pay certain fees to its financial advisor in the amount of $315,000.

         To date inflation has not had a material impact on AVS's financial results; however, in 1999 AVS experienced the demands of a very tight labor market, and had to adjust salaries on several occasions to meet market demands. There can be no assurance, however, that inflation may not adversely affect AVS's financial results in the future.

         As of December 31, 2000, AVS has a net operating loss carryforward position fully offset by a full valuation reserve, primarily generated from its predecessor company, Stardent Computer Inc. If and when this net operating loss carry forward position is applied, it would yield a tax benefit of $44.5 million.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         Our directors, executive officers and key employees are as follows:

              NAME                         AGE                                 POSITION
              ----                         ---                                 --------
Brian R. Clark                              42           President, Chief Financial Officer, Secretary,
                                                         Treasurer and Director
Steve Sukman                                42           Senior Vice President and Director
John Hough                                  47           Director
Jack C. Berenzweig                          57           Director
Edward A. Masi                              52           Director
John William Poduska, Sr.                   62           Chairman and Director of AVS and Director nominee
                                                         of MUSE
Russell G. Barbour                          49           Chief Executive Officer, and Director of AVS and
                                                         Chief Executive Officer nominee and Director
                                                         nominee of MUSE
Ian R. G. Edmonds                           60           Director of AVS and Director nominee of MUSE

         Brian R. Clark has been a director since December 1999, our Chief Financial Officer since October 1996, our Treasurer and Secretary since October 1997 and our President since March 2000. Prior to that, Mr. Clark was an executive with Optimax Securities Corporation, a corporation engaged in investment banking, from 1995 until October 1996; Chief Financial Officer of Softcop International, a software development company, from 1993 to 1995; Manager of Business Development for Royal Insurance Company of Canada, from 1989 to 1993; and a Chartered Accountant with Deloitte & Touche from 1985 to 1989.

         John Hough has been a director since January 2000 and Managing Director of Virtual Presence from November 1999 through November 13, 2000. Mr. Hough founded Virtual Presence, Ltd. in 1991 as an offshoot of the consultancy and software company Strategy in Computing Ltd. of which he was a principal. He sold his interest in Strategy in Computing in 1994 to concentrate on the virtual reality marketplace. Prior to establishing Virtual Presence, Mr. Hough held various management and senior sales positions in the computer software and hardware industry. Mr. Hough was previously a member of the United Kingdom's Department of Trade and Industry Foresight Committee on virtual reality and is now an elected member of the steering group of the United Kingdom virtual reality forum, set up under the auspices of the Department of Trade and Industry.

         Steve Sukman joined our company as Director of Communications in September 1998 after having served as a public relations consultant to MUSE for more than one year prior to his employment with us. He was promoted to Vice President of Communications in June 1999 and to Senior Vice President in June 2000. On November 9, 2000 Mr. Sukman was appointed to serve as a director to our company. Prior to joining MUSE, Mr. Sukman engaged in his own consulting practice where he specialized in providing corporate communications services to technology companies with complex products in emerging and specialized markets. He formerly served as Vice President of Potomac West Properties from 1990 through 1992 and Vice President of Los Angeles Restaurant Group from 1992 through 1994.

         Jack C. Berenzweig has been a director since May 1999. Mr. Berenzweig currently practices law with Brinks Hofer Gilson and Lione, a Chicago intellectual property law firm, which he joined in 1968. He is a graduate of Cornell University, where he obtained a bachelor's degree in electrical engineering, and American University Law School where he obtained a Juris Doctorate degree and was a member of the Law Review. He is presently a director and Vice Chairman of the Brand Names Educational Foundation and a former member of the board of directors of the International Trademark Association. In addition, he is an ad hoc member of the Asian Patent Attorneys' Association Anti-counterfeiting Committee.

         Edward A. Masi has been a director since January 1997. Since June 1997, Mr. Masi has been a private consultant for a variety of companies. From March 1992 until June 1997, Mr. Masi was a corporate vice president at Intel Corporation, responsible for the management of the super-computer business and the commercial server product development division. From May 1980 until June 1992, Mr. Masi was Executive Vice President of Sales, Marketing and Service at Cray Research. Prior to his work for Cray, Mr. Masi held various sales and marketing positions at IBM, where he began his career.

         John William Poduska, Sr. is the Chairman and a director of AVS and is a director nominee of MUSE pending his acceptance of such position. Prior to that Mr. Poduska served as Chairman, Chief Executive Officer and founder of Stardent Computer Inc., a predecessor company of AVS. Prior to founding Stardent, he was Chairman and Chief Executive Officer and President of Apollo Computer, Inc., and founder and Vice President of Research and Development of Prime Computer. He was also an assistant professor of electrical engineering at Massachusetts Institute of Technology in Cambridge, Massachusetts. In addition to his role as Chairman of the Board for AVS since November, 1991, Mr. Poduska currently sits on the board of Cambridge Technology Partners, Safeguard Scientifics, Union Pacific Resources, Multi Gen Inc., ICE, Exa Corporation, XL Vision and EVS. Mr. Poduska received a Bachelor of Science degree, a Master of Science degree and a Ph.D. in electrical engineering and computer sciences from MIT.

         Russell G. Barbour has been the President and Chief Executive Officer and a director of AVS since November, 1998 and is both a Chief Executive Officer nominee and director nominee of MUSE pending his acceptance of such positions. Mr. Barbour served as Vice President of Product Development for AVS from April 1997 until November 1998. Prior to joining AVS, Mr. Barbour was President of Acuity Software, a privately held producer of software development tools. Mr. Barbour was also a senior software executive at Apollo Computer Inc. where he held the position of Vice President of Advanced Technology. Prior to Apollo, he held management and technical positions at Prime Computer and Honeywell Information Systems.

         Ian R. G. Edmonds has been a director of AVS from November, 1991 until July, 1996 and again from January 1999 to November 2000 and is a director nominee of MUSE pending his acceptance of such position. Mr. Edmonds also served and is currently serving as a consultant with AVS. Prior to that position, Mr. Edmonds was the President of SRR Solutions, Inc. SRR Solutions provides enterprise wide client/server credit and collections solutions to Fortune 2000 clients. Mr. Edmonds held vice president roles in engineering, marketing and customer service with Prime Computer and Stellar Computer. He also served as President of Stardent Computer Inc., the UNIRAS Division of AVS Inc. and Winsbrook Software, Inc.

         Until November 15, 2001, HD Brous & Co., Inc., the underwriter of our initial public offering, has the right to designate one nominee, reasonably acceptable to our company, for election to the Board of Directors. However, no such nominee has as yet been designated.

         We have established an Audit Committee composed of Messrs. Berenzweig and Masi, both non-employee directors, and have adopted an Audit Committee Charter to determine the adequacy of internal controls and other financial reporting requirements. We have also established a Compensation Committee composed of Messrs. Berenzweig and Masi to review general policy matters relating to compensation and benefits of employees.

                             PRINCIPAL STOCKHOLDERS

         The following table shows the beneficial ownership of our outstanding shares of common stock as of November 14, 2000 by those persons who we know to beneficially own more than 5% of our common stock, each of our directors and officers, and all officers and directors as a group. The percentage ownership of common stock is based on 12,738,461 shares of common stock outstanding as of November 14, 2000. The current business address of each of our directors and officers is 1601 Randolph SE, Suite 210, Albuquerque, New Mexico 87106.

         Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Unless otherwise indicated, and subject to community property laws where applicable, the stockholders named in the table below have sole voting and investment power with respect to the common stock shown as beneficially owned by them.

                                                                                              PERCENT OF COMMON
NAME OF BENEFICIAL OWNER                                  NUMBER OF SHARES (1)            STOCK BENEFICIALLY OWNED
------------------------                                  --------------------            ------------------------
Continuum Resources
   International, ASA (2)
   Risayika Haymering 224
   4056 Tananger, Norway                                      2,000,000                             14.6%
Creve Maples
   1401 Catron SE
   Albuquerque, NM  87123                                       723,355                              5.7%
Kubota Corporation (3)
   2-47 Shikitsuhigashi
   1-chome
   Naniwa-ku, Osaka
   556-8601 Japan                                               848,937                              6.3%
Brian Clark (4)                                                 415,263                              3.2%
John Hough (5)                                                  315,317                              2.5%
Steve Sukman (6)                                                143,250                              1.1%
Edward A. Masi (7)                                               54,671                              *
Jack Berenzweig (8)                                              30,000                              *
John William Poduska Sr. (9)                                     96,751                              *
Russell G. Barbour (10)                                         213,025                              1.6%
Ian R. G. Edmonds (11)                                           18,260                              *
Directors and executive officers as a group
   (8 persons) (12)                                           1,286,537                              9.3%
----------------------

*  Less than one percent
(1) Includes currently exercisable options and warrants to purchase shares of our common stock issuable upon the exercise of such options and warrants for each named person.
(2) Continuum Resources is a wholly owned subsidiary of The Norex Group, AS, a publicly held Norwegian company. Includes 1,000,000 shares of our common stock issuable upon the exercise of warrants.
(3) Includes 600,000 shares of our common stock issuable upon the exercise of options and 202,839 shares of our common stock conversion of a subordinated promissory note with AVS.
(4) Includes 415,263 shares of our common stock issuable upon the exercise of options.
(5) Includes 90,000 shares of our common stock issuable upon the exercise of options.
(6) Includes 143,250 shares of our common stock issuable upon the exercise of options.
(7) Includes 54,671 shares of our common stock issuable upon the exercise of options.
(8) Includes 30,000 shares of our common stock issuable upon the exercise of options.
(9) Includes 79,123 shares of our common stock issuable upon the exercise of options.
(10) Includes 213,025 shares of our common stock issuable upon the exercise of options.
(11) Includes 18,260 shares of our common stock issuable upon the exercise of options.
(12) Includes an aggregate of 242,945 shares of our common stock and 1,043,592 shares of our common stock issuable upon exercise of options.

                             EXECUTIVE COMPENSATION

         The following table sets forth the compensation of each of our executive officers that had earned in excess of $100,000 for the fiscal years ended September 30, 1999, 1998 and 1997.

                           SUMMARY COMPENSATION TABLE


                                                         ANNUAL COMPENSATION                          SECURITIES
                                                     ------------------------                         UNDERLYING
NAME AND PRINCIPAL POSITION              YEAR          SALARY           BONUS           OTHER           OPTIONS
---------------------------              ----          ------           -----           -----         ----------
Curtiz J. Gangi, (1)                       1999      $215,000         $134,375           --               --
President and Director                     1998      $178,846            --          $172,467 (2)       466,447
                                           1997      $112,500            --              --             361,842

Brian Clark, (3)                           1999      $150,000          $65,625           --               --
Chief Financial Officer, Secretary,        1998      $130,000            --          $172,467 (2)       150,395
Treasurer and Director                     1997      $120,000            --              --             197,368

Douglas Harless, (4)                       1999      $280,399 (5)   $123,642 (6)         --               --
Vice President-Sales and Marketing         1998      $134,785       $478,155 (2)         --             124,079
and Director                               1997      $ 10,000 (7)        --              --             378,289

Steve Sukman, Senior Vice President        1999      $103,462           $4,000           --             90,000
and Director                               1998         --               --              --               --
                                           1997         --               --              --               --

---------------------

(1)    Mr. Gangi resigned his employment position effective May 4, 2000.
(2) Includes amounts received in connection with (i) the Company's distribution agreement with Continuum Resources and (ii) Continuum Resource's purchase of 1,000,000 shares of common stock and warrants to purchase an additional 1,000,000 shares of Common Stock in July 1998.
(3) Does not reflect ten year options to purchase 117,500 shares of common stock, at an exercise price of $2.72 per share, granted on January 27, 2000.
(4)    Mr. Harless resigned his employment position effective May 8, 2000.
(5)    Includes salary of $150,000 and commissions of $130,399.
(6)    During fiscal 1999, Mr. Harless received a bonus of $123,642.
(7)    Reflects that portion of Mr. Harless' salary earned in fiscal 1997.


                        OPTION GRANTS IN LAST FISCAL YEAR

         The table below sets forth information with respect to individual grants of stock options made during the last fiscal year.

                         NUMBER OF SECURITIES             PERCENT OF TOTAL            EXERCISE OR
                       UNDERLYING OPTIONS/ SARS        OPTIONS/SARS GRANTED TO        BASE PRICE             EXPIRATION
       NAME                     GRANTED               EMPLOYEES IN FISCAL YEAR          ($/SH)                  DATE
-------------          ------------------------       ------------------------        -----------            ----------
Steven Sukman                    60,000                           11%                      3.625             7/11/2009

                                    500                           *                        4.50              9/23/2009

---------------------------

*Less than one percent

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

         The table below sets forth information with respect to option exercises during the last fiscal year and the value of all options held at fiscal year end for each of the named executive officers. No SARs have been granted by the Company to date and no options were exercised by the named executive officers during fiscal 1999.


                              SHARES                       NUMBER OF SECURITIES
                             ACQUIRED                       UNDERLYING OPTIONS                VALUE OF UNEXERCISED
                                ON         VALUE               AS OF FY-END               IN-THE-MONEY OPTIONS AT FY-END
           NAME              EXERCISE     REALIZED       EXERCISABLE/UNEXERCISABLE        EXERCISABLE/UNEXERCISABLE (1)
  -------------------        --------     --------       -------------------------        ------------------------------
  Curtiz J. Gangi (2)           --           --               553,289/275,000                     $720,344/0
  Brian Clark (3)               --           --                 260,263/87,500                    $422,927/0
  Douglas Harless (4)           --           --               336,373/165,995                  $225,883/$127,554
  Steven Sukman (5)             --           --                63,500/30,000                    $15,000/$15,000
--------------------------

(1) The values of in-the-money options represent the aggregate amount of the excess of $4.125, the market value of the common stock as of the fiscal year-end, over the relevant exercise price of such options. Of the option shares set forth in the table, the following were at exercise prices above the market value of the common stock as of the fiscal year-end:
       Brian Clark - 87,500; Douglas Harless - 284,868.
(2) On May 4, 2000, Mr. Gangi resigned all positions with the Company. As a result of certain severance arrangements, the Company repurchased Mr. Gangi's outstanding stock options to purchase 750,000 shares. Does not reflect options to purchase 375,000 shares common stock granted in fiscal 2000.
(3) Does not reflect ten year options to purchase 117,500 shares of common stock, at an exercise price of $2.72 per share, granted on January 27, 2000.
(4)    Mr. Harless resigned his employment position effective May 8, 2000.
(5) Does not reflect options to purchase 99,500 shares of common stock granted in fiscal 2000.



EMPLOYMENT AGREEMENTS

         We have entered into separate employment agreements with Brian R. Clark, John Hough and Steve Sukman. Under these agreements, each executive must devote his full business time and attention to the affairs of our company. Further our subsidiary AVS has entered into a consulting agreement with Ian R.
G. Edmonds.

         Brian R. Clark has entered into a three-year employment agreement with our company, which commenced as of June 1, 1998, to act as Chief Financial Officer at an annual base salary of $150,000. Mr. Clark is also entitled to receive a bonus of up to $65,625 upon the achievement of certain performance objectives. In connection with his employment agreement, Mr. Clark received options to purchase 117,500 shares of our common stock at an exercise price of $7.50 per share, which vests as follows: 30,000 shares on June 1, 1999, 37,500 shares on June 1, 2000 and 50,000 shares on June 1, 2001. Mr. Clark also received a five year loan in the amount of $75,000 at 5% annual interest in connection with his relocation to New Mexico. The loan is secured by vested stock options having a value equal to the principal amount of the loan. Mr. Clark was promoted to President of the Company in March 2000 and received a salary increase to $172,500 and additional stock options to purchase 117,500 shares of common stock at an exercise price of $2.72 per share, the fair market value on the date of grant).

         Steve Sukman has entered into a one-year employment agreement with our company, which commenced as of July 12, 2000, to act as Vice-President at an annual base salary of $110,000. Mr.

Sukman is also entitled to receive a bonus of up to $35,750 upon the achievement of certain performance objectives. In connection with his employment agreement, Mr. Sukman received options to purchase 60,000 shares of our common stock at an exercise price of $3.625 per share, which vests as follows: 30,000 shares on July 12, 2000 and 30,000 shares on July 12, 2001.

         On November 15, 1999, John Hough entered into a three-year employment agreement with Virtual Presence Limited, to act as Managing Director at an annual base salary of $150,000. Mr. Hough is also entitled to receive a bonus each year of up to $45,000 upon the achievement of certain performance objectives. Mr. Hough also received a signing bonus of $50,000 on November 15, 1999. In connection with his employment agreement, Mr. Hough received options to purchase 90,000 shares of our common stock at an exercise price of $3.125 per share, which vests as follows: 30,000 shares on November 14, 2000, 30,000 shares on November 14, 2001and 30,000 shares on November 14, 2002. Mr. Hough's employment agreement with Virtual Presence Limited was terminated on November 13, 2000.

         Under the executives' employment agreements, if an executive is terminated by our company other than "for cause" (as defined in each employment agreement), or if an executive dies or becomes permanently disabled or terminates for "good reason" (as defined in each employment agreement), all of such executive's stock options will immediately vest upon termination and such executive shall receive severance payments in an amount equal to (i) one year's base salary in the case of Mr. Clark and Mr. Hough and (ii) three month's base salary in the case of Mr. Sukman. Each of the employment agreements also contain provisions relating to severance payments equal to one year's base salary in the event of a change of control (as defined in each employment agreement).

         Each employment agreement prohibits disclosure of proprietary and confidential information regarding our company and our business to anyone outside our company both during and subsequent to employment. In addition, each executive has agreed, for the duration of his employment and for a period of one year thereafter, that if the executive is terminated for any reason or resigns, he will not engage in any competitive business activity; provided, however, that such non-compete shall be in effect for so long as our company continues to pay the executive's monthly base salary.

         The employment agreements provide that we will indemnify the executive to the fullest extent permitted by the laws of Delaware and in accordance with our By-Laws and Certificate of Incorporation.

         On December 20, 1999, Ian R. G. Edmonds entered into a consulting agreement with AVS, to perform the duties typically associated with a Vice President of Sales. Under the terms of the agreement Mr. Edmonds would work a maximum of twelve days per month at a compensation rate of $1,500 dollars per day. The consulting agreement prohibits disclosure of proprietary and confidential information regarding AVS and its business to anyone outside AVS both during and subsequent to the term of the consulting agreement.

DIRECTORS' COMPENSATION

         We pay each non-employee director a fee of $1,000 for attendance at each board meeting and reimburse our non-employee directors for expenses incurred in connection with their attendance at these meetings. Non-employee directors receive options to purchase 10,000 shares of our common stock upon initial election to the Board of Directors and options to purchase 10,000 shares of common stock upon re-election at each annual meeting of stockholders, exercisable after one-year at an exercise price equal to the fair market value on the date of grant.

STOCK OPTION PLANS

         Our Board of Directors and stockholders adopted the 1995 Stock Option Plan on November 10, 1995 and the 1996 Stock Option Plan on November 7, 1996 to induce certain individuals or entities providing service to our company to remain in the employ of, or continue to serve as directors of, or as independent consultants to, our company, and to attract new employees, consultants and non-employee directors. The terms of these plans are generally identical. They are administered by the Board of Directors, which has the exclusive power to select the individuals or entities eligible for option grants, and to determine the terms and conditions of any options granted, including but not limited to the option price, method of exercise and the term during which the options may be exercised. The 1995 plan was terminated on January 7, 1997 as to the granting of new options. As of the date of this prospectus, options to purchase 92,105 shares of common stock have been granted under the 1995 plan and options to purchase 4,206,043 shares of common stock have been granted under the 1996 plan. The 1996 plan will terminate not later than November 1, 2005. In October 1998, our stockholders approved amendments to the 1996 plan to increase the number of additional shares subject to options available for grant by 3,500,000 shares to 5,139,145 shares.

         As a result of the 1-for-3.04 reverse stock split in March 1998, the exercise price of options granted under the plans increased from $2.50 to $7.60. In April 1998, the Board of Directors repriced most of the options under the plans and reduced the exercise price from $7.60 to $2.50, resulting in a non-cash imputed compensation expense of $948,000.

         Additional shares of common stock may become available for grant under the plans as a result of cancellations or expiration of outstanding options. Options granted under the plans may be non-qualified options or options qualifying as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. The initial exercise option price of each incentive stock option granted under the plans shall be not less than the fair market value (110% of the fair market value if the grant is to an employee owning more than 10% of the outstanding common stock) of the common stock subject to the option. The option price of each non-qualified option shall not be less than 85% of the fair market value of the common stock subject to the option.

         No option granted pursuant to the plans may be exercised more than ten years after the date of grant, except that incentive stock options granted to plan participants who own more than 10% of the total combined voting power of all classes of our stock at the time the incentive stock option is granted may not be exercised after five years after the date of grant. No plan participant may be granted incentive stock options which are exercisable for the first time in any one calendar year with respect to common stock having an aggregate fair market value in excess of $100,000 on the date of grant, the options vest over a three-year-period (unless otherwise determined by the Board of Directors), commencing on the first anniversary date of the grant. No option granted under the plans is transferable by the recipient of such options other than by death or to immediate family members.

         Generally, an option may be exercised only while the recipient is in the active employ or service of our company, or within 30 days after termination of a participant's employment or service as a director other than by reason of retirement or death, or within one year after termination of employment or service by reason of death, or within 90 days after termination of a participant's termination of employment or service by reason of retirement. In the event of the death or retirement of a participant, each option granted to him shall become immediately exercisable in full.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In connection with the June 1998 strategic reselling partner agreement that we entered into with Continuum Resources, two former officers of the company received a payment of approximately $176,000 and $172,000, respectively, and Mr. Clark received a payment of approximately $172,000.

         Pursuant to Mr. Clark's employment agreement, he has received a five-year loan from us in the amount of $75,000 in connection with his relocation to New Mexico. The loan bears interest at the rate of 5% per annum and is secured by a pledge of vested stock options having a value equal to the principal amount of the loan.

         We believe that the transactions between us and our officers, directors and employees described above are on terms no less favorable to us than could have been obtained from unaffiliated parties under similar circumstances.

         From our inception, we have maintained and we intend to continue to maintain at least two independent directors on our Board of Directors. In connection therewith, any and all material transactions, including material loans with officers, directors, stockholders holding greater than 5% of the outstanding shares or affiliates, have been ratified and/or approved and, in the future, will be ratified and/or approved by a majority of independent directors who do not have an interest in the transactions, and will be on terms which are at least as favorable to us as those that can be obtained by unaffiliated third parties, and all such transactions shall be entered into by us for a bona fide purpose. Such independent directors will have full access, at our expense, to our counsel or other independent counsel in connection with such ratification or approval of any transaction.

LIMITATION ON LIABILITY

         Our certificate of incorporation eliminates the personal liability of directors for monetary damages to the corporation for breach of fiduciary duty, except for liability for (i) breaches of the director's duty of loyalty to the company or its stockholders; (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (iii) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (iv) transactions from which the director received an improper personal benefit.

                            SELLING SECURITY HOLDERS

         The following table sets forth information regarding beneficial ownership of our common stock held by Kingsbridge, Continuum Resources and the other selling stockholders as of the date of this prospectus.

           NAME AND ADDRESS                   NUMBER OF SHARES          COMMON STOCK         NUMBER OF SHARES
                  OF                        OF COMMON STOCK OWNED          OFFERED         OF COMMON STOCK OWNED
             STOCKHOLDER                   PRIOR TO THIS OFFERING          HEREBY           AFTER THIS OFFERING
-----------------------------            -------------------------      --------------  ------------------------
                                                                                                        PERCENT
                                           NUMBER       PERCENT (1)                        NUMBER          (1)
                                         ------------  -----------                      -----------     --------
Kingsbridge Capital Limited                200,000          1.5%          2,350,968 (2)      0 (3)          0
    3rd floor, Barclays House
    Wickams Cay 1
    Road Town, Tortola
    British Virgin Islands
Continuum Resources                      2,000,000 (4)     15.7%          1,000,000     1,000,000 (4)      7.3%
    2424 Wilcrest
    Houston, TX
X Securities, Ltd.                          37,500 (5)  Less than 1%         37,500           0             0
    c/o Josephthal & Co., Inc.
    200 Park Avenue, 25th Floor
    New York, NY 10166
Edmund R. Belak                             16,875 (5)  Less than 1%         16,875           0             0
    2 Hidden Meadow Lane
    New Canaan, CT 06840
Mark E. Brefka                               8,438 (5)  Less than 1%          8,438           0             0
    6 West Lane
    Greenwich, CT 06831
Jimmie L. Sundstrom                          8,437 (5)  Less than 1%          8,437           0             0
    27 Lake Road
    Rye, NY 10580
Mark P. Ehrlich                              3,750 (5)  Less than 1%          3,750           0             0
    301 E. 79th St., Apt 6A
    NY, NY 10021
William Relyea                               7,500 (5)  Less than 1%          7,500           0             0
    333 Shore Road
    Greenwich, CT  06830

----------------------

(1) Percentage is based on 12,738,461 shares outstanding after the AVS merger.

(2) Includes 200,000 shares of common stock issuable upon exercise of a warrant held by Kingsbridge. The remaining shares represent the maximum amount of stock issuable to Kingsbridge pursuant to the terms of the equity line agreement. Pursuant to the equity line agreement, however, unless we obtain the required approval from our stockholders in accordance with Delaware law and the rules of the NASD, no more than 19.9% of the number of outstanding shares of common stock may be issued to Kingsbridge. Additionally, the equity line agreement limits the issuance of securities to Kingsbridge, unless waived by Kingsbridge, in the event Kingsbridge would beneficially hold in excess of 9.9% of our common stock as a result of such issuance. The share amounts do not include the common stock issuable to Kingsbridge upon conversion of the $1,000,000 convertible note or the common stock issuable to Kingsbridge upon conversion of warrants to purchase 75,000 shares of our common stock which were granted to Kingsbridge in connection with the convertible note since the conversion of the note and exercise of the warrants is not permissible until August 6, 2001.

(3) Assumes that all shares acquired pursuant to the equity line agreement and the warrant are sold pursuant to this prospectus. Kingsbridge has not had any material relationship with us or our affiliates other than as a result of the ownership of common stock or as a result of the negotiation and the execution of the equity line agreement and the $1,000,000 convertible note. The shares offered hereby are to be acquired by Kingsbridge pursuant to the equity line agreement or upon exercise of the warrant.

(4) Includes 1,000,000 shares of common stock issuable upon exercise of a warrant.

(5) Reflects shares of common stock issuable upon exercise of a warrant which was originally issued to Josephthal.


                        DESCRIPTION OF MUSE CAPITAL STOCK

         This section of this prospectus describes the material terms of our capital stock under the certificate of incorporation and bylaws. The following also summarizes relevant provisions of the Delaware General Corporation Law, which we refer to as "Delaware law." The terms of our certificate of incorporation and bylaws, as well as the terms of Delaware law, are more detailed than the general information provided below. Therefore, you should carefully consider the actual provisions of these documents.

GENERAL

         Our authorized capital stock consists of 50,000,000 shares of common stock, par value $.015 per share. As of November 14, 2000, 12,738,461 shares of our common stock were outstanding.

MUSE COMMON STOCK

         Voting Rights. The holders of our common stock have the right to cast one vote for each share of our common stock they hold of record on all matters on which stockholders are generally entitled to vote.

         Dividends. The holders of our common stock are entitled to receive dividends or other distributions when, as and if declared by our board of directors out of funds legally available for the dividends or other distributions.

         Preemptive And Other Rights. The holders of our common stock have no preemptive or cumulative voting rights and no rights to convert their shares of common stock into any other securities. All of the outstanding shares of our common stock are, and the shares of common stock being offered hereby will be, fully paid and non-assessable.

         Liquidation Rights. On liquidation, dissolution or winding up of the company, the holders of our common stock are entitled to receive pro rata our net assets remaining after the payment of all creditors and liquidation preferences, if any.

         Transfer Agent. The transfer agent for our common stock is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.

         Director's Liability. Our certificate of incorporation provides that, to the fullest extent permitted by Delaware law, a director will not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Under current Delaware law, liability of a director may not be limited:

         (1) for any breach of the director's duty of loyalty to us or our stockholders;

         (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

         (3) in respect of certain unlawful dividend payments or stock redemptions or repurchases; and

         (4) for any transaction from which the director derives an improper personal benefit.

         The effect of this provision of our certificate of incorporation is to eliminate the rights of MUSE and its stockholders to recover monetary damages against a director for breach of his or her fiduciary duty of care, including breaches resulting from negligent or grossly negligent behavior, except in the situations described in clauses (1) through (4) above. This limitation on liability does not apply to violations of the federal securities laws. This provision also does not limit or eliminate the rights of our company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, our certificate of incorporation provides that we will indemnify its directors and executive officers to the fullest extent permitted by Delaware law.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW.

         Our Company is subject to Section 203 of the Delaware General Corporation Law. Section 203 relates to an "interested stockholder," defined by the Delaware General Corporation Law as a person who is the owner of 15% or more of a corporation's voting stock, or who is an affiliate or associate of a corporation, and was the owner of 15% or more of that corporation's voting stock within the prior three years. In general, Section 203 prevents an interested stockholder from engaging in a business combination with a Delaware corporation for three years following the date the person became an interested stockholder unless:

         (1) before the person became an interested stockholder, the board of directors of the corporation approved the transaction or the business combination in which the interested stockholder became an interested stockholder;

         (2) upon consummation of the transaction in which the interested stockholder became an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced. This excludes shares owned by persons who are both officers and directors of the corporation and shares held by certain employee stock ownership plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

         (3) following the transaction in which the person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder.

A "business combination" generally includes mergers, stock or asset sales and other transactions resulting in a financial benefit to the interested stockholder.

WARRANTS

         There are outstanding warrants to purchase 37,007 shares of our common stock at an exercise price of $7.60 per share, which expire in December 2001. There are also outstanding warrants to purchase 423,851 shares of our common stock at an exercise price of $4.50 per share, which expire in June 2004, which underlying shares were registered in our initial public offering. In addition to these issuances:

         o On July 15, 1998, we issued to Continuum Resources a warrant to purchase 1,000,000 shares of our common stock at an exercise price of $9.60 per share. This warrant expires on June 30, 2003.

         o On November 19, 1998, we issued to HD Brous & Co., Inc., the underwriter of our initial public offering, a unit purchase option to purchase 120,000 units at an exercise price of $13.20 per unit, such units, in the aggregate, consisting of
                  (i) 120,000 shares of our common stock and (ii) class B redeemable common stock purchase warrants to purchase 60,000 shares of common stock. The unit purchase option expires on November 18, 2003.

         o On December 1, 1999, we issued to Josephthal a warrant to purchase 82,500 shares of our common stock at an exercise price of $3.90 per share. This warrant expires on November 30, 2002.

         o On June 1, 2000, in connection with the equity line agreement, we issued to Kingsbridge a warrant to purchase 200,000 shares of our common stock at an exercise price of $3.76 per share. This warrant is exercisable commencing November 28, 2000 and expires on November 27, 2004.

         o On August 7, 2000, in connection with the convertible note, we issued to Kingsbridge a warrant to purchase 75,000 shares of our common stock at an exercise price of $2.6125 per share. This warrant is exercisable commencing on August 7, 2001 and expires on August 6, 2005.

         The warrants contain provisions that protect the holders thereof against dilution by adjustment of the exercise price in certain events, including stock dividends, stock splits, recapitalizations, and for other extraordinary events. Certain of the warrants and the unit purchase option have demand and/or piggyback registration rights with respect to the underlying shares of common stock.

CLASS A REDEEMABLE COMMON STOCK PURCHASE WARRANTS

         There are outstanding Class A Redeemable Common Stock Purchase Warrants to purchase an aggregate of 600,000 shares of our common stock, which warrants were registered in our IPO. The holder of each warrant is entitled to purchase one share of common stock at an aggregate exercise price of $9.60 per share. The warrants terminate on November 15, 2003. Holders of the warrants will only be able to exercise the warrants if (a) a current prospectus under the Securities Act relating to the shares of common stock issuable upon exercise of the warrants is then in effect, and (b) such securities are qualified for sale or exemption from qualification under the applicable securities laws of the states in which the various holders of warrants reside.

         The public warrants are subject to redemption by us, on not more than 60 nor less than 30 days' written notice, at a price of $.01 per warrant, if the average closing price per share of the common stock is at least $12.00, subject to adjustment, for the twenty day period ending not earlier than five days prior to the date the warrants are called for redemption. Holders of warrants will automatically forfeit their rights to purchase the shares of common stock issuable upon exercise of such warrants unless the warrants are exercised before the close of business on the business day immediately prior to the date set for redemption. All of the outstanding warrants must be redeemed. The warrants can only be redeemed if, on the date the warrants are called for redemption, there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and the common stock is listed on the Nasdaq Stock Market or such other stock market which is acceptable to the underwriter of our IPO.

         The holders of the outstanding warrants have been given the opportunity to profit from a rise in the market for the shares of our common stock with a resulting dilution in the interests of stockholders. The holders of the outstanding warrants can be expected to exercise them at a time when we would, in all likelihood, be able to obtain equity capital, if then needed, by a new equity offering on terms more favorable than those provided by the outstanding warrants. Such facts may adversely affect the terms on which we could obtain additional financing.

                              PLAN OF DISTRIBUTION

         To the extent required under the Securities Act, a supplemental prospectus will be filed, disclosing (a) the name of any broker-dealers; (b) the number of shares of common stock involved; (c) the price at which such common stock is to be sold; (d) the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable; (e) that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and (f) other facts material to the transaction.

         Pursuant to applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the common stock may not simultaneously engage in market making activities with respect to the securities for a period beginning when the person becomes a distribution participant and ending upon the person's completion of participation in a distribution, including stabilization activities in the common stock to effect covering transactions, to impose penalty bids or to effect passive market making bids. In addition and without limiting the foregoing, in connection with transactions in our common stock, our company and the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as our company and the selling stockholders are distribution participants, Regulation M and Rules 100, 101, 102, 103, 104 and 105 thereof. All of the foregoing may affect the marketability of our common stock.

KINGSBRIDGE

         We have been advised by Kingsbridge that it may sell their shares of common stock from time to time in transactions on the Nasdaq Stock Market (or any exchange where the common stock is then listed) in negotiated transactions, or otherwise, or by a combination of these methods, at fixed prices which may be changed, at market prices at the time of sale, at prices related to market prices or at negotiated prices. Kingsbridge may effect these transactions by selling the common stock to or through broker-dealers, who may receive compensation in the form of discounts, concessions or commissions from Kingsbridge or the purchasers of the common stock for whom the broker-dealer may act as an agent or to whom it may sell the common stock as a principal, or both. The compensation to a particular broker-dealer may be in excess of customary commissions.

         Kingsbridge is an "underwriter" within the meaning of the Securities Act in connection with the sale of the common stock offered hereby. Assuming that we are in compliance with the conditions of the equity line agreement, Kingsbridge must accept puts of shares from us, subject to minimum and maximum aggregate dollar amounts, during the term of the equity line agreement. Broker-dealers who act in connection with the sale of the common stock on behalf of Kingsbridge may also be deemed to be underwriters. Profits on any resale of the common stock as a principal by such broker-dealers and any commissions received by such broker-dealers may be deemed to be underwriting discounts and commissions under the Securities Act. Any broker-dealer participating in such transactions as agent may receive commissions from Kingsbridge (and, if they act as agent for the purchaser of such common stock, from such purchaser). Broker-dealers may agree with Kingsbridge to sell a specified number of shares of common stock at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for Kingsbridge, to purchase as principal any unsold common stock at the price required to fulfill the broker-dealer commitment to Kingsbridge. Broker-dealers who acquire common stock as principal may thereafter resell such common stock from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such common stock commissions computed as described above.

         Kingsbridge will pay all commissions and certain other expenses associated with the sale of the common stock. The common stock offered hereby is being registered pursuant to our contractual obligations, and we have agreed to pay the costs of registering the shares hereunder, including legal fees of Kingsbridge counsel up to a maximum of $7,500, transfer taxes and certain other expenses relating to the resale of the common stock. We have also agreed to indemnify Kingsbridge against certain liabilities, including, without limitation, liabilities under the Securities Act, or, if such indemnity is unavailable, to contribute toward amounts required to be paid in respect of such liabilities.

         We have also agreed to reimburse costs and expenses incurred by Kingsbridge in connection with this offering. These may include the fees, expenses and disbursements of counsel for Kingsbridge, the preparation of the equity line agreement and associated documentation and the registration statement of which this prospectus forms a part, up to a maximum of $25,000. In addition, we have agreed to reimburse Kingsbridge for expenses incurred in obtaining insurance against liability under the Securities Act and Exchange Act, in an amount initially equal to 1 3/4% of each put amount.

         The price at which the common stock will be issued by us to Kingsbridge will be 88-90% of the five day average of the lowest intra-day trading price of our common stock prior to the date we issue the shares. The lowest intra-day trading price shall not include trades of less than 1,000 shares.

CONTINUUM RESOURCES

         Continuum Resources is registering the 1,000,000 shares of our common stock it holds and is not registering the 1,000,000 shares of our common stock which are issuable upon the conversion of a warrant.

         Continuum Resources may offer its shares of our common stock in transactions in the over-the-counter market, on any exchange where our common stock is then listed, with broker-dealers or third-parties other than in the over-the-counter market or on an exchange (including in block sales), in connection with short sales, in connection with writing call options or in other hedging arrangements, or in transactions involving a combination of such methods.

         Continuum Resources may sell its shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

         Continuum Resources may use dealers, agents or underwriters to sell their shares. Underwriters may use dealers to sell such shares. If this happens, the dealers, agents or underwriters may receive compensation in the form of discounts or commissions from the selling stockholders, purchasers of shares or both (which compensation to a particular broker might be in excess of customary compensation).

         Continuum Resources and any dealers, agents or underwriters that participate with Continuum Resources in the distribution of the shares may be deemed to be "underwriters" as such term is defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits received on the resale of such shares of common stock offered by this prospectus, may be deemed to be underwriting commissions or discounts under the Securities Act.

         We have agreed to pay certain expenses of the offering and issuance of the shares covered by this prospectus, including the printing, legal and accounting expenses we incur and the registration and filing fees imposed by the SEC or the Nasdaq Stock Market. We will not pay brokerage commissions or taxes associated with sales by Continuum Resources or any legal, accounting and other expenses of Continuum Resources.

JOSEPHTHAL

         Josephthal held a warrant, which is exercisable into 82,500 shares of our common stock at a price equal to $3.90 per share. In April 2000, Josepthal distributed its warrant to:

                  X Securities, Ltd.                          37,500 shares
                  Edmund R. Belak, Jr.                        16,875 shares
                  Mark E. Brefka                               8,438 shares
                  Jimmie L. Sundstrom                          8,437 shares
                  William Relyea                               7,500 shares
                  Mark P. Erlich                               3,750 shares
                           (collectively, the "Josephthal Group")

         The Josephthal Group may offer the shares of our common stock that they receive after exercising their respective warrants into shares of our common stock, in transactions in the over-the-counter market, on any exchange where our common stock is then listed, with broker-dealers or third-parties other than in the over-the-counter market or on an exchange (including in block sales), in connection with short sales, in connection with writing call options or in other hedging arrangements, or in transactions involving a combination of such methods.

         The Josephthal Group may sell their respective shares of our common stock at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

         The Josephthal Group may use dealers, agents or underwriters to sell their respective shares of our common stock. Underwriters may use dealers to sell such shares. If this happens, the dealers, agents or underwriters may receive compensation in the form of discounts or commissions from the selling stockholders, purchasers of shares or both (which compensation to a particular broker might be in excess of customary compensation).

         The Josephthal Group and any dealers, agents or underwriters that participate with them in the distribution of their respective shares of our common stock may be deemed to be "underwriters" as such term is defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits received on the resale of such shares of common stock offered by this prospectus, may be deemed to be underwriting commissions or discounts under the Securities Act.

         We have agreed to pay certain expenses of the offering and issuance of the shares covered by this prospectus, including the printing, legal and accounting expenses we incur and the registration and filing fees imposed by the SEC or the Nasdaq Stock Market. We will not pay brokerage commissions or taxes associated with sales by any member of the Josephthal Group or any legal, accounting and other expenses of any member of the Josephthal Group.

                                  LEGAL MATTERS

         The validity of the issuance of our common stock offered hereby has been passed upon by Proskauer Rose LLP, New York, New York.

                                     EXPERTS

         The consolidated financial statements of the company and its subsidiaries as of September 30, 1999, and for each of the years in the two-year period ended September 30, 1999, have been audited by Feldman Sherb & Co., P.C., independent certified public accountants, as set forth in their report with respect to these financial statements. These financial statements are included in our Annual Report on Form 10-KSB for the fiscal year ended September 30, 1999, and are included elsewhere in this prospectus in reliance upon the report given and upon the authority of Feldman Sherb & Co., P.C. as experts in accounting and auditing.

         The financial statements of Virtual Presence Limited and its subsidiaries as of March 31, 1999 and 1998 and for each of the years in the two year period ended March 31, 1999 have been audited by Pridie Brewster, independent chartered accountants and registered auditors, as set forth in their report with respect to these financial statements. The financial statements are included elsewhere in this prospectus in reliance upon the report given and upon the authority of Pridie Brewster as experts in accounting and auditing.

         The financial statements of AVS and its subsidiaries as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999, have been audited by Arthur Andersen LLP, independent certified public accountants, as set forth in their report with respect to these financial statements. These financial statements are included elsewhere in this prospectus in reliance upon the report given and upon the authority of Arthur Andersen LLP as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

         We are subject to informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, will file reports and other information with the Securities and Exchange Commission. The reports and other information can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the regional offices of the Securities and Exchange Commission at Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of the material can be obtained at prescribed rates from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the web site is http//www.sec.gov.

         This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our company and to the common stock offered hereby, reference is made to the registration statement, including the exhibits and schedules thereto. Statements contained in this prospectus as to the content of any contract or other document referred to in this prospectus are not necessarily complete, and in each instance you should refer to the copy of the contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by reference to the copy of the contract or other document filed as an exhibit, hereto.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. You may read and copy this information at the following locations of the Securities and Exchange Commission:

         Judiciary Plaza, Room 1024         Seven World Trade Center   Citicorp Center
         450 Fifth Street, N.W.             Suite 1300                 500 West Madison St., Ste. 1400
         Washington, D.C.  20549            New York, New York  10048  Chicago, Illinois  60661

         You can also obtain copies of this information by mail from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549, at prescribed rates.

         The Securities and Exchange Commission also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like MUSE, who file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

         WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ABOUT THE TRANSACTIONS OR OUR COMPANIES THAT IS DIFFERENT FROM, OR IN ADDITION TO, THAT CONTAINED IN THIS PROSPECTUS OR IN ANY OF THE MATERIALS THAT WE HAVE INCORPORATED BY REFERENCE INTO THIS DOCUMENT. THEREFORE, IF ANYONE DOES GIVE YOU INFORMATION OF THIS SORT, YOU SHOULD NOT RELY ON IT. IF YOU ARE IN A JURISDICTION WHERE OFFERS TO EXCHANGE OR SELL, OR SOLICITATIONS OF OFFERS TO EXCHANGE OR PURCHASE, THE SECURITIES OFFERED BY THIS DOCUMENT OR THE SOLICITATION OF PROXIES IS UNLAWFUL, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE TYPES OF ACTIVITIES, THEN THE OFFER PRESENTED IN THIS DOCUMENT DOES NOT EXTEND TO YOU. THE INFORMATION CONTAINED IN THIS DOCUMENT SPEAKS ONLY AS OF THE DATE OF THIS DOCUMENT, UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

                           FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements. These statements relate to future events or the future financial performance of MUSE and AVS. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms and other comparable terminology. These statements only reflect management's expectations and estimates. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined on pages 5 to 13 under "Risk Factors." These factors may cause our actual results to differ materially from any forward-looking statements. We are not undertaking any obligations to update any forward-looking statements contained in this prospectus to reflect any future events or developments.

                          INDEX TO FINANCIAL STATEMENTS

MUSE TECHNOLOGIES, INC.                                                  PAGE
                                                                         ----
CONSOLIDATED FINANCIAL STATEMENTS
  Report of Feldman Sherb Horowitz & Co., P.C., Independent Auditors......F-2
  Balance Sheet...........................................................F-3
  Statements of Operations................................................F-4
  Statements of Stockholders' Equity......................................F-5
  Statements of Cash Flows................................................F-6
  Notes to Financial Statements...........................................F-7

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
  Balance Sheet..........................................................F-17
  Statements of Operations...............................................F-18
  Statements of Cash Flows...............................................F-19
  Notes to Financial Statements..........................................F-20

VIRTUAL PRESENCE LIMITED REPORT AND ACCOUNTS
  General Information....................................................F-25
  Directors' Report......................................................F-26
  Report of Independent Auditors.........................................F-28
  Profit and Loss Account................................................F-29
  Balance Sheet..........................................................F-30
  Cashflow Statement.....................................................F-31
  Notes to the Accounts..................................................F-32
  Pro Forma Financial Information........................................F-38
  Notes to the Pro Forma Financial Statements............................F-41

ADVANCED VISUAL SYSTEMS INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS
  Report of Arthur Andersen LLP, Independent Public Accountants..........F-42
  Balance Sheets.........................................................F-43
  Statements of Operations...............................................F-44
  Statements of Stockholders' Equity.....................................F-45
  Statements of Cash Flows...............................................F-46
  Notes to Financial Statements..........................................F-47

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
  Balance Sheets.........................................................F-60
  Statements of Operations...............................................F-61
  Statements of Cash Flows...............................................F-62
  Notes to Financial Statements..........................................F-63

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
  Balance Sheet..........................................................F-66
  Statements of Operations ..............................................F-67
  Notes to Condensed Combined Financial Statements ......................F-71

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders and
Board of Directors of
MUSE Technologies, Inc.
Albuquerque, New Mexico

We have audited the accompanying balance sheet of MUSE Technologies, Inc. as of September 30, 1999, and the related statements of operations, stockholders' equity and cash flows, for the years ended September 30, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MUSE Technologies, Inc. as of September 30, 1999, and the results of their operations and their cash flows, for the years ended September 30, 1999 and 1998 in conformity with generally accepted accounting principles.

                                           /s/Feldman Sherb Horowitz & Co., P.C.
                                           Feldman Sherb Horowitz & Co., P.C.
                                           Certified Public Accountants

New York, New York
December 3, 1999

                             MUSE TECHNOLOGIES, INC.
                                  BALANCE SHEET
                               SEPTEMBER 30, 1999


                                     ASSETS


CURRENT ASSETS
     Cash                                                                         $ 12,064,734
     Accounts Receivable                                                               667,593
     Note receivable-related parties (including
         interest receivable of $90,922)                                             1,145,922
     Other Current Assets                                                              117,870
         TOTAL CURRENT ASSETS                                                       13,996,119
                                                                                  ------------
PROPERTY AND EQUIPMENT - net                                                         1,162,797

NOTES RECEIVABLE - RELATED PARTIES
         (including interest receivable of $9,955)                                     284,955
OTHER ASSETS                                                                            81,574
                                                                                  ------------
         TOTAL ASSETS                                                             $ 15,525,445
                                                                                  ============

                                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
     Accounts Payable                                                             $     23,165
     Accrued Liabilities                                                               922,751
     Current lease - current portion                                                    16,478
                                                                                  ------------
         TOTAL CURRENT LIABILITES                                                      962,394

CAPITAL LEASE, less current portion                                                     49,150
                                                                                  ------------
         TOTAL LIABILITIES                                                           1,011,544
                                                                                  ------------

STOCKHOLDERS' EQUITY
     Common stock, $.015 par value, authorized 50,000,000 shares
         authorized, issued and outstanding 10,333,148                                 154,997
     Additional Paid in Capital                                                     23,609,620
     Stock Subscription Receivable                                                     (87,500)
     Treasury stock - 155,263 shares, at cost                                         (776,315)
     Accumulated Deficit                                                            (8,386,901)
                                                                                  ------------
         TOTAL STOCKHOLDERS' EQUITY                                                 14,513,901
                                                                                  ------------
                                                                                  $ 15,525,445
                                                                                  ============

                        See notes to financial statements

                             MUSE TECHNOLOGIES, INC.
                            STATEMENTS OF OPERATIONS



                                                                    Years Ended September 30,
                                                                 -------------------------------
                                                                    1999                 1998
                                                                 ----------           ----------
REVENUES                                                         $1,723,267           $6,206,135
                                                                 ----------           ----------
EXPENSES:
  Selling, general and administrative expenses                    4,180,717            2,702,359
  Research and development                                        2,302,885              956,946
  Non-cash imputed compensation expense                                -                 948,355
  Depreciation                                                      487,360              475,928
                                                                 ----------           ----------
TOTAL EXPENSES                                                    6,970,962            5,083,588
                                                                 ----------           ----------
NET OPERATING INCOME (LOSS)                                      (5,247,695)           1,122,547
                                                                 ----------           ----------
OTHER INCOME (EXPENSE):
  Costs in excess of value of repurchased stock                    (563,636)                -
  Interest income                                                   729,061                 -
  Interest expense                                                  (30,678)            (798,653)
                                                                 ----------           ----------
TOTAL OTHER INCOME (EXPENSE):                                       134,747             (798,653)
                                                                 ----------           ----------
NET INCOME (LOSS)                                               ($5,112,948)            $323,894
                                                                 ==========            =========
NET INCOME (LOSS) PER SHARE:
  Basic                                                              ($0.51)               $0.04
                                                                 ==========            =========
  Diluted                                                            ($0.51)               $0.04
                                                                 ==========            =========
WEIGHTED AVERAGE NUMBER OF SHARES:
  Basic                                                          10,048,842            7,672,010
                                                                 ==========            =========
  Diluted                                                        10,048,842            8,654,838
                                                                 ==========            =========


                                  See notes to financial statements.

                             MUSE TECHNOLOGIES, INC.
                        STATEMENT OF STOCKHOLDERS' EQUITY


                                                                                             Additional                 Stock
                                                                                              Paid-in               Subscription
                                               Shares                 Amount                  Capital                Receivable
                                             ----------             --------                 ----------                --------
BALANCE - October 1, 1997                   $7,278,279             $109,174                 $3,518,471                $(87,500)
Issuance of common stock pursuant to             4,058                   61                     30,780                       -
  Consulting Agreements

Sale of common stock pursuant to             1,412,566               21,188                  9,637,285                       -
  Private Placements

Conversion of notes into                        68,880                1,033                    308,927                       -
  Common Stock

Exercise of stock options                          110                    2                        273                       -
Non-cash imputed compensation
Expense                                              -                    -                    948,355                       -
Net income                                           -                    -                          -                       -
                                            ----------             --------                -----------                --------

BALANCE - September 30, 1998                 8,763,893              131,458                 14,444,091                 (87,500)
Issuance of common stock pursuant to
  Initial public offering
                                             1,380,000               20,700                  9,083,393                       -
Purchase of common shares for treasury               -                    -                          -                       -
Issuance of common stock pursuant to
  Exercise of cash-less options
                                               155,265                2,329                     (2,329)                      -
Exercise of stock options                       33,990                  510                     84,465                       -
Net loss                                             -                    -                          -                       -
                                            ----------             --------                -----------                --------
BALANCE - September 30, 1999                10,333,148             $154,997                $23,609,620                $(87,500)
                                            ==========             ========                ===========                ========


                                                                                                                 Total
                                                       Treasury            Accumulated                        Stockholders'
                                                        Stock               Deficit                              Equity
                                                    ---------             -----------                          -----------
BALANCE - October 1, 1997                                   -             $(3,597,847)                            $(57,702)
Issuance of common stock pursuant to                        -                       -                               30,841
  Consulting Agreements

Sale of common stock pursuant to                            -                       -                            9,658,473
  Private Placements

Conversion of notes into                                    -                       -                              309,960
  Common Stock

Exercise of stock options                                   -                       -                                  275
Non-cash imputed compensation
Expense                                                     -                       -                              948,355
Net income                                                  -                 323,894                              323,894
                                                    ---------             -----------                          -----------

BALANCE - September 30, 1998                                -              (3,273,953)                          11,214,096
Issuance of common stock pursuant to
  Initial public offering
                                                            -                       -                            9,104,093
Purchase of common shares for treasury               (776,315)                      -                             (776,315)
Issuance of common stock pursuant to
  Exercise of cash-less options
                                                            -                       -                                    -
Exercise of stock options                                   -                       -                               84,975
Net loss                                                    -              (5,112,948)                          (5,112,948)
                                                    ---------             -----------                          -----------
BALANCE - September 30, 1999                        $(776,315)            $(8,386,901)                         $14,513,901
                                                    =========             ===========                          ===========

                             MUSE TECHNOLOGIES, INC.
                            STATEMENTS OF CASH FLOWS


                                                                                    Years Ended September 30
                                                                             ---------------------------------------
                                                                                    1999                1998
                                                                             ------------------- -------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net (loss) income                                                         $   (5,112,948)        $   323,894
     Adjustment to reconcile net income (loss) to net cash
         provided by (used in) operating activities:
              Depreciation                                                            487,360             475,928
              Amortization of discount                                                 25,521             585,886
              Amortization of finance cost                                           -                    138,421
              Non-cash imputed compensation expense                                  -                    948,355
              Repurchase of common shares for treasury                               (776,315)           -
              Issuance of common shares for consulting expense                       -                     30,841
              Issuance of common shares for interest expense                         -                      9,960
     Changes in assets and liabilities:
              Decrease(increase) in accounts receivable                             3,696,407          (4,148,551)
              Decrease in prepaid assets                                               22,877                 377
              Increase in interest receivable                                        (100,877)           -
              Increase in other current assets                                       (117,870)           -
              Increase in other assets                                                (52,332)             (6,590)
              Decrease  in accounts payable                                          (111,934)            (76,893)
              Increase in accrued liabilities                                          71,093             647,971
                                                                             ------------------- -------------------
     CASH USED IN OPERATING ACTIVITIES                                             (1,969,018)         (1,070,401)
                                                                             ------------------- -------------------
CASH FLOWS FROM INVESTING ACTIVITIES:

              Purchase of property and equipment                                   (1,143,672)           (147,521)
                                                                             ------------------- -------------------

     CASH USED IN INVESTING ACTIVITIES                                             (1,143,672)           (147,521)
                                                                             ------------------- -------------------
CASH FLOWS FROM FINANCING ACTIVITIES:

              Net proceeds from sale of stock                                       9,104,093           5,411,561
              Receipt of stock subscription receivable                              4,000,000            -
              Net proceeds from exercise of stock options                              84,975                 275
              Net proceeds from issuance of notes payable                            -                    677,241
              Deferred offering cost                                                  363,860            (363,860)
              Issuance of notes receivable                                         (1,275,000)           -
              Principal payments of capital lease obligations                         (14,907)            (17,828)
              Borrowings -  line of credit                                           -                    (50,000)
              Repayments of notes payable                                            (625,000)         (1,187,500)
                                                                             ------------------- -------------------
     CASH PROVIDED BY FINANCING ACTIVITIES                                         11,638,021           4,469,889
                                                                             ------------------- -------------------

NET INCREASE IN CASH                                                                8,525,331           3,251,967
CASH - Beginning of year                                                            3,539,403             287,436
                                                                             ------------------- -------------------
CASH - End of year                                                             $   12,064,734       $   3,539,403
                                                                             =================== ===================
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
        Cash paid during the year for:
         Interest                                                                  $   30,678          $   59,778
                                                                             =================== ===================
     Non-cash financing and investing activities:

      (1)  Issuance of common shares pursuant                                           2,329            -
            to exercise of cash-less options
      (2)  Convertible notes converted to common stock                               -                    300,000
      (3)  Reclass of stock subscription receivable
           to note receivable                                                        -                     87,500
      (4) Common stock issued in conjunction with note issuance                      -                    306,250
      (5) Purchase of equipment through leases payable                                 68,321               4,398

                             MUSE TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED SEPTEMBER 30, 1999 AND 1998

1.   THE COMPANY

     MUSE Technologies, Inc. (the "Company") was incorporated in Delaware on
      723,355                6.7%                              5.6%
     October 24, 1995 to develop and market software products, designed to enhance the user's ability to understand and analyze data and information and to provide solutions to complex data integration and data management problems. The multisensory capabilities of the software ("MuSE"), enables the user to present information in real time using visual, auditory, tactical and other analytical tools. The Company has also developed a proprietary software product, "Continuum", designed for multiuser, real-time collaboration within the MuSE environment.

     In December, 1995 the Company acquired substantially all assets and liabilities from Viga Technologies Corporation ("Viga"), an affiliate with common ownership. As part of the acquisition Viga agreed to transfer the License Agreement to the Company.

     The Company commenced operations in December 1995. Prior to entering into an exclusive marketing agreement in June 1998 (see note 14), the majority of the Company's revenue had been generated from products utilizing the MuSE technology and applied research and development services for customers in the Federal, corporate and nonprofit markets of the United States. Sales to the United States government represented $830,242 or 48%, and $906,055 or 15%, of revenue in 1999 and 1998, respectively. Accounts receivable from the United States government were $346,086 and $361,000 at September 30, 1999 and 1998, respectively. The Company does not require collateral on its accounts receivable.

     In November 1998, the Company completed an initial public offering of its securities. A total of 1,200,000 units were sold for $8.00 per unit for a total of $9,600,000. Each unit consists of one share of the Company's common stock and warrants to purchase common stock equal to one-half share of common stock for each warrant. Warrants can be used to purchase only whole shares of common stock. The warrants are exercisable upon issuance until November 13, 2003 at $9.60 per share of common stock. Net proceeds after underwriting commissions and other related fees were approximately $7,900,000.

     In December 1998, an additional 180,000 shares were subsequently issued pursuant to the underwriter's over allotment option. Net proceeds after underwriting commissions and other related fees were approximately $1,300,000.

     In July 1999 the Company created a whole owned subsidiary, MUSE Federal Systems Group Systems Group, Inc. (the "Subsidiary") to market the Company's software to various agencies of the federal government. Activity for the Subsidiary has not commenced as of September 30, 1999.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a. Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     b. Revenue Recognition - The Company licenses software to end users under license agreements. The Company recognizes revenues in accordance with Statement of Position 97-2 ("SOP 97-2"), issued by the American Institute of Certified Accountants. SOP 97-2, is effective on a prospective basis for fiscal years beginning after December 15, 1997. The adoption of the new SOP is not expected to have a material effect on the Company's financial statements.

     c. Research and Development - Research and development expenditures are charged to operations as incurred. Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed," requires capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based on the Company's product development process, technological feasibility is established upon completion of a working model. Costs incurred by the Company between completion of the working model and the point at which the product is ready for general release have been immaterial.

     d. Property and Equipment - Property and equipment are stated at cost. Depreciation is calculated on the straight-line method over three years, which is the estimated useful life of the assets.

     e. Net Income (Loss) Per Share - Basic earnings (loss) per share is computed using the weighted average number of shares of outstanding common stock. Diluted per share amounts also include the effect of dilutive common stock equivalents from the assumed exercise of stock options.

     f. Income Taxes - Income taxes are accounted for under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns.

     g. Stock Based Compensation - The Company accounts for its stock option plans under APB Opinion No. 25, "Accounting for Stock Issued to Employees," ("APB 25"), under which no compensation cost is recognized. In fiscal 1997, the Company adopted SAS No. 123, "Accounting for Stock-Based Compensation," ("SAS 123") for disclosure purposes, and has adopted the proforma disclosure requirements of SAS 123.

     h. Fair Value of Financial Instruments - The Company's financial instruments under Statement of Financial Accounting Standards No. 107 ("SFAS 107") "Disclosures About Fair Value of Financial Instruments," includes cash, accounts receivable, notes receivable, and accounts payable. The Company believes that the carrying amounts of these accounts are a reasonable estimate of their fair value because of the short-term nature of such instruments.

     i. Impairment of Long-Lived Assets - The Company reviews long-lived assets and certain identifiable assets on a quarterly basis for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recovered. At September 30, 1999, the Company does not believe that any impairment has occurred.

3.   PROPERTY AND EQUIPMENT

     Property and equipment at September 30, 1999 is as follows:

           Computer equipment                           $       2,603,453
           Furniture and fixtures                                 196,102
                                                           ---------------
                                                                2,799,555
           Less: accumulated depreciation                       1,636,758
                                                           ---------------
                                                        $       1,162,797
                                                           ===============

4.   ISSUANCES OF STOCK AND DEBT

     (i) During June 1997, the Company issued $1,237,500 principal amount of, 8% promissory notes and shares of the Company's common stock for which it received net proceeds of $1,113,750. The principal balance and accrued interest were due and payable upon the earlier of the one year anniversary of the date of the note or seven days after the consummation of an initial public offering. During the year ended September 30, 1998, $937,500 of such notes were repaid and $300,000 plus accrued interest of $9,960 was converted into common stock.

     (ii) In September 1997, the Company sold to an officer 11,513 shares of Common Stock at a purchase price of $7.60 per share for an aggregate of $87,500. Payment of the purchase price was made by issuance of a non-recourse promissory note secured by a pledge of the shares purchased. The officer had agreed to pay such loan within six months of the effective date of the Company's initial public offering. Subsequent to September 30, 1999 the promissory note was paid in full.

     (iii) In April and May 1998, the Company received net proceeds of $1,411,500 from the sale in a private placement of 35.5 units at $45,000 per unit. Each unit consisted of 10,000 shares of the Company's common stock and a series A common stock purchase warrant to purchase 10,000 shares of common stock.

     (iv) During the year ended September 30, 1998, the Company issued $875,000 of promissory notes at 8% interest, attached with shares of the Company's common stock for which it received net proceeds of $688,131. The principal balance and accrued interest were payable upon the earlier of the one year anniversary of the date of the note or seven days after the consummation of an initial public offering. For valuation purposes, $306,250 debt discount was allocated to the common stock, less $48,448 attributed to offering costs. A total of 57,566 shares of the Company's common stock was issued. The Company repaid $625,000 and $250,000 of such notes during the years ended September 30, 1999 and 1998, respectively.

     (v) On July 15, 1998, the Company sold 1,000,000 shares of common stock and common stock purchase warrants for the purchase up to 1,000,000 shares of common stock at $9.60 per share. Such warrants are exercisable upon issuance through June 30, 2003. The common stock and the warrants were sold as a unit for $8,000,000. The Company received $4,000,000 as of September 30, 1998 with respect to such sale. The remaining $4,000,000 was received in November 1998.

              The Company paid its Vice President of Sales and Marketing and two other executives a commission of $520,000 in connection with this investment. The warrants are redeemable by the Company at any time after December 31, 1998 at $.01 per warrant upon 30 days prior notice, provided that the following criteria are satisfied: (a) with respect to redemption of up to 50% of the warrants, the average closing price of the Common Stock as listed on the Nasdaq Stock Market (or other securities exchange) is at least $14.40 for the twenty day period ending at least two days before the redemption date, or (b) with respect to redemption of up to 100% of the warrants, the average closing price of the Common Stock as listed on the Nasdaq Stock Market (or other securities exchange) is at least $19.20 for the twenty day period at least two days before the redemption date, and the Company is engaged in a subsequent underwritten public offering of its securities in which the managing underwriter thereof requires redemption of such warrants.

     (vi) In November 1998, the Company completed an initial public offering of its securities. A total of 1,200,000 units were sold for $8.00 per unit for a total of $9,600,000. Each unit consists of one share of the Company's common stock and warrants to purchase common stock equal to one-half share of common stock for each warrant. Warrants can be used to purchase only whole shares of common stock. The warrants are exercisable upon issuance until November 13, 2003 at $9.60 per share of common stock. Net proceeds after underwriting commissions and other related fees were approximately $8,360,000.

              In December 1998 an additional 180,000 shares were subsequently issued pursuant to the underwriters over allotment option. Net proceeds after underwriting commissions and other related fees was approximately $1,253,000.

     (vii) In March 1999, the Company's Chief Technical Officer resigned as an employee of the Company and entered into a consulting arrangement with the Company. Pursuant to the terms of an Employment Termination Agreement, the Company paid this officer an aggregate of $1,340,000 in exchange for, among other things: a non-compete agreement, repurchase of 155,263 shares of common stock, and the right of first refusal on future sales of common stock. The Company charged $563,685 of the consideration paid as costs in excess of the value of repurchased stock on the Statements of Operations. The balance of the payment is accounted for as the repurchase of treasury stock for $776,315, representing a market value of $5.00 per share. In addition, this officer exercised on a cashless basis, options to purchase an aggregate of 310,526 shares of common stock at an exercise price of $2.50 per share.

     (viii) In the year ended September 30, 1999 the Company issued 33,990 shares of common stock, pursuant to the exercise of stock options at an exercise price of $2.50 per share.

5.   STOCK OPTIONS AND WARRANTS

     The Company currently has two stock option plans with essentially identical terms and conditions. Under the 1995 Stock Option Plan, the Company may grant non-qualified stock options to purchase up to 3,586,513 shares of common stock. Under the 1996 Stock Option Plan, the Company may grant non-qualified or incentive stock options to purchase up to 1,644,737 shares of common stock. Options may be granted to employees, officers, directors, consultants and independent contractors. Under the Plans, options may be issued for periods up to ten years and become exercisable in varying amounts based on a vesting schedule. Generally, options are granted at prices equal to market value on the date of the grant.

     For disclosure purposes the fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for stock options granted during the years ended September 30, 1999 and 1998: (i) annual dividends of $0.00, (ii) expected volatility of 68% and 50% for the years ended September 30, 1999 and 1998, respectively, (iii) risk-free interest rate of 5.7%, and (iv) expected option lives of five and six years for the years ended September 30, 1999 and 1998, respectively. The weighted average fair value of the stock options granted for the years ended September 30, 1999 and 1998 was $5.61 and $2.79, respectively.

     See Note 4 with respect to the issuance of warrants by the Company.

     The following table summarizes the changes in options and warrants outstanding, and the related exercise price for shares of the Company's common stock:


                                          Stock Options                                    Warrants
                           ---------------------------------------------   ------------------------------------------
                                             Exercise                                       Exercise
                            Shares           Price (1)     Exercisable      Shares            Price      Exercisable
                           ------------  ---------------  --------------   -------------   ------------  ------------
Outstanding at
October 1, 1997            1,066,446     $     2.50-7.60         307,610        445,362          7.60        445,362
                                                              ==========
     Granted                 689,804               2.50              __         423,881          4.50            ___
     Granted                 727,500               7.50              __       1,000,000          9.60            ___
     Canceled               (24,671)               2.50              __              __            __             __
     Exercised                 (329)               2.50              __              __            __             __
                           ---------    ---------------       ---------       ---------     ---- ----      ---------
Outstanding at
September 30, 1998         2,458,750          2.50-7.60       1,426,035       1,869,243     4.50-9.60      1,869,243
                                                              =========
     Granted                 545,850          3.50-9.89              __              __            __             __
     Canceled              (171,711)               2.50              __              __            __             __
     Canceled              (102,000)               7.50              __              __            __             __
     Exercised             (189,253)               2.50              __              __            __             __
                           ---------    ---------------       ---------       ---------     ---- ----      ---------
Outstanding at
September 30, 1998         2,541,636    $     2.50-7.60       1,372,417       1,869,243     4.50-9.60      1,869,243
                           =========    ===============       =========       =========     =========      =========


------------------------
(1) As a result of the March 5, 1998 1-for-3.04 reverse stock split, the exercise price of the options under the Company's 1995 and 1996 stock option plans was $7.60. In April 1998, the exercise price of the options was reduced to $2.50 per share. The above table reflects such repricing. The Company incurred a non-cash compensation expense of $948,355 related to such repricing.

     Had compensation cost for the Company's two option plans been determined in accordance with SFAS 123, the Company's net income (loss) and income (loss) per share would have been decreased (increased) to the pro forma amounts indicated below:


                                                                                 Years Ended September 30,
                                                                             ----------------------------------
                                                                                  1999               1998
                                                                             ---------------- ------------------
             Net income (loss):                        As reported        $     (5,112,948)   $      323,894
                                                       Pro forma          $     (7,047,379)   $     (127,077)

             Net income (loss) per share

                  Basic                                As reported        $          (0.51)   $         0.04
                                                       Pro forma          $          (0.70)   $        (0.02)

                  Diluted                              As reported        $          (0.51)   $         0.04
                                                       Pro forma          $          (0.70)   $        (0.01)


6.   EMPLOYMENT AGREEMENTS

     Effective June 1, 1998 the Company has entered into three year employment agreements with various officers of the Company as follows:

         - The President of the Company receives an annual base salary of $215,000 and a bonus of up to $134,000 upon the Company achieving certain performance objectives. The President also received options to purchase Common Stock of the Company at an exercise price of $7.50 per share, which vests as follows: 100,000 shares on June 1, 1999, 125,000 shares on June 1, 2000 and 150,000 shares on June 1, 2001. The President, as part of the agreement, received on December 2, 1998 a five year loan in the amount of $150,000 bearing interest at 5% per year, in connection with his relocation to New Mexico. The note is secured by options to acquire 21,249 shares of common stock.

         - The Vice-President of Sales and Marketing receives an annual base salary of $150,000. This officer will receive commissions under the Company's Sales Compensation Plan. The officer also received options to purchase Common Stock of the Company at an exercise price of $7.50 per share, which vests as follows: 30,000 shares on June 1, 1999, 37,500 shares on June 1, 2000 and 50,000 shares on June 1, 2001.

         - The Chief Financial Officer receives an annual base salary of $150,000 and a bonus of up to $65,000 upon the Company achieving certain performance objectives. This officer also received options to purchase Common Stock of the Company at an exercise price of $7.50 per share, which vests as follows: 30,000 shares on June 1, 1999, 37,500 shares on June 1, 2000 and 50,000 shares on June 1, 2001. Such officer, as part of the agreement, received on January 20, 1999 a five year loan in the amount of $75,000 bearing interest at 5% per year, in connection with his relocation to New Mexico. The note is secured by options to acquire 10,715 shares of common stock.

     Under the above agreements, if such officer is terminated by the Company other than for cause (as defined in each employment agreement), or if the officer dies or becomes permanently disabled, all stock options held by such officer shall immediately vest upon such termination and such officer shall receive severance payments in an amount equal to one year's base salary. Each of the employment agreements also contain provisions relating to severance payments equal to the salary and bonus for the remainder of the employment term plus an additional one year's base salary in the event of a change in control (as defined in the employment agreement). In addition to the above agreements, effective September 1, 1998 the Company entered into a three year employment agreement with an employee to serve as the Company's Director of Product Development at an annual salary of $90,000. During the year ended September 30, 1999, this employee's title changed to Managing Director of Strategic Development, with an amended annual salary of $117,000.

         - The employment agreement with the Chief Technical Officer of the Company was terminated in March 1999 (see Note 4-(viii)). As of the date of the termination agreement, the officer entered into a consulting agreement with the Company until December 31, 1999 for:
              (i) $3,000 per month from the date of the termination agreement until June 30, 1999 and (ii) from July 1, 1999 until December 31, 1999 at an annualized rate of $175,000, based upon days actually employed.

7.   RETIREMENT PLAN

     In October 1996, the Company established a defined contribution plan (SARSEP plan) covering substantially all employees. Under the terms of the plan, eligible employees may contribute up to fifteen percent of their compensation, subject to statutory limitations. The Company charged to operations $47,995 and $27,759, representing 3% and 2% percent of eligible employees compensation, for their contribution to the plan for the years ended September 30, 1999 and 1998 respectively.

8.   LICENSE AGREEMENT

     The Company's license agreement, for the "MuSE" technology grants the Company exclusive rights to develop and commercialize MuSE until October 2005 and thereafter provides a non-exclusive right through 2015. At the end of such ten year period of exclusivity, the Company may request the licensor to extend exclusivity through 2015, which determination shall be made in the licensor's sole discretion. The licensor has the right to terminate the license or make the license non-exclusive in the event the Company fails to pay the required royalties under the license agreement, with an annual minimum royalty of $20,000 through the year ended December 31, 2006. The Company is also obligated to pay an annual license fee of $10,000 through the year ending December 31, 1999 and a one-time payment of $20,000 prior to July 1999.

9.   NOTES RECEIVABLE - RELATED PARTIES

     Notes receivable consists of the following as of September 30, 1999:


     a.  Employee Shareholders - Two notes each for $25,000 bearing interest at
         5% per annum, with principal and interest due upon maturity at December
         2, 2001. The notes are each secured by 10,000 shares of the Company's
         common stock.                                                                        $         50,000

     b.  Shareholder - In October 1998 and November 1998, respectively, the
         Company issued two notes in the principal amounts of $250,000 and
         $750,000. The maker of the note is the entity that purchased 1,000,000 shares of the Company's common stock in July 1998. The notes, which are payable upon demand, are interest free for the first sixty days from issuance and after such period bear interest at 12% per year. As of
         September 30, 1999, demand for payment has not been made by the Company.                     1,000,000



           -   In 1997 Viga reduced by $55,000 the purchase price that the
               Company had paid to acquire the assets and rights to the license agreement for the MuSE Technology. Viga issued a note for the
               $55,000, bearing interest at 6.50% due in November 2001.
               Subsequent to September 30, 1999, this note plus accrued interest has been satisfied. Approximately $2,600 of accrued interest due
               the Company was forgiven, upon repayment.                                                55,000


     c.  Officers - In conjunction with employment agreements (see Note 6), the
         Company's President and Chief Financial Officer were issued notes in the principal amounts of $150,000 and $75,000, respectively, bearing interest at 5% per year. The note principal and accrued interest are due upon maturity on December 2, 2003. The notes are secured by options to acquire 21,249 and 10,715 shares, respectively, of the Company's
         common stock.                                                                                 225,000
                                                                                              ----------------
                                                                                              $      1,330,000
                                                                                              ================


10.  INCOME TAXES

     A reconciliation between the federal statutory tax rate and the effective income tax rate for the years ended September 30, 1999 and 1998 are as follows:

                                                     1999              1998
                                                 ------------   --------------
     Statutory Federal income tax rate               (34%)             34%
     Benefit of operating loss carry forwards          -               (34%)
     Losses for which no benefit is provided          34%                -
                                                 ------------   --------------
     Effective income tax rate                         0%                0%
                                                 ============   ==============

     As of September 30, 1999 the Company had net operating loss carry forwards of approximately $6,700,000 for federal tax purposes, $1,800,000 expiring in 2012 and $4,900,000 expiring in 2019. The resulting tax deferred tax asset of approximately $2,400,000 has been offset by a corresponding valuation allowance.

11.  LEASES

     The Company leases its laboratory and office facilities under non-cancelable lease arrangements. Rent expense for 1999 and 1998 was $114,579 and $104,712 respectively.

     In June 1999, the Company entered into a sublease agreement with a stockholder to lease office space in Houston, Texas at a monthly rental of $3,000, expiring in June 2000.

          Future minimum lease payments under noncancellable operating leases include: a lease for the facility of MUSE Federal Systems Group Systems whose operations have not commenced as of September 30, 1999 and the existing and expanded lease on the Albuquerque facility. Expansion at Albuquerque occurred subsequent to September 30, 1999.

                2000                                  $221,096
                2001                                  $ 70,316
                                                     ---------
                                                      $291,412
                                                     =========

12.  GOVERNMENT CONTRACTS

          The Company derives a portion of its revenue from contracts with the Federal government. Recognition of revenue is generally conditioned upon compliance with terms and conditions of the contracts and applicable Federal regulations. Substantially all contracts are subject to audit by agencies of the Federal government or their designees. Disallowances by Federal officials as a result of these audits may become liabilities of the Company. The Company has not recorded any liability for disallowances which may be determined in the future.

13.  CONCENTRATION OF CREDIT RISK

          During the year ended September 30, 1999 the Company maintained cash at financial institutions in excess of the Federal Depository Insurance Corp. ("FDIC") limit of $100,000. At September 30, 1999 cash deposits exceed the FDIC limit by approximately $11,964,000.

12.  MARKETING AGREEMENTS

         - In June 1998, the Company entered into an agreement with an entity which grants them the rights to market, sell and distribute the Company's products. This entity is the same that purchased 1,000,000 shares of the Company's common stock in July 1998.

                  Under the terms of the agreement, the Company received a $5,000,000 non-refundable fee granting the entity exclusive worldwide selling rights of the Company's products in the oil and gas industry for three years.

                  The agreement is for an initial term of three years with a provision for three successive three year renewal periods. The agreement provides for the Company to receive a minimum of $12,000,000 from the entity for the sale of MuSE software over the initial term of the agreement. As of September 30, 1999, the Company is in the process of modifying the terms of the agreement, due to the entity not having attained its sales commitment under the agreement.

         - In December 1998, the Company entered into a non-exclusive agreement with an entity which grants them the rights to market, sell and distribute the Company's products, in exchange for minimum annual sales commitments aggregating $4,000,000 through 2001.

         - In February 1999, the Company entered into two non-exclusive agreements with two entities, that primarily service the Federal government, that grants them the rights to market, sell and distribute the Company's products, in exchange for minimum annual sales commitments for each agreement aggregating $3,000,000 through the three year term of the agreements.

         - In June 1999, the Company entered into an agreement with an entity to provide software, system design, consulting and technical services on a project by project basis. The agreement is for three years, and provided exclusivity for consulting or application deigns, within the entity's industry of specialization, provided that minimum annual project commitments are satisfied.

15.  SUBSEQUENT EVENTS

         On November 16, 1999 the Company completed the acquisition of Virtual Presence Limited ("VPL"), a private company incorporated in the United Kingdom. VPL is a provider of interactive visualization solutions for companies in the European defense, medical and manufacturing industries. The Company acquired VPL for a total of $600,000 in cash payable over a nine-month-period and 430,839 shares of the Company's common stock valued at approximately $1,300,000, subject to certain restrictions. Of such shares, 205,522 are subject to adjustment in the event that the price of the common stock over the twenty trading days prior to November 15, 2000 is less than $4.41 per share.

                             MUSE TECHNOLOGIES, INC.
                           CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 2000
                                   (UNAUDITED)

                                     ASSETS

CURRENT ASSETS

      Cash                                                           $     2,438,542
      Accounts Receivable                                                  3,926,608
      Inventory                                                              180,420
      Prepaids                                                               429,364
                                                                     ---------------
           TOTAL CURRENT ASSETS                                            6,974,934
                                                                     ---------------

PROPERTY AND EQUIPMENT - NET                                               1,872,718
                                                                     ---------------

NOTES RECEIVABLE  (including $75,000 due from an officer)                  2,100,699
                                                                     ---------------

OTHER ASSETS

      Goodwill-Net                                                         3,079,986
      Capitalized Development Costs-Net                                    2,259,630
      Other Assets                                                           367,044
                                                                     ---------------
           TOTAL OTHER ASSETS                                              5,706,660
                                                                     ---------------


           TOTAL ASSETS                                              $    16,655,011
                                                                     ===============

                        LIABILITIES & STOCKHOLDERS EQUITY

CURRENT LIABILITIES
      Accounts Payable                                               $     1,477,393
      Accrued Liabilities                                                  1,893,729
      Note Payable                                                           406,326
      Current Portion Lease Payable                                           40,325
                                                                     ---------------
TOTAL CURRENT LIABILITIES                                                  3,817,773

LONG-TERM LIABILITIES
      Lease Payable-less current portion                                     102,852
                                                                     ---------------

TOTAL LIABILITIES                                                          3,920,625
                                                                     ---------------

STOCKHOLDERS EQUITY
      Common stock, par value $.015, authorized 50,000,000 shares;
       issued and outstanding 10,808,882                                     162,133
      Additional Paid in Capital                                          25,289,941
      Accumulated Deficit                                                (11,941,373)
      Less: Treasury Stock at Cost                                          (776,315)
                                                                     ---------------

TOTAL STOCKHOLDERS EQUITY                                                 12,734,386
                                                                     ---------------

TOTAL LIABILITIES & EQUITY                                           $    16,655,011
                                                                     ===============


                 See notes to consolidated financial statements.

                             MUSE TECHNOLOGIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                 NINE MONTHS ENDED
                                                                     JUNE 30,
                                                           ----------------------------
                                                               2000              1999
                                                           ------------    ------------
REVENUE                                                    $  6,542,545    $  1,113,206
                                                           ------------    ------------
EXPENSES:

            Cost of products sold                             2,526,236            --
            Selling, general and administrative
                expenses                                      4,246,968       3,168,169
            Research and Development                          1,585,874         949,547
            Officer Severance Costs                             994,062            --
            Amortization                                        292,919            --
            Depreciation                                        558,372         395,669
                                                           ------------    ------------

TOTAL OPERATING EXPENSES                                     10,204,431       4,513,385
                                                           ------------    ------------

NET OPERATING  LOSS                                          (3,661,886)     (3,400,179)
                                                           ------------    ------------

OTHER INCOME (EXPENSE)
            Loss on Foreign Currency Transactions              (146,757)           --
            Cost in excess of value of repurchased stock           --          (563,685)
            Merger/acquisition Costs                           (403,677)           --
            Interest Expense                                    (25,315)         29,903
            Interest Income                                     705,310         553,515
                                                           ------------    ------------
TOTAL OTHER INCOME (EXPENSE)                                    129,561         (40,073)
                                                           ------------    ------------


NET LOSS                                                   $ (3,352,325)   $ (3,440,252)
                                                           ============    ============

NET LOSS PER SHARE
Basic and assuming dilution                                $      (0.33)   $      (0.35)
                                                           ============    ============
WEIGHTED AVERAGE NUMBER OF COMMON SHARES
OUTSTANDING:                                                 10,717,311       9,892,069
                                                           ============    ============

                 See notes to consolidated financial statements.

                             MUSE TECHNOLOGIES, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (UNAUDITED)

                                                                    NINE MONTHS ENDED JUNE 30
                                                                  ----------------------------
                                                                      2000           1999
                                                                  ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES
            Net Loss                                              $ (3,532,325)   $ (3,440,252)
            Adjustments to reconcile net loss to net
               cash (used in) provided by operating activities:
                      Depreciation                                     558,372         395,669
                      Amortization                                     289,852          25,521
                      Warrants issued for services                     113,000            --
                      Cost in excess of repurchased stock                 --           563,685
            Changes in Assets and Liabilities
            (Increase)/Decrease in Accounts Receivable              (3,259,015)      3,860,872
            Increase in Inventory                                     (180,420)           --
            Increase in Prepaid Assets                                (311,494)        (96,543)
            Increase in Other Assets                                (2,545,100)        (53,095)
            Increase (Decrease) in Accounts Payable                  1,454,228         (56,999)
            Increase (Decrease) in Accrued Liabilities                 970,978        (608,100)
                                                                  ------------    ------------
            NET CASH  (USED IN) PROVIDED BY
            OPERATING ACTIVITIES                                    (6,438,857)        590,758
                                                                  ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES
            Purchase of Property and Equipment                      (1,190,744)       (930,638)
            Acquisition of Subsidiaries                             (1,820,595)           --

                                                                  ------------    ------------
            CASH USED IN INVESTING ACTIVITIES                       (3,011,339)       (930,638)
                                                                  ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES
            Net proceeds from sale of stock                               --         9,553,167
            (Increase)/Decrease In Notes Receivable                   (819,822)           --
            Collection  of Stock Subscription Receivable                87,500       4,000,000
            Loans to officers and stockholders                         150,000      (1,275,000)
            Acquisition of Treasury Stock                                 --          (740,000)
            Principal payments on capital leases                          --            48,711
            Repayments of notes payable affiliates                        --          (625,000)
            Borrowings-line of credit                                  406,326            --
                                                                  ------------    ------------
            NET CASH (USED IN) PROVIDED BY
                 FINANCING ACTIVITIES                                 (175,996)     10,961,878
                                                                  ------------    ------------

NET (DECREASE)/INCREASE IN CASH                                     (9,626,192)     10,621,998

CASH - BEGINNING OF PERIOD                                          12,064,734       3,539,403

                                                                  ------------    ------------
CASH - END OF PERIOD                                              $  2,438,542    $ 14,161,401
                                                                  ============    ============

                 See notes to consolidated financial statements.

                             MUSE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                    NINE MONTHS ENDED JUNE 30, 2000 AND 1999

1.   THE COMPANY

     MUSE Technologies, Inc. (the "Company") was incorporated in Delaware on October 24, 1995 to develop and market software products designed to enhance the user's ability to understand and analyze data and information and to provide solutions to complex data integration and data management problems. The multisensory capabilities of the software ("MUSE"), enables the user to present information in real time using visual, auditory, tactical and other analytical tools. MUSE is based on software licensed to the Company by Sandia Corporation ("Sandia") pursuant to a license agreement dated October 9, 1995 (the "License Agreement"). The Company has also developed a proprietary software product, "Continuum", designed for multiuser, real-time collaboration within the MUSE environment. As described in Note 4 below, on November 16, 1999, the Company purchased all of the outstanding stock of Virtual Presence, Ltd., a U.K. company, and on March 17, 2000, the Company purchased all of the outstanding stock of Simulation Solutions, Ltd., also a U.K. company. On March 28, 2000, the Company completed an asset purchase of the VRsource.com, an e-commerce website.

2.   BASIS OF PRESENTATION

     In the opinion of management, the Company's unaudited financial statements contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial position, and results of operations for the periods presented. The results have been determined on the basis of generally accepted accounting principles applied consistently with the Form 10-KSB for the year ended September 30, 1999.

     Certain information and footnote disclosures normally included in financial statements presented in accordance with generally accepted accounting principles have been condensed or omitted. The accompanying consolidated financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's Form 10-KSB for the year ended September 30, 1999 and included elsewhere in this proxy statement/prospectus.

3.   NOTES RECEIVABLE

     In December 1998 and January 1999, the Company loaned an aggregate of $225,000 to two executive officers pursuant to their employment contracts in connection with their relocation to New Mexico. As of June 30, 2000, $75,000 remained outstanding from one executive officer. Notes receivable also includes two demand notes in the aggregate principal amount of $1,000,000 due from Continuum Resources International, ASA, plus accrued interest thereon, and $1,000,000 demand note bearing interest at 10% per annum loaned to Advanced Visual Systems Inc. in May, 2000.

4.   ACQUISITIONS

     On November 16, 1999, the Company completed its acquisition of Virtual Presence, Ltd., a UK company, and all its subsidiaries for cash, notes, and issuance of stock.

     On March 17, 2000, the Company acquired all of the stock of Simulation Solutions, Ltd. ("Simulation Solutions"), an advanced software and consulting firm specializing in manufacturing simulation for plant and equipment. The Company acquired Simulation Solutions for a total of $117,333 in cash and 44,895 shares of the Company's common stock. Simulation Solutions will be incorporated into the Company's existing European operations.

     On March 28, 2000, the Company purchased certain assets from The VRSource, Inc., a Colorado corporation, for $400,000 in cash and notes. The assets include a website, the VRsource.com, a prominent e-commerce site for advanced visualization and virtual reality hardware.

     The following table gives an aggregate summary of the acquisitions in financial terms:

Purchase Price (including value of stock)                    $   2,293,792
Acquisition Costs                                                  182,240
Fair Value of Assets Acquired                                   (1,516,280)
Fair Value of Liabilities Assumed                                2,212,455
                                                             -------------
Goodwill                                                     $   3,172,207
                                                             =============

The detailed components consist of the following:

Purchase Price
        Cash                                                 $     417,333
        Notes                                                      300,000
        Common Stock (475,734 shares)                            1,576,459
                                                             -------------
                                                             $   2,293,792
                                                             =============

Fair Value of Assets Acquired
        Accounts Receivable                                  $     175,186
        Inventory                                                   50,345
        Property, Plant and Equipment                              776,162
        Intangible Assets                                          339,048
        Other                                                      184,539
                                                             -------------
                                                             $   1,516,280
                                                             =============

Fair Value of Liabilities Assumed
        Accounts Payable                                     $     974,660
        Accrued Liabilities                                        879,745
        Assumed Notes                                              358,050
                                                             -------------
                                                             $     212,455
                                                             =============

     The following table summarizes pro forma consolidated results of operations (unaudited) of the Company, and the above acquisitions as though the acquisitions had been consummated at October 1, 1998. The pro forma amounts give effect to the appropriate adjustments for the fair value of assets acquired and amortization of goodwill, depreciation and debt incurred and resulting interest expense.

                                              NINE MONTHS ENDED
                                 -----------------------------------------
                                   JUNE 30, 2000           JUNE 30, 1999
                                 -------------------    ------------------
Total Revenue                       $  7,524,084           $  2,267,305
Net (Loss)                            (3,351,465)            (3,721,579)
Net (Loss) per share                       (0.31)                 (0.36)
Weighted Average
      Number of Shares                10,808,882             10,367,803


5.   FINANCIAL ADVISORY AGREEMENT

     In December, 1999, the Company entered into an agreement with an entity for financial advisory services. The company paid $75,000 and granted three year warrants to purchase 82,500 shares of common stock at an exercise price of $3.90 per share. The Company recorded a charge to operations of $113,000 in connection with the granting of such warrants.

6.   NOTES PAYABLE

     On June 16, 2000, the Company secured a $1,000,000 line of credit with the Bank of Albuquerque to provide interim working capital. The agreement is for a one year period and expires on June 16, 2001. The interest rate is 0.5% above the Chase Manhattan Bank prime rate. The initial rate was 10% per annum and interest is payable monthly. The line of credit balance at June 30, 2000 was $400,000 and interest expense of $1,524 was accrued at June 30, 2000.

7.   RESIGNATION OF OFFICER

     On May 4, 2000, the Company's CEO and Chairman resigned from both positions. As a result of certain severance arrangements and repurchase of stock options to purchase 750,000 shares of the Company's common stock in connection with his resignation, the Company incurred a charge to earnings of $994,000. As part of the resignation arrangement, the Company will make certain of these payments in varying amounts over a two-year period.

8.   POTENTIAL ACQUISITION

     On May 5, 2000, the Company announced that it had entered into a letter of intent to acquire Advanced Visual Systems Inc. ("AVS"), a company in the business of data visualization, through stock-for-stock exchange. Definitive merger documents were executed on July 18, 2000. Pursuant to the merger agreement, the Company will issue a maximum of 2.1 million shares of common stock in exchange for all the common and preferred shares of AVS. It is anticipated that the acquisition will be completed during the Company's first quarter of fiscal 2001. The acquisition was consumated on November 9, 2000.

9.   EQUITY LINE AGREEMENT

     On June 1, 2000, the Company entered into an equity line agreement with Kingsbridge Capital Limited. The equity line agreement entitles the Company to sell and obligates Kingsbridge to purchase, from time to time, up to $18,000,000 of the Company's common stock. The Company's ability to require

Kingsbridge to purchase its common stock is subject to certain limitations based on the market price and trading volume of the Company's common stock. The Company also issued to Kingsbridge warrants to purchase 200,000 shares of the Company's common stock in connection with the equity line agreement exercisable at $3.76 per share over the four-year period commencing on November 28, 2000.

10.  CONVERTIBLE NOTE

     On August 7, 2000, the Company sold to Kingsbridge Capital Limited a convertible note in the principal amount of $1,000,000 with interest at the annual rate of 10%. The note is convertible into shares of the Company's common stock after the first anniversary of the issuance of such note at the per share rate of the lower of $2.375 or 88% of the average closing bid price for the five trading days prior to conversion. The Company also issued to Kingsbridge warrants to purchase 75,000 shares of the Company's common stock exercisable at $2.6125 per share over the four-year period commencing on August 7, 2001.

                            VIRTUAL PRESENCE LIMITED
                            ------------------------

                               REPORT AND ACCOUNTS
                               -------------------

                                 31ST MARCH 1999
                                 ---------------

                                 PRIDIE BREWSTER
                              CHARTERED ACCOUNTANTS
                                  CAROLYN HOUSE
                             29-31, GREVILLE STREET
                                 LONDON EC1N 8RB
                                     ENGLAND
                                     -------

                            VIRTUAL PRESENCE LIMITED
                            ------------------------

DIRECTORS:                  J.E. Hough
                            D.E. Hendon
                            R.J. Stone
                            J.D. Gregory
                            R.H. Allardice    (Appointed 13th July 1998)
                            M.J. Walker       (Appointed 19th July 1999)
                            N.A. Eldred       (Appointed 13th July 1998)
                            J. Cumberland     (Appointed 8th June 1999)

SECRETARY:                  T.M.S. Jenkins

REGISTERED OFFICE           Canvas House
AND PRINCIPAL PLACE         Jubilee Yard
OF BUSINESS:                Queen Elizabeth Street
                            London SE1
                            England.

AUDITORS:                   Pridie Brewster
                            Chartered Accountants
                            Carolyn House
                            29-31, Greville Street
                            London EC1N 8RB
                            England.

COMPANY NUMBER:             2632764

                            VIRTUAL PRESENCE LIMITED
                            ------------------------

                                DIRECTORS' REPORT
                                -----------------

The directors present their report and audited accounts for the year ended 31st March 1999.

ACTIVITIES

The principal activity of the company during the year was the retailing of computer software and hardware.

ACQUISITION

On 1st April 1998 the company acquired 76% of the issued share capital of Sim Team SARL.

RESULTS

The results for the year are set out on page 3.

DIRECTORS' RESPONSIBILITIES

Company law requires the directors to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the company and of the profit or loss of the company for that year. In preparing those financial statements, the directors are required to:

         select suitable accounting policies and then apply them consistently;

         make judgements and estimates that are reasonable and prudent;

         prepare the financial statements on the going concern basis unless it is inappropriate to presume that the company will continue in business.

The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company and enable them to ensure that the financial statements comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

DIRECTORS

The directors who served during the year, and their interests in the ordinary shares of the company, were as follows:-

                                     31.3.99           31.3.98
                                Ordinary (pound)1       Ordinary (pound)1
                                -----------------       -----------------
J.D. Gregory                            -                 -
D.E. Hendon                             -                 -
J.E. Hough                             95,000           95,000
R.J. Stone                              -                 -
R.H. Allardice                          -                 -
N.A. Eldred                             -                 -

AUDITORS

The auditors, Pridie Brewster, Chartered Accountants, have signified their willingness to continue in office and a motion for their re-appointment will be put before the annual general meeting.

BY ORDER OF THE BOARD

N.A. ELDRED
SECRETARY

                            VIRTUAL PRESENCE LIMITED

                         REPORT OF INDEPENDENT AUDITORS

                            TO THE BOARD OF DIRECTORS

We have audited the accompanying balance sheet of Virtual Presence Limited as of 31st March 1999 and the related profit and loss account and statement of cash flows for the year ended 31st March 1999, and the comparative figures for the year ended 31st March 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with United Kingdom auditing standards which do not differ in any significant respect from United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Virtual Presence Limited at 31st March 1999 and the results of its operation and its cash flows for the year ended 31st March 1999, and the comparative figures for the year ended 31st March 1998, in conformity with accounting principles generally accepted in the United Kingdom.

Pridie Brewster                                   Carolyn House
Chartered Accountants                             29-31 Greville Street
Registered Auditor                                London EC1N 8RB
27th January 2000                                 England

                            VIRTUAL PRESENCE LIMITED
                            ------------------------

                             PROFIT AND LOSS ACCOUNT
                  FOR THE YEARS ENDED 31ST MARCH 1999 AND 1998
                  --------------------------------------------


                                                       Notes             1999          1999           1998
                                                       -----             ----          ----           ----
                                                                       (pound)           $          (pound)

TURNOVER                                                 1            1,952,141     3,145,290     1,288,977
Cost of sales                                                        (1,370,325)   (2,207,868)     (839,919)
                                                                     ----------    ----------    ----------
GROSS PROFIT                                                            581,816       937,422       449,058

Administrative expenses                                                (540,063)     (870,150)     (344,171)
                                                                     ----------    ----------    ----------
OPERATING PROFIT                                                         41,753        67,272       104,887

Permanent diminution in value of investment                            (157,246)     (253,355)         --
Write off of inter group debt                                          (163,537)     (263,491)         --
                                                                     ----------    ----------    ----------

(Loss)/profit on ordinary activities before                            (279,030)     (449,574)      104,887
interest

Interest receivable                                                        --            --              72

Interest payable and similar charges                                    (71,565)     (115,306)      (22,168)
                                                                     ----------    ----------    ----------
(Loss)/profit on ordinary activities before tax                        (350,595)     (564,880)       82,791

Tax on profit on ordinary activities                                       --            --          (2,500)
                                                                     ----------    ----------    ----------

(DEFICIT)/RETAINED PROFIT AT END OF YEAR                               (350,595)     (564,880)       80,291
                                                                     ==========    ==========    ==========



There were no other recognized gains or losses in the year other than those shown above.

                            VIRTUAL PRESENCE LIMITED
                            ------------------------

                  BALANCE SHEET AS AT 31ST MARCH 1999 AND 1998
                  --------------------------------------------

                                                                        ASSETS


                                              Notes               1999           1999          1998
                                              -----               ----           ----          ----
                                                                 (pound)          $           (pound)
CURRENT ASSETS
Stocks                                           5                 24,006        38,678        13,202
Debtors                                          6                401,958       647,635       356,440
Cash at bank and in hand                                            8,065        12,995        15,125
                                                                ---------     ---------     ---------
                                                                  434,029       699,308       384,767

FIXED ASSETS

Intangible assets                               1,2               138,680       223,441        90,000
Tangible assets                                 1,3               423,276       681,982       216,049
Investments                                      4                 41,677        67,150       157,246
                                                                ---------     ---------     ---------
                                                                  603,633       972,573       463,295
                                                                ---------     ---------     ---------
Total Assets                                                    1,037,662     1,671,881       848,062
                                                                =========     =========     =========

                                                                     LIABILITIES AND EQUITY

CREDITORS (amounts falling due
within one year)                                 7                992,922     1,599,796       419,411

CREDITORS (amounts falling due
after more than one year)                        8                 41,617        67,053        74,933

CAPITAL AND RESERVES

Called up share capital                          9                304,727       490,976       304,727
Share premium account                                               6,009         9,682         6,009
Profit and loss account                                          (307,613)     (495,626)       42,982
                                                                ---------     ---------     ---------
Shareholder's funds                             11                  3,123         5,032       353,718
                                                                ---------     ---------     ---------
Total Liabilities and Equity                                    1,037,662     1,671,881       848,062
                                                                =========     =========     =========

                            VIRTUAL PRESENCE LIMITED
                            ------------------------

                               CASHFLOW STATEMENT
                  FOR THE YEARS ENDED 31ST MARCH 1999 AND 1998
                  --------------------------------------------


                                                             1999                          1999                        1998
                                                         -------------                 --------------              --------------
Reconciliation of operating profit to net
cashflow from operating activities                          (pound)                              $                     (pound)


Operating profit                                              41,753                         67,272                     105,040
Depreciation of tangible assets                              115,631                        186,305                      61,579
Amortisation of intangible assets                             20,920                         33,706                      10,015
Profit on disposal of tangible assets                        (10,560)                       (17,014)                    (19,390)
Decrease in stock                                            (10,804)                       (17,407)                      3,341
Increase in debtors                                          (45,518)                       (73,339)                   (164,397)
Increase In creditors                                        568,875                        916,572                     129,869
                                                            --------                       --------                    --------
Net cashflow from operating activities                       680,297                      1,096,095                     126,057
                                                            --------                       --------                    --------
Net cash inflow from operating activities                    680,297                      1,096,095                     126,057

Returns on investments and servicing of finance

Interest received                                             -                              -                               73
Interest paid                                                (71,565)                      (115,306)                    (22,362)
                                                            --------                       --------                    --------
Net cash outflow for returns on investments and

servicing of finance                                         (71,565)                      (115,306)                   (22,289)

Taxation                                                       2,500                          4,028                        -

Capital expenditure and financial investment

Payments to acquire intangible assets                        (69,600)                      (112,140)                    (50,436)
Payments to acquire tangible assets                          (72,251)                      (116,411)                   (150,234)
Payments to acquire investments                              (41,677)                       (67,150)                   (136,127)
Receipts from sales of tangible assets                        25,599                         41,245                      66,510
                                                            --------                       --------                    --------
Net cashflow for capital expenditure                        (157,929)                      (254,456)                   (270,287)
                                                            --------                       --------                    --------

Net cashflow before management of liquid resources and
financing                                                    453,303                        730,361                    (166,519)

Financing

Issue of share capital                                             -                              -                     116,002
Issue of loan capital                                              -                              -                      50,436
Issue of loan stock                                                -                              -                      10,087
Bank loan repayments                                               -                              -                     (25,432)
Capital element of finance leases                            (10,799)                       (17,399)                    (11,648)
                                                            --------                       --------                    --------
Net cashflow from financing                                  (10,799)                       (17,399)                    139,445
Decrease in cash in the year                                 442,504                        712,962                     (27,074)

                            VIRTUAL PRESENCE LIMITED
                            ------------------------

                              NOTES TO THE ACCOUNTS
                  FOR THE YEARS ENDED 31ST MARCH 1999 AND 1998
                  --------------------------------------------

1.   ACCOUNTING POLICIES

     The principal accounting policies which are adopted in the preparation of the company's accounts are as follows:-

     Accounting Convention
     ---------------------

     The accompanying financial statements have been prepared in accordance with United Kingdom generally accepted accounting principles which do not differ in any significant aspect from United States generally accepted accounting policies.

     Turnover
     --------

     Turnover consists of amounts receivable for work carried out during the year, less credit notes on completed contracts, net of trade discounts and value added tax.

     No deferrals of maintenance contracts have been made in these accounts since it is viewed by the directors that no future material expenditure will be incurred.

     Depreciation
     ------------

     Depreciation has been provided at the following rates, in order to write off the assets over their estimated useful lives:-

     Land and Buildings Leasehold       -         50% straight line
     Plant and Machinery                -         25% straight line
     Fixtures and Fittings              -         15% straight line
                                        -         15% - 20% Reducing Balance
     Motor Vehicles                     -         25% straight line

     Stocks
     ------

     Stock has been valued at the lower of cost and net realisable value.

     Deferred Taxation
     -----------------

     Provision is made at the current corporation tax rate for deferred taxation, calculated by the liability method, on all timing differences, to the extent that it is probable that the tax will become payable.

     Leasing and Hire Purchase Commitments
     -------------------------------------

     Assets held under finance leases and hire purchase contracts are capitalised in the balance sheet and are depreciated over their useful lives. The interest element of the rental obligations is charged to the profit and loss account over the year of the contract.

     Foreign Currency
     ----------------

     Foreign currency transactions were translated into sterling in the original UK accounts at the exchange rate in operation on the date on which the transaction occurred.

     Development Expenditure
     -----------------------

     Development costs have been capitalised in accordance with SSAP 13.

     Cashflow
     --------

     The cashflow statement has been prepared in accordance with IAS 7.

                            VIRTUAL PRESENCE LIMITED
                            ------------------------

                              NOTES TO THE ACCOUNTS
                  FOR THE YEARS ENDED 31ST MARCH 1999 AND 1998
                  --------------------------------------------

2.   INTANGIBLE ASSETS

                                                               Development
                                                                  Costs
                                                           -----------------
                                                                   (pound)
     COST
     At beginning of year                                         100,000
     Capitalised during year - additions                           69,600
                                                           -----------------
     At end of year                                               169,600
                                                           -----------------

     AMORTISATION
     At beginning of year                                          10,000
     Amortisation for year                                         20,920
                                                           -----------------
     At end of year                                                30,920
                                                           =================


     NET BOOK VALUE
     At 31.3.99                                                   138,680
                                                           =================
     At 31.3.98                                                    90,000
                                                           =================


3.  TANGIBLE ASSETS


                                                         Land and        Other Tangible
                                                         Buildings        Fixed assets           Total
                                                         ---------        ------------           -----
                                                           (pound)          (pound)             (pound)
    COST
    At beginning of year                                 24,105               338,627             362,732
    Transferred from group
    Company                                                                   245,651             245,651
    Additions                                             9,922                82,324              92,246
    Disposals                                                                 (16,022)            (16,022)
                                                      ---------            ----------          ----------
    At end of year                                       34,027               650,580             684,607
                                                      =========            ==========          ==========

    DEPRECIATION

    At beginning of year                                  7,202               139,481             146,683
    Charge for year                                       7,202               108,429             115,631
    Adjustment on disposal                                                       (983)               (983)
                                                      ---------            ----------          ----------
    At end of year                                       14,404               246,927             261,331
                                                      =========            ==========          ==========
    NET BOOK VALUE
    At 31.3.99                                           19,623               403,653             423,276
                                                      =========            ==========          ==========
    At 31.3.98                                           16,903               199,146             216,049
                                                      =========            ==========          ==========

                            VIRTUAL PRESENCE LIMITED
                            ------------------------

                              NOTES TO THE ACCOUNTS

                  FOR THE YEARS ENDED 31ST MARCH 1999 AND 1998
                  --------------------------------------------

3.   TANGIBLE ASSETS (CONTINUED).

     The net book value of fixed assets includes an amount of (pound)81,701 (1998 - (pound)71,826) in respect of assets held under hire purchase contracts. The depreciation charge in respect of such assets amounted to (pound)29,870 (1998 - (pound)47,796) for the year.

4.   FIXED ASSETS INVESTMENT

                                                          Shares in
                                                         subsidiary
                                                        undertakings
                                                        ------------
                                                           (pound)

     COST

     At beginning of year                                    157,246
     Additions                                                41,677
                                                       --------------
     At end of year                                          198,923
                                                       ==============

     PROVISION FOR DIMINUTION IN VALUE

     At beginning of year                                     -
     Charge for year                                         157,246
                                                       --------------
     At end of year                                          157,246
                                                       ==============
     NET BOOK VALUE

     At 31.3.99                                               41,677
                                                       ==============

                            VIRTUAL PRESENCE LIMITED
                            ------------------------

                              NOTES TO THE ACCOUNTS

                  FOR THE YEARS ENDED 31ST MARCH 1999 AND 1998
                  --------------------------------------------


5.       STOCKS
                                                                                        1999                1998
                                                                                   -------------    -----------------
                                                                                       (pound)             (pound)
         Finished goods                                                                   24,006            13,202
                                                                                         =======           =======


6.       DEBTORS
                                                                                        1999                1998
                                                                                   -------------    -----------------
                                                                                       (pound)             (pound)

         Trade debtors                                                                   332,910           296,445
         Amount due from subsidiary undertaking                                            3,863             5,188
         Other debtors                                                                     1,733             1,726
         Prepayment and accrual income                                                    63,452            53,081
                                                                                         -------           -------
                                                                                         401,958           356,440
                                                                                         =======           =======

7.       CREDITORS (amounts falling due within one year)
                                                                                        1999                1998
                                                                                   -------------    -----------------
                                                                                       (pound)             (pound)

       Bank loans and overdrafts                                                          29,383            41,879
       Net obligations under finance lease and hire purchase agreements                   13,687             9,055
       Trade creditors                                                                   264,717           186,799
       Taxation and social security                                                       69,565            44,901
       Payments received on account                                                      122,896            54,936
       Other creditors                                                                   492,674            81,841
                                                                                         -------           -------
                                                                                         992,922           419,411
                                                                                         =======           =======

8.       CREDITORS (amounts falling due within one year)
                                                                                        1999                1998
                                                                                   -------------    -----------------
                                                                                       (pound)             (pound)

         Bank loans                                                                       10,881            38,861
         Net obligations under finance leases and hire purchase consultants               30,736            26,072
         Other Creditors                                                                    --              10,000
                                                                                         -------           -------
                                                                                          41,617            74,933
                                                                                         =======           =======


                                       VIRTUAL PRESENCE LIMITED
                                       ------------------------

                                         NOTES TO THE ACCOUNTS

                             FOR THE YEARS ENDED 31ST MARCH 1999 AND 1998
                             --------------------------------------------



9.   CALLED UP SHARE CAPITAL

                                                                   Authorised                 Allotted and fully paid
                                                         ---------------------------       ----------------------------
                                                             1999             1998             1999              1998
                                                             ----             ----             ----              ----
     Ordinary shares of(pound)1 each                        95,000           95,000            95,000          95,000
     Cumulative convertible participating
     preferred ordinary shares of(pound)1 each              77,727           77,727            77,727          77,727
     Preference shares of(pound)1 each                     132,000          132,000           132,000         132,000
                                                         -----------     ------------       ------------    -----------
                                                           304,727          304,727           304,727         304,727
                                                         ===========     ============       ============    ===========


10.  EMPLOYEES

     There were no employees during the year apart from directors.


                                                                                        1999                1998
                                                                                   -------------    -----------------
                                                                                       (pound)             (pound)
     The costs were:
     Salaries                                                                         474,782           303,255
     Social security costs                                                             55,172            38,007
                                                                                     --------           -------
                                                                                      529,954           341,262
                                                                                     ========           =======


11.  RECONCILIATION OF MOVEMENTS ON SHAREHOLDERS' FUNDS

                                                                                        1999                1998
                                                                                   -------------    -----------------
     (Loss)/Profit for the financial year                                            (350,595)           80,291
     Opening shareholders' funds                                                      353,718           273,427
                                                                                     --------          --------
     Closing shareholders' funds                                                        3,123           353,718
                                                                                     ========          ========


12.  DIRECTORS' EMOLUMENTS

                                                                                        1999                1998
                                                                                   -------------    -----------------
     Emoluments for qualifying services                                               141,000           117,557
                                                                                     ========          ========


PRO FORMA FINANCIAL INFORMATION

     Introduction

     On November 16, 1999, MUSE Technologies, Inc., a Delaware corporation (the "Registrant"), acquired all the issued and outstanding capital stock and preference shares of Virtual Presence, Ltd., a company organized under the laws of England, from the shareholders of Virtual Presence in exchange for $600,000 cash payable over a nine-month-period and 430,839 shares of the Company's common stock, subject to certain restrictions. Of such shares, 205,522 are subject to adjustment in the event that the price of the common stock over the twenty trading days prior to November 15, 2000 is less than US $4.41 per share.

     The accompanying unaudited pro forma consolidated balance sheet is presented to illustrate the effect of the Transaction on the financial statements, and assumes the Transaction was completed on October 1, 1998.

     The unaudited pro forma financial statements are included for informational purposes only and are not necessarily indicative of the future financial position or future results of operations of the combined company, or of the financial position or results of operations of the combined company that would have actually occurred had the Transaction taken place as of the date or for the periods presented. These unaudited pro forma financial statements and the accompanying notes may not be indicative of future financial position. The unaudited pro forma information should be read in conjunction with the historical financial statements of Virtual Presence, Ltd., a company organized under the laws of England, and the Registrant presented herein. In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma data.

                                          MUSE TECHNOLOGIES, INC.
                                 UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                          AS OF SEPTEMBER 30, 1999


                                                                   (Unaudited)
                                                     MUSE              VPL
                                                September 30       September 30         Pro Forma          Pro Forma
                                                    1999               1999            Adjustments       Balance Sheet
                                                ------------       ------------        ------------      -------------
                          ASSETS
CURRENT ASSETS:

      Cash and equivalents                     $ 12,064,734      $      9,662          (402,588) (A)   $ 11,671,808
      Accounts receivable, net                      667,593           732,440                             1,400,033
      Notes receivable - related parties          1,145,922              --                               1,145,922
      Inventories                                      --              52,126                                52,126
      Other current assets                          117,870           125,611                               243,481
                                               ------------      ------------      ------------        ------------
      Total current assets                       13,593,531           919,839          (402,585)         14,513,370

      Intangible assets                                --             333,967                               333,967
      Property, plant and equipment               1,162,797           732,218                             1,895,015
      Notes receivable - related parties            284,955              --                                 284,955
      Other assets                                   81,574            68,593                               150,167
      Goodwill                                         --                  --         2,351,313  (A)      2,351,313
                                               ------------      ------------      ------------        ------------
      Total assets                             $ 15,525,445      $  2,054,617         1,948,725        $ 19,528,787
                                               ============      ============      ============        ============

      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

      Trade accounts payable                   $     23,165      $    817,684                          $    840,849
      Accrued liabilities                           922,751         1,437,410           300,000  (A)      2,660,161
      Capital lease - current portion                16,478            22,526                                39,004
      Bank loans                                       --              40,028                                40,028
                                               ------------      ------------      ------------        ------------
      Total current liabilities                     962,394         2,317,648           300,000           3,580,042

LONG-TERM LIABILITIES:

      Capital lease - less current portion           49,150            39,321                                88,471
                                               ------------      ------------      ------------        ------------

      Total Liabilities                           1,011,544         2,356,970                             3,668,514

STOCKHOLDERS' EQUITY:

      Common stock                                  154,997           501,520          (501,520) (A)        161,460
                                                                                          6,463  (A)
      Additional paid-in capital                 23,609,620              --           1,339,909  (A)     24,949,529
      Share premium account                            --               9,890            (9,890) (A)           --
      Stock subscription receivable                 (87,500)             --                                 (87,500)
      Treasury stock                               (776,315)             --                                (776,315)
      Accumulated deficit                        (8,386,901)         (813,763)          813,763  (A)     (8,386,901)
                                               ------------      ------------      ------------        ------------
      Total stockholders' equity                 14,513,901          (302,353)        1,648,725          15,860,273
                                               ------------      ------------      ------------        ------------
                                               $ 15,525,445      $  2,054,617        $1,948,725        $ 19,528,787
                                               ============      ============      ============        ============


        The accompanying notes are an integral part of these statements.

                                        MUSE TECHNOLOGIES, INC.
                              PRO FORMA CONDENSED STATEMENT OF OPERATION
                                 FOR THE YEAR ENDED SEPTEMBER 30, 1999
                                              (UNAUDITED)


                                                       MUSE                  VPL                                     Pro Forma
                                                   September 30         September 30           Pro Forma            Statement of
                                                       1999                 1999              Adjustments            Operations
                                                  ------------           ------------         ------------           ------------
Sales:
        Total sales                               $  1,723,267           $  3,859,506                               $  5,582,773

Cost of Sales:
        Total cost of sales                               --                1,954,166                                  1,954,166
                                                  ------------           ------------                                ------------

Gross margin                                         1,723,267              1,905,340                                  3,628,607

Selling, general and administrative                  4,180,717              1,947,562                                  6,128,279
Research and development                             2,302,885                   --                                    2,302,885
Depreciation                                           487,360                193,590                                    680,950
Amortization of goodwill                                  --                     --                109,655 (B)           109,655
                                                  ------------           ------------         ------------           ------------
        Total operating expenses                     6,970,962              2,141,152              109,655             9,221,769
                                                  ------------           ------------         ------------           ------------

Operating income                                    (5,247,695)              (235,812)            (109,655)           (5,593,162)

Other income (expense):

        Costs in excess of value of
          repurchased stock                           (563,636)                  --                                     (563,636)
        Interest income                                729,061                   --                                      729,061
        Interest expense                               (30,678)              (115,081)                                  (145,759)
        Other, net                                        --                    4,386                                      4,386
                                                  ------------           ------------         ------------           ------------
        Total other (expenses) income                  134,747               (110,695)                --                  24,052
                                                  ------------           ------------         ------------           ------------
Net Loss                                          $ (5,112,948)          $   (346,507)        $   (109,655)          $ (5,569,110)
                                                  ============           ============         ============           ============

Net loss per common and common
Equivalent shares:
        Basic                                     $      (0.51)                                                      $      (0.53)
                                                  ============                                                       ============
        Diluted                                   $      (0.51)                                                      $      (0.53)
                                                  ============                                                       ============

Weighted average common and common
Equivalent shares used in computing per
Share amounts:
        Basic                                       10,048,842                                     430,839             10,479,681
                                                  ============                                ============           ============
        Diluted                                     10,048,842                                     430,839             10,479,681
                                                  ============                                ============           ============

        The accompanying notes are an integral part of these statements.

NOTES TO THE PRO FORMA FINANCIAL STATEMENTS

1.   Pro Forma Balance Sheet Adjustments

     A. Recording the acquisition of Virtual Presence and consolidation with MUSE Technologies, Inc.

2.   Pro Forma Statement of Operations Adjustments

     B.  Recording of amortization expenses

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Advanced Visual Systems Inc.:

We have audited the accompanying consolidated balance sheets of Advanced Visual Systems Inc. (a Delaware corporation) and subsidiaries as of December 31, 1999 and 1998 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advanced Visual Systems Inc. And subsidiaries as of December 31, 1999 and 1998 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                  /s/ Arthur Andersen


Boston, Massachusetts
March 17, 2000

                             ADVANCED VISUAL SYSTEMS INC. AND SUBSIDIARIES

                        Consolidated Balance Sheets--December 31, 1999 and 1998



                             ASSETS                                    1999               1998
Current Assets:
   Cash and cash equivalents                                     $       826,920    $     2,027,789
   Short-term investments                                                      -            120,886
   Accounts receivable, less allowance for doubtful accounts
     of $156,452 and $330,000 in 1999 and 1998, respectively           3,583,150          2,521,640
   Inventories                                                             8,104             41,101
   Other current assets                                                  234,745            173,161
                                                                 ---------------    ---------------
         Total current assets                                          4,652,919          4,884,577
                                                                 ---------------    ---------------
Property and Equipment, at cost:
   Computer equipment and software                                     3,372,350          3,353,480
   Office equipment                                                      723,933            733,647
   Leasehold improvements                                                250,778            241,697
                                                                 ---------------    ---------------

                                                                       4,347,061          4,328,824

   Less--Accumulated depreciation and amortization                     3,706,115          3,166,197
                                                                 ---------------    ---------------

                                                                         640,946          1,162,627
                                                                 ---------------    ---------------

Other Assets                                                             118,041            111,167
                                                                 ---------------    ---------------
                                                                 $     5,411,906    $     6,158,371
                                                                 ===============    ===============

        LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
   Current portion of long-term debt                             $     1,008,488    $       275,316
   Accounts payable                                                      850,063            841,640
   Accrued expenses                                                    2,677,550          3,629,128
   Deferred revenues                                                   2,038,492          2,502,137
                                                                 ---------------    ---------------
        Total current liabilities                                      6,574,593          7,248,221
                                                                 ---------------    ---------------
Long-term Debt, net of current portion                                   105,100            252,376
                                                                 ---------------    ---------------

Convertible Note Payable to Kubota                                     2,000,000          2,000,000
                                                                 ---------------    ---------------
Commitments (Note 8)
Stockholders' Deficit:
   Convertible preferred stock, $0.10 par value-
     Authorized--5,000,000 shares
       Series A, designated 190,000 shares-
         Issued and outstanding--187,266 shares in 1999 and
         1998 (liquidation preference of $4,500,002)                      18,727             18,727
       Series B, designated 1,775,000 shares-
         Issued and outstanding--1,641,765 shares in 1999 and
         1998 (liquidation preference of $164,176)                       164,176            164,176
   Common stock, $0.01 par value-
     Authorized--12,000,000 shares
     Issued and outstanding--3,640,862 shares in 1999 and 1998            36,409             36,409
   Paid-in capital                                                     3,973,950          3,973,950
   Retained deficit                                                   (7,402,082)        (7,486,089)
   Cumulative translation adjustment                                     (58,967)           (49,399)
                                                                 ---------------    ---------------
         Total stockholders' deficit                                  (3,267,787)        (3,342,226)
                                                                 ---------------    ---------------
                                                                 $     5,411,906    $     6,158,371
                                                                 ===============    ===============



              The accompanying notes are an integral part of these
                       consolidated financial statements.

                  ADVANCED VISUAL SYSTEMS INC. AND SUBSIDIARIES

                      Consolidated Statements of Operations
            for the Three Years in the Period Ended December 31, 1999


                                                                    1999             1998           1997
                                                               ------------    ------------    ------------
Revenues:
   Software licenses                                           $  6,760,846    $  6,213,980    $  8,824,927
   Support and other                                              5,532,896       6,251,971       7,040,427
   Professional services                                          1,481,522       2,930,352       2,709,525
                                                               ------------    ------------    ------------
                                                                 13,775,264      15,396,303      18,574,879
                                                               ------------    ------------    ------------

Costs and Expenses:
   Cost of software licenses                                        148,387         425,750       1,319,694
   Cost of support and other                                        629,679       1,116,050       1,365,118
   Cost of professional services                                  1,640,397       3,533,128       1,813,783
   Sales and marketing                                            5,937,575       8,249,075       9,011,356
   Product development                                            3,078,755       4,439,292       4,029,321
   General and administrative                                     1,673,485       2,098,215       1,771,214
   Restructuring                                                                  1,423,410             --
                                                               ------------    ------------    ------------

                                                                 13,108,278      21,284,920      19,310,486
                                                               ------------    ------------    ------------

         Income (loss) from operations                              666,986      (5,888,617)       (735,607)

Interest Income, net                                                 82,307         179,867         223,923

Other Expense, net                                                 (507,122)       (204,067)        (39,359)
                                                               ------------    ------------    ------------

         Net income (loss) before provision for income taxes        242,171      (5,912,817)       (551,043)

Provision for Income Taxes                                          158,164         249,121         268,320
                                                               ------------    ------------    ------------

         Net income (loss)                                     $     84,007    $ (6,161,938)   $   (819,363)
                                                               ============    ============    ============
Basic Net Income (Loss) Per Share                              $       0.02    $      (1.73)   $      (0.21)
                                                               ============    ============    ============
Diluted Net Income (Loss) Per Share                            $       0.02    $      (1.73)   $      (0.21)
                                                               ============    ============    ============
Basic Weighted Average Shares Outstanding                         3,640,862       3,572,008       3,882,033
                                                               ============    ============    ============
Diluted Weighted Average Shares Outstanding                       5,510,723       3,572,008       3,882,033
                                                               ============    ============    ============


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                  ADVANCED VISUAL SYSTEMS INC. AND SUBSIDIARIES

            Consolidated Statements of Stockholders' Equity (Deficit) for the Three Years in the Period Ended December 31, 1999



                                                               Convertible Preferred Stock                     Common Stock
                                                     -------------------------------------------------   --------------------------
                                                             Series A                Series B

                                                     Number of    $0.10 Par    Number of     $0.10 Par    Number of       $0.01 Par
                                                      Shares        Value       Shares        Value        Shares          Value
                                                      ------        -----       ------        -----        ------          -----
Balance, December 31, 1996                             187,266     $18,727      1,774,792    $177,479      4,176,052     $41,761
Sale of common stock                                         -           -              -           -        417,575       4,176
Repurchase and retirement of preferred stock                 -           -       (133,027)    (13,303)             -           -
Repurchase and retirement of common stock                    -           -              -           -     (1,035,393)    (10,354)
Cumulative translation adjustment                            -           -              -           -              -           -
Net loss                                                     -           -              -           -              -           -
Total comprehensive loss                                     -           -              -           -              -           -
Balance, December 31, 1997                             187,266      18,727      1,641,765     164,176      3,558,234      35,583
Sale of common stock                                         -           -              -           -         82,628         826
Cumulative translation adjustment                            -           -              -           -              -           -
Net loss                                                     -           -              -           -              -           -
Total comprehensive loss                                     -           -              -           -              -           -
Balance, December 31, 1998                             187,266      18,727      1,641,765     164,176      3,640,862      36,409
Cumulative translation adjustment                            -           -              -           -              -           -
Net income                                                   -           -              -           -              -           -
Total comprehensive income                                   -           -              -           -              -           -
Balance, December 31, 1999                             187,266     $18,727      1,641,765    $164,176      3,640,862     $36,409
                                                       =======      ======      =========     =======      =========     =======



                                                                                                       Total
                                                                        Retained     Cumulative     Stockholders'
                                                         Paid-in       Earnings     Translation        Equity        Comprehensive
                                                        Capital         (Deficit)     Adjustment      (Deficit)     Income (Loss)
                                                        -------         ---------     ----------      ---------     -------------
Balance, December 31, 1996                            $4,666,211      $(504,788)      $56,798      $4,456,188          $         -
Sale of common stock                                     382,230              -             -         386,406                    -
Repurchase and retirement of preferred stock            (126,375)             -             -        (139,678)                   -
Repurchase and retirement of common stock             (1,025,039)             -             -      (1,035,393)                   -
Cumulative translation adjustment                              -              -      (144,550)       (144,550)            (144,550)
Net loss                                                       -       (819,363)            -        (819,363)            (819,363)
                                                                                                                          --------
Total comprehensive loss                                       -              -             -               -          $  (963,913)
                                                                                                                         =========
Balance, December 31, 1997                             3,897,027     (1,324,151)      (87,752)      2,703,610          $         -
Sale of common stock                                      76,923              -             -          77,749                    -
Cumulative translation adjustment                              -              -        38,353          38,353               38,353
Net loss                                                       -     (6,161,938)            -      (6,161,938)          (6,161,938)
                                                                                                                       ------------
Total comprehensive loss                                       -              -             -               -          $(6,123,585)
                                                                                                                       ============
Balance, December 31, 1998                             3,973,950     (7,486,089)      (49,399)     (3,342,226)         $         -
Cumulative translation adjustment                              -              -        (9,568)         (9,568)              (9,568)
Net income                                                     -         84,007             -          84,007               84,007
                                                                                                                           -------
Total comprehensive income                                     -              -             -               -              $74,439
                                                                                                                           =======
Balance, December 31, 1999                            $3,973,950    $(7,402,082)     $(58,967)    $(3,267,787)
                                                      ==========    ===========      ========     ===========

        The accompanying notes are an integral part of these consolidated financial statements.

                  ADVANCED VISUAL SYSTEMS INC. AND SUBSIDIARIES

                      Consolidated Statements of Cash Flows
            for the Three Years in the Period Ended December 31, 1999



                                                                        1999          1998             1997
                                                                    -----------    -----------    -----------
Cash Flows from Operating Activities:
   Net income (loss)                                                $    84,007    $(6,161,938)      (819,363)
   Adjustments to reconcile net loss to net cash used in
   operating activities-
     Depreciation and amortization                                      618,120        470,315      1,022,414
     Changes in assets and liabilities-
       Accounts receivable, net                                      (1,061,510)     1,789,907       (450,889)
       Inventories                                                       32,997          5,886         35,895
       Other current assets                                             (61,584)       135,370         14,572
       Accounts payable and accrued expenses                           (925,475)       (83,045)       549,600
       Accrued royalty obligations                                      (17,680)       (93,930)        25,886
       Deferred revenues                                               (463,645)      (551,055)      (636,437)
                                                                    -----------    -----------    -----------
              Net cash used in operating activities                  (1,794,770)    (4,488,490)      (258,322)
                                                                    -----------    -----------    -----------

Cash Flows from Investing Activities:

   Purchases of property and equipment                                 (117,634)      (303,968)    (1,074,747)
   Decrease/(increase) in short-term investments, net                   120,886      4,901,443     (5,022,329)
   Increase in other assets                                              (6,874)       (10,383)
                                                                    -----------    -----------    -----------
              Net cash (used in) provided by investing activities        (3,622)     4,587,092     (6,097,076)
                                                                    -----------    -----------    -----------

Cash Flows from Financing Activities:

   Proceeds from debt                                                 1,210,145        527,692        983,954
   Payments on debt                                                    (624,249)      (983,954)          --
   Proceeds from issuance of convertible note payable to Kubota            --             --        2,000,000
   Sale of common stock                                                    --           77,749        386,406
   Repurchase and retirement of common stock                               --             --       (1,035,393)
   Repurchase and retirement of preferred stock                            --             --         (139,678)
                                                                    -----------    -----------    -----------

              Net cash provided by (used in) financing activities       585,896       (378,513)     2,195,289
                                                                    -----------    -----------    -----------

Effect of Exchange Rate Changes on Cash                                  11,627         38,353       (144,550)
                                                                    -----------    -----------    -----------

Decrease in Cash and Cash Equivalents                                (1,200,869)      (241,558)    (4,304,659)

Cash and Cash Equivalents, beginning of year                          2,027,789      2,269,347      6,574,006
                                                                    -----------    -----------    -----------

Cash and Cash Equivalents, end of year                              $   826,920    $ 2,027,789    $ 2,269,347
                                                                    ===========    ===========    ===========

Supplemental Disclosure of Cash Flow Information:
   Cash paid during the year for-
     Interest                                                       $   287,155    $    93,533    $     2,500
                                                                    ===========    ===========    ===========
     Income taxes                                                   $   234,356    $   182,544    $   111,650
                                                                    ===========    ===========    ===========



        The accompanying notes are an integral part of these consolidated financial statements.

                  ADVANCED VISUAL SYSTEMS INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1999


1)       ORGANIZATION

         Advanced Visual Systems Inc. (the Company) develops and delivers visual information solutions. The Company's products are sold through a direct sales force in North America and Europe and through such indirect channels as distributor networks and independent software vendors. Kubota Corporation (Kubota), which owns 151,476 shares of the Company's common stock, 187,266 shares of the Series A convertible preferred stock and 1,024,383 shares of the Series B convertible preferred stock, has distribution rights in Japan. In 1997, the Company issued a $2,000,000 convertible promissory note payable to Kubota (see Note 4(b)).

         Principal risks to the Company include the ability to obtain adequate financing to fund future operations, dependence on key individuals, competition from substitute products and larger companies and the need for successful development and marketing of products to obtain profitable operations. On December 31, 1999, the Company had a working capital deficit of approximately $2,000,000 and will need to extend the bank line of credit that expires in June, 2000 or obtain additional adequate financing, if available, to fund future operations.

(2)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (a)      Principles of Consolidation

                  The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. Significant intercompany accounts and transactions have been eliminated in consolidation.

         (b)      Revenue Recognition

                  The Company recognizes software license revenue in accordance with the provisions of Statement of Position (SOP) No. 97-2, Software Revenue Recognition. Revenue from software licensing is recognized upon shipment of the software provided that the fee is fixed or determinable and that collectibility of the revenue is probable. If an acceptance period is required, revenues are recognized upon the earlier of customer acceptance or the expiration of the acceptance period, unless some additional performance target is mandated, in which case revenue is recognized upon satisfaction of that target, as defined in the applicable software license agreement.

                  The Company also offers support contracts and consulting and training services. Support revenues are recognized ratably over the term of the related contracts. Consulting and training revenues are recognized in the period the services are performed. If the Company estimates a loss relating to a contract or project, the loss is recorded immediately. Amounts received in advance for support contracts are recorded as deferred revenues in the accompanying consolidated balance sheets.

         (c)      Cash Equivalents and Short-Term Investments

                  Cash equivalents include highly liquid investments purchased with maturities of less than 90 days. As of December 31, 1999, cash equivalents consist primarily of investments secured by U.S. government obligations and deposits in money market funds. In accordance with Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities, the Company considers its investments as held to maturity and, accordingly, carries its investments at

                  ADVANCED VISUAL SYSTEMS INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1999
                                  (continued)


                  amortized cost. Short-term investments have maturities greater than 90 days but less than a year and consist primarily of Treasury securities.

         (d)      Inventories

                  Inventories are stated at the lower of cost (first-in, first-out) or market.

         (e)      Property and Equipment

                  The costs of additions and improvements are capitalized, while maintenance and repairs are charged to expense as incurred. The Company provides for depreciation using the straight-line method over the estimated useful lives of the related assets, which are between two and five years. Leasehold improvements are amortized in accordance with the lesser of their estimated useful lives or the remaining term of the facility lease.

         (f)      Management Estimates and Financial Instruments

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The estimated fair value of the Company's financial instruments, which include cash and cash equivalents, accounts receivable and accounts payable, approximates their reported amounts.

         (g)      Research and Development Costs

                  The Company has historically capitalized computer software development costs in accordance with SFAS No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed. Capitalization of computer software development costs begins upon the establishment of technological feasibility. The establishment of technological feasibility and the ongoing assessment of recoverability require considerable judgment by management with respect to certain external factors, including anticipated future revenues, estimated economic life and changes in software and hardware technology. The Company has historically amortized computer software development costs over the lesser of their expected product lives or three years.

                  In 1997, the Company determined that it could not substantiate the future realization of its capitalized software development costs and purchased computer software. Therefore, the Company charged approximately $405,000 to cost of software licenses in 1997, which represents the net book value of the previously capitalized software development costs and purchased software.

         (h)      Income Taxes

                  Income taxes are provided in accordance with SFAS No. 109, Accounting for Income Taxes. The Company recognizes a current tax liability or asset for current taxes payable or refundable and a deferred tax liability or asset for the estimated future tax effects of

                  ADVANCED VISUAL SYSTEMS INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1999
                                  (continued)


                  temporary differences and carryforwards to the extent that they are realizable (see Note 6).

         (i)      Comprehensive Income

                  In June 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 130, Reporting Comprehensive Income. SFAS No. 130 requires disclosure of all components of comprehensive income on an annual and interim basis. Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources. The Company's comprehensive income (loss) for the years ended December 31, 1999, 1998 and 1997 are $74,439, $(6,123,585) and $(963,913),
                  respectively. The primary difference between net income (loss) and comprehensive income (loss) is the Company's cumulative translation adjustment.

         (j)      Concentrations of Credit Risk

                  Financial instruments that subject the Company to credit risk consist of cash and cash equivalents and accounts receivable. The Company maintains the majority of its cash balances with financial institutions. Concentrations of credit risk with respect to accounts receivable is limited to certain customers to whom the Company makes substantial sales. To reduce risk, the Company routinely assesses the financial strength of its customers and, as a consequence, believes that its accounts receivable credit risk exposure is limited.

                  One customer accounted for 17% of total revenue for the year ended December 31, 1999. No customers accounted for greater than 10% of total revenues for the years ended December 31, 1997 and 1998. In addition, no customers accounted for greater than 10% of the total accounts receivable balance as of December 31, 1999 and 1998.

         (k)      Net Income (Loss) per Share

                  Basic net income (loss) per common share was computed by dividing net income (loss) by the weighted average number of common shares outstanding during the period. Diluted net income per common share was computed by dividing net income
                  (loss) by weighted average number of common shares outstanding during the year, assuming dilution. Common stock equivalents consist of common stock issuable on the exercise of outstanding options and conversion of redeemable convertible preferred stock.

                  Calculations of basic and diluted weighted average per common shares and potential common share are as follows:

                  ADVANCED VISUAL SYSTEMS INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1999
                                  (continued)


                                                                                           YEAR ENDED DECEMBER 31,
                                                                                 -------------------------------------------
                                                                                    1999           1998           1997
                                                                                 ------------  ------------   --------------
Net income (loss)                                                                $   84,007    $(6,161,938)    $ (819,363)
                                                                                 ==========    ===========     ==========
Weighted average number of common shares outstanding                              3,640,862      3,572,008      3,882,033
Potential common shares pursuant to convertible preferred stock                   1,829,031              -              -
Potential common shares pursuant to stock options and warrants                       40,830              -              -
                                                                                 ----------    -----------     ----------
Diluted weighted average shares                                                   5,510,723      3,572,008      3,882,033
                                                                                 ==========    ===========     ==========
Basic net income (loss) per share                                                $     0.02    $     (1.73)    $    (0.21)
                                                                                 ==========    ===========     ==========
Diluted net income (loss) per share                                              $     0.02    $     (1.73)    $    (0.21)
                                                                                 ==========    ===========     ==========




                  For the years ended December 31, 1998 and 1997, diluted net loss per common share is the same as basic net loss per common share, since the effects of the Company's potentially dilutive securities are antidilutive. Antidilutive securities, which consist of options to purchase common stock, warrants, and potential common shares pursuant to redeemable convertible preferred stock that are not included in diluted net loss per share were 4,391,681 and 4,669,081 as of December 31, 1998 and 1997, respectively.

         (l)      Stock-Based Compensation for Employees

                  The Company has adopted SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123 defines a fair-value-based method of accounting for employee stock options and other stock-based compensation. Compensation expense related to employee stock-based compensation arising from this method of accounting can be reflected in the financial statements or, alternatively, the pro forma net income (loss) and income (loss) per share effect of the fair-value-based accounting can be disclosed in the financial footnotes. The Company has adopted the disclosure-only alternative (see Note 5(c)).

         (m)      New Accounting Standards

                  In June 1998, the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. This statement establishes accounting and reporting standards for derivative instruments, including derivative instruments embedded in other contracts, and for hedging activities. SFAS No. 133, as amended by SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133, is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. SFAS No. 133 is not expected to have a material impact on the Company's consolidated financial statements.

                  ADVANCED VISUAL SYSTEMS INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1999
                                  (continued)


(3)      ACCRUED LIABILITIES

         Accrued liabilities consist of the following:

                                                     DECEMBER 31
                                            --------------------------
                                                1999             1998
                                            -----------    -----------
           Payroll and fringe benefits      $   823,527    $   976,865
           Accrued reorganization               230,894        878,487
           Accrued other                      1,623,129      1,773,776
                                            -----------    -----------
                                            $ 2,677,550    $ 3,629,128
                                            ===========    ===========

(4)      LONG-TERM DEBT

         Long-term debt consists of the following:


                                                                                             DECEMBER 31,
                                                                                     ----------------------------
                                                                                        1999              1998
                                                                                     ----------        ----------
         Revolving line of credit for borrowings up to $1,000,000 that bears
         interest at a rate of prime (7.75% at December 31, 1998) plus 1.75%         $        -        $  527,692
                                                                                     ----------        ----------
         Revolving line of credit for borrowings up to $1,000,000 that bears
         interest at a rate of prime (8.50% at December 31, 1999) plus 1.50%            879,743                 -

         Equipment lease that bears interest at 16.96% per annum and matures on
         November 13, 2001                                                              233,845                 -

         Convertible promissory note payable for $2,000,000 to Kubota
         Corporation that bears interest at 5% and matures in December, 2001          2,000,000         2,000,000
                                                                                     ----------        ----------
                                                                                      3,113,588         2,527,692
         Less--Current portion                                                        1,008,488           275,316
                                                                                     ----------        ----------
                                                                                     $2,105,100        $2,252,376
                                                                                     ==========        ==========


         (a)      Lines of Credit

                  In August 1999, the Company modified an existing loan agreement with a bank. The new agreement is for a $1,000,000 revolving line of credit. Advances under the revolving line of credit are based on the Company's qualified accounts receivable as defined and is limited by the outstanding balance under its equipment line of credit. The line is secured by all corporate assets and is due in June 2000. The Company must meet certain financial covenants, as defined, under this line of credit.

                  ADVANCED VISUAL SYSTEMS INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1999
                                  (continued)


                  In addition to the revolving line of credit, the Company entered into a stand-by accounts receivable purchase agreement whereby the Company can sell to the bank $1,000,000 of additional qualified receivables. As of December 31, 1999, there were no advances under this agreement.

                  In connection with the line of credit amendment, the Company issued warrants to purchase 10,000 shares of the Company's common stock to the bank at a price of $0.01 per share. The Company computed the value of these warrants using the Black-Scholes option pricing model, noting the charge to be immaterial to the consolidated financial statements.

         (b)      Convertible Note Payable to Kubota

                  On December 26, 1997, the Company entered into a convertible subordinated promissory note agreement with Kubota Corporation, a related party (see Note 1). In exchange for a $2,000,000 payment, Kubota received a convertible subordinated promissory note (the Note) due December 2001. The Note, which is subordinated to all the Company's senior indebtedness, bears interest at the rate of 5% per year, payable January 1, 1999; thereafter, it is payable quarterly in arrears. After February 1, 1999, Kubota has the right to convert the Note into fully paid shares of the Company's common stock, at a conversion price of $3 per share based on a formula relating to the Company's revenues for the year ended December 31, 1998. Kubota has not exercised its right to convert. The Note will automatically be converted into shares of common stock immediately before the Company is consolidated or merged into any other corporation in which the Company is not the continuing entity, a sale of substantially all the assets of the Company, or the closing of a public offering of at least $5,000,000.

         (c)      Leasing Agreement

                  On May 6, 1999, the Company entered into an agreement with a leasing company to provide financing of certain equipment. The Company may finance up to $500,000 under this agreement, of which $233,845 is outstanding as of December 31, 1999. The amounts outstanding under this financing agreement are subordinate to any bank debt (see Note 3(a)). The term of this agreement is three years and borrowings bear interest at 16.96% per year.

         (d) Maturities of long-term debt are approximately as follows as of December 31, 1999:

                             YEARS ENDING
                              DECEMBER 31                   AMOUNT
                              -----------                   ------

                                 2000                    $1,008,000
                                 2001                     2,105,000
                                                       ------------
                                                         $3,113,000
                                                       ============

                  ADVANCED VISUAL SYSTEMS INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1999
                                  (continued)


(5)      STOCKHOLDERS' EQUITY

         (a)      Convertible Preferred Stock

                  In general, holders of convertible preferred shares have voting rights equal to the number of shares of common stock into which their preferred shares are convertible and vote in a single class with the holders of common stock. Convertible preferred shares are convertible into common shares at any time based on the conversion ratios defined in the Company's certificate of incorporation. As of December 31, 1999, the outstanding preferred shares were convertible at a ratio of one to one. Pursuant to the Company's certificate of incorporation, the conversion ratios are subject to adjustment upon the declaration of a stock dividend payable in shares of common stock or by a subdivision of common stock, a combination of the outstanding shares of common stock or any capital reorganization or reclassification of the stock of the Company.

                  In the event of liquidation, the holders of the Series A convertible preferred shares (Series A) have a liquidation preference equal to $24.03 per share plus any declared and unpaid dividends. This preference entitles the holders to its liquidation preference in full, prior to payments to the other holders of preferred shares. The Series B convertible preferred shares (Series B) have a liquidation preference equal to $0.10 per share plus any declared but unpaid dividends. Generally, upon liquidation and after the payment of the Series A and the Series B liquidation preferences, the holders of the preferred shares and common shares will receive all of the remaining assets of the Company on a pro rata basis.

                  Holders of convertible preferred shares participate with the holders of common shares in any dividends paid or set aside for payment. No dividends have been declared through December 31, 1999. In 1997, the Company repurchased 133,027 shares of Series B preferred stock for $139,678 and 1,035,393 shares of common stock for $1,035,393.

         (b)      Nonconvertible Preferred Stock

                  In January 1999, the Company designated 2,000,000 shares as Series C Preferred Stock. There are no shares of Series C Preferred Stock outstanding as of December 31,1999. The Series C Preferred Stock is not convertible and does not have a liquidation preference. Holders of Series C Preferred Stock participate with the holders of common shares in voting and dividend rights.

         (c)      Stock Plans

                  The Company accounts for its stock-based compensation plans under Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and has adopted for fiscal years beginning after December 15, 1995 the disclosure-only alternative under SFAS No. 123, Accounting for Stock-Based Compensation, which requires disclosure of the pro forma effects on earnings and earnings per share as if SFAS No. 123 had been adopted, as well as certain other information.

                  The Company has adopted two stock plans that, in the aggregate, authorize the granting of up to 9,095,000 common shares and 2,000,000 Series C preferred shares in the form of

                  ADVANCED VISUAL SYSTEMS INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1999
                                  (continued)


                  stock options, purchase authorizations or bonuses. The Board of Directors may, from time to time, reallocate available shares among the two plans.

                  1992 STOCK OPTION PLAN

                  The AVS 1992 Stock Option Plan provides for the granting of options to purchase up to 6,100,000 common shares and 2,000,000 Series C preferred shares, as amended in March 1999. The options either qualify as incentive stock options under the Internal Revenue Code or are nonqualified stock options that are not intended to so qualify. Options under this plan may be granted to key employees, directors and other individual contributors. Options granted under this plan will be exercisable at such intervals as the Board of Directors determines at the time of grant. In any event, options granted under this plan will be exercisable no later than nine years from the date of grant (five years for incentive stock options held by any 10% stockholder). Options granted under this plan are subject to certain transfer restrictions and, under certain circumstances, repurchase by the Company at the exercise price. The exercise price will be determined by the Board of Directors at the time of grant. In general, the exercise price will not be less than 100% or 85% of the fair market value of common stock, as determined by the Board of Directors, on the date of grant for incentive stock options and nonqualified stock options, respectively, and not less than 110% of fair market value of common stock in the case of incentive stock options granted to 10% stockholders.

                  The following table summarizes the AVS 1992 Stock Option Plan activity:

                                                                                                 WEIGHTED
                                                                                                  AVERAGE
                                                              NUMBER OF                           EXERCISE
                                                               SHARES        OPTION PRICE         PRICE
                                                               ------        ------------         -----
                 Outstanding, December 31, 1996                 2,574,850    $  0.10-$2.10        $ 1.05
                 Granted                                        1,050,050             1.00          1.00
                 Exercised                                      (217,575)        0.40-1.70          0.85
                 Canceled                                       (567,275)        0.70-2.10          0.99
                                                             -----------     -------------        ------
                 Outstanding, December 31, 1997                 2,840,050        0.10-2.10          1.01
                 Granted                                          299,400             1.00          1.00
                 Exercised                                       (19,605)        0.70-1.00          0.93
                 Canceled                                       (557,195)        0.70-1.00          0.78
                                                             -----------     -------------        ------
                 Outstanding, December 31, 1998                 2,562,650        0.10-2.10          1.06
                 Granted                                        4,889,180              .20          0.20
                 Canceled                                      (1,341,200)       0.20-2.10          0.67
                                                             ------------    -------------       -------
                 Outstanding, December 31, 1999                 6,110,630    $  0.10-$2.00       $  0.43
                                                             ============    =============       =======
                 Exercisable, December 31, 1999                 1,946,557    $  0.10-$2.00       $  0.58
                                                             ============    =============       =======



                  The Company has computed the pro forma disclosures required under SFAS No. 123 for all stock options granted under the 1992 AVS Stock Option Plan during 1999, 1998 and 1997 using the Black-Scholes option pricing model prescribed by SFAS No. 123.

                  ADVANCED VISUAL SYSTEMS INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1999
                                  (continued)


                  The assumptions used, weighted average information and the pro forma effect of applying SFAS No. 123 for the years ended December 31, 1999, 1998 and 1997 are as follows:

                                                                  1999               1998                1997
                                                               ----------         -----------        -----------
                Risk-free interest rates                       4.8%-6.38%         5.50%-5.74%        5.80%-6.95%

                Expected dividend yield                             -                  -                  -
                Expected lives                                   7 years            7 years            7 years
                Expected volatility                                 -                  -                  -
                Weighted average grant-date fair value of
                    options granted during the period,
                    net of an estimated termination rate
                    of 40%                                        $0.13              $0.32              $0.38
                Weighted average exercise price of
                    options granted during the period,
                    net of an estimated termination rate
                    of 40%                                        $0.20              $1.00              $1.00
                Weighted average remaining contractual
                    life of options outstanding                7.39 years         7.24 years          7.99 years
                Weighted average exercise price of
                    1,946,557, 832,156, and 806,518
                    options exercisable at December 31,
                    1999, 1998, and 1997, respectively            $0.58              $0.97              $0.99
                Pro forma net loss                              $(18,550)        $(6,326,516)         $(970,796)


                  STOCK PURCHASE PLAN

                  The AVS 1992 Stock Purchase Plan provides for purchase authorizations or bonuses of up to 2,995,000 common shares. Purchase authorizations or bonuses under this plan may be granted to key employees, directors and other individual contributors. Purchase authorizations granted under this plan will be exercisable no later than 60 days from the date of grant. Common stock purchased or bonused under this plan is subject to certain transfer restrictions and, under certain circumstances, repurchase by the Company at the purchase or bonus price. The purchase price will be determined by the Board of Directors at the time of grant. The purchase price will be no less than 85% of the fair market value of common stock, as determined by the Board of Directors, on the date of grant. At December 31, 1999, there are 2,202,620 vested shares outstanding under the plan.

                  ADVANCED VISUAL SYSTEMS INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1999
                                  (continued)


(6)      INCOME TAXES

         Net income (loss) before provision for income taxes for the three years ended December 31, 1999, 1998 and 1997 was as follows:


                                                           1999              1998             1997
                                                      ------------       -----------      ------------
          Domestic                                    $    393,405       $(5,582,494)     $   (781,416)
          Foreign                                         (151,234)         (330,323)          230,373
                                                      ------------       -----------      ------------
          Total pretax income (loss)                  $    242,171       $(5,912,817)     $   (551,043)
                                                      ============     =============      ============

         The  provision  for income taxes for the three years ended  December  31, 1999,  1998 and 1997 consisted of the following:

                                                           1999              1998             1997
                                                      ------------       -----------      ------------
          Current tax expense-
          Federal                                    $           -     $           -     $           -
          State                                                  -             5,000            10,000
          Foreign income                                    65,329            69,983            65,343
          Foreign withholding                               92,835           174,138           192,977
                                                      ------------       -----------      ------------
                                                           158,164           249,121           268,320
                                                      ------------       -----------      ------------

          Deferred tax expense-
          Federal                                          102,957        (1,756,211)         (348,886)
          State                                              8,969          (526,110)          171,024
                                                      ------------       -----------      ------------
                                                           111,926        (2,282,321)         (177,862)
                                                      ------------       -----------      ------------
          Change in valuation reserve                     (111,926)        2,282,321           177,862
                                                      ------------       -----------      ------------
                                                      $    158,164     $     249,121      $    268,320
                                                      ============     =============      ============

                  ADVANCED VISUAL SYSTEMS INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1999
                                  (continued)


         The income tax provision is different from the amount that results from applying the federal statutory rate of 34% to pretax earnings as a result of the following:


                                                           1999              1998               1997
                                                       ----------       -----------          ---------
Tax at federal statutory rate                          $   82,343       $(2,010,357)         $(187,000)
Differences due to-
State income taxes, net of federal benefit                  5,920          (343,933)           119,000
Foreign withholding taxes                                  92,835           182,292            193,000
Foreign taxes                                             116,744           174,138            (13,000)
Other taxes provided                                      (27,752)          (35,340)           (21,542)
(Decrease)/increase in valuation reserve                 (111,926)        2,282,321            177,862
                                                       ----------       -----------          ---------
                                                       $  158,164       $   249,121          $ 268,320
                                                       ==========       ===========          =========

         The approximate income tax effect of each type of temporary difference and carryforward is as follows:

                                                                   1999                1998
                                                             -------------        -------------
          Net operating loss carryforwards                   $  44,539,000        $  44,483,000
          Acquired research and development                        338,000              375,000
          Nondeductible reserves                                   223,000              200,000
          Nondeductible accruals                                   339,000              509,000
          Other temporary differences                              227,000              212,000
          Valuation reserve                                    (45,666,000)         (45,779,000)
                                                             -------------        -------------
                                                             $           -        $           -
                                                             =============        =============


         At December 31, 1999, the Company has net operating loss carryforwards of approximately $129,982,000, a significant portion of which was generated by its predecessor, Stardent Computer Inc. The net operating losses are subject to expiration at various dates from 2001 to 2008. The amount of net operating loss carryforwards that may be used to offset future taxable income may be limited due to expiration and possible ownership changes. As a result, the Company carries a 100% valuation reserve against its otherwise recognizable net deferred tax asset.

(7)      RESTRUCTURING CHARGES

         In 1998, the Company recorded approximately $1,423,000 of restructuring costs as a result of a corporate downsizing. These charges met the criteria set forth in Emerging Issues Task Force Issue 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring).

                  ADVANCED VISUAL SYSTEMS INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1999
                                  (continued)

         The components of the restructuring costs during the year ended December 31, 1998 are as follows:

                                                              COST
                                                         --------------
          Severance, benefits and associated costs         $  870,000
          Lease termination costs                             323,000
          Closed facilities                                    75,000
          Legal and other professional fees                   155,000
                                                         --------------
                                                           $1,423,000
                                                         ==============


         As of December 31, 1999, the Company has approximately $230,000 of remaining accrual related to the restructuring. The remaining costs are primarily related to lease termination costs, the majority of which will be utilized during 2000.

(8)      COMMITMENTS

         (a)      Leases

                  The Company leases its facilities under noncancelable operating leases. Future minimum lease payments under all operating leases at December 31, 1999 are approximately as follows:

                                                         OPERATING LEASE
                     YEARS ENDING                          COMMITMENTS
                                                       -------------------
                       2000                                 $1,315,000
                       2001                                  1,244,000
                       2002                                  1,195,000
                       2003                                    159,000
                                                       -------------------

                       Total minimum lease payments         $3,913,000
                                                       ===================

                  Rent expense recorded by the Company in the accompanying consolidated statements of operations for the years ended December 31, 1999, 1998 and 1997 was approximately $1,595,000, $1,225,000 and $821,000, respectively.

         (b)      Royalty Obligations

                  The Company has entered into technology and marketing agreements with several organizations that require the Company to make royalty payments based on a percentage of net revenues of certain products sold.

                  ADVANCED VISUAL SYSTEMS INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1999
                                  (continued)


(9)      CAPITAL ACCUMULATION PLAN

         The Company maintains the AVS Employees' Capital Accumulation Plan (the
         Plan), covering all eligible employees, as defined by the Plan. In 1999, 1998 and 1997, the Company contributed approximately $32,000, $135,000 and $83,000, respectively, to the Plan.

(10)     SEGMENT AND GEOGRAPHIC INFORMATION

         The Company has adopted SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. SFAS No. 131 establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS No. 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate, discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. The Company's chief decision maker, as defined under SFAS No. 131, is the chief executive officer.

         The Company measures operating results as a single reportable segment, which provides data visualization solutions to enable companies to transform massive quantities of data into visual representations. The Company's approach is based on the way that management organizes the business within the Company for making operating decisions and assessing performance.

         Revenues, operating income (loss) and identifiable assets for the Company's domestic and foreign operations for the years ended December 31, 1999, 1998 and 1997 are summarized as follows:


                                                                FOREIGN
                                             UNITED STATES    OPERATIONS      ELIMINATIONS    CONSOLIDATED
                                             ------------    ------------    ------------    ------------
Fiscal 1999-
    Sales to unaffiliated customers          $ 11,753,296    $  1,762,968    $    259,000    $ 13,775,264
    Transfers between geographic locations     (2,808,821)           --         2,808,821            --
                                             ------------    ------------    ------------    ------------
        Total sales                          $  8,944,475    $  1,762,968    $  3,067,821    $ 13,775,264
                                             ============    ============    ============    ============
    Income (loss) from operations            $  3,500,898    $ (3,092,912)   $    259,000    $    666,986
                                             ============    ============    ============    ============
    Identifiable assets                      $  6,614,744    $  2,928,212    $ (4,131,050)   $  5,411,906
                                             ============    ============    ============    ============

Fiscal 1998-
    Sales to unaffiliated customers          $  6,896,754    $  8,408,248    $     91,301    $ 15,396,303
    Transfers between geographic locations      3,514,886       1,424,307      (4,939,193)           --
                                             ------------    ------------    ------------    ------------
        Total sales                          $ 10,411,640    $  9,832,555    $ (4,847,892)   $ 15,396,303
                                             ============    ============    ============    ============
    (Loss) income from operations            $ (7,665,817)   $  1,685,900    $     91,300    $  5,888,617
                                             ============    ============    ============    ============
    Identifiable assets                      $  5,218,919    $  5,355,940    $ (4,416,488)   $  6,158,371
                                             ============    ============    ============    ============

Fiscal 1997-
    Sales to unaffiliated customers          $  8,839,556    $  9,735,323    $       --      $ 18,574,879
    Transfers between geographic locations      4,230,193       1,569,271      (5,799,464)           --
                                             ------------    ------------    ------------    ------------
        Total sales                          $ 13,069,749    $ 11,304,594    $ (5,799,464)   $ 18,574,879
                                             ============    ============    ============    ============
    (Loss) income from operations            $ (1,081,980)   $    346,373    $       --      $   (735,607)
                                             ============    ============    ============    ============
    Identifiable assets                      $  9,084,547    $  4,303,948    $       --      $ 13,388,495
                                             ============    ============    ============    ============

                  ADVANCED VISUAL SYSTEMS INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)




                                                                                   Amounts in ($000)
ASSETS

                                                                           June 30, 2000      December 31, 1999
                                                                           -------------      -----------------
CURRENT ASSETS:
  Cash and Cash Equivalents                                                      $ 1,285                $   827
  Accounts Receivable Trade - Net                                                  2,372                  3,583
  Inventories                                                                          8                      8
  Prepaid Expenses                                                                   131                    235
                                                                           -------------      -----------------
     Total Current Assets                                                          3,796                  4,653

PROPERTY AND EQUIPMENT - NET                                                         408                    641

OTHER ASSETS                                                                         111                    118
                                                                           -------------      -----------------
          Total Assets                                                           $ 4,315                $ 5,412
                                                                           =============      =================

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

                                                                           June 30, 2000      December 31, 1999
                                                                           -------------      -----------------
CURRENT LIABILITIES:
  Short-term Senior Debt                                                         $ 2,004                $ 1,008
  Accounts Payable                                                                   596                    850
  Accrued Expenses                                                                 2,428                  2,678
  Deferred Support Revenue                                                         1,417                  2,039
                                                                           -------------      -----------------
     Total Current Liabilities                                                     6,445                  6,575

LONG-TERM DEBT

  Capital Equipment Financing                                                         48                    105
  Subordinated Debt                                                                2,000                  2,000
                                                                           -------------      -----------------
    Total Long-term Debt                                                           2,048                  2,105

STOCKHOLDERS' DEFICIT                                                             (4,178)                (3,268)
                                                                           -------------      -----------------
       Total Liabilities and Stockholders'
              Equity (Deficit)                                                   $ 4,315                $ 5,412
                                                                           =============      =================


                       See notes to financial statements.

                  ADVANCED VISUAL SYSTEMS INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)


                                                                        Amounts in ($000)
                                                                      except per share data
                                                                FOR THE SIX MONTHS ENDED JUNE 30,
                                                                  1999                       2000
                                                                --------                   --------
s
REVENUES
Software Licenses                                               $  2,798                   $  2,726
Support and other                                                  2,801                      2,148
Professional services                                                854                        913
                                                                --------                   --------
                                                                   6,453                      5,787
                                                                --------                   --------
COSTS AND EXPENSES
Cost of software licenses                                             86                        154
Cost of support and other                                            310                        333
Cost of professional services                                        869                        729
Sales and marketing                                                2,962                      2,840
Product development                                                1,404                      1,347
General and administrative                                           717                      1,134
                                                                --------                   --------
                                                                   6,348                      6,537
                                                                --------                   --------
Income from operations                                               105                       (750)
                                                                --------                   --------
Interest income, net                                                  23                        115
Other expense, net                                                   258                        316
                                                                --------                   --------
Net income (loss) before provision for income taxes                 (130)                      (951)
                                                                --------                   --------
Provision for income taxes                                            90                         26
                                                                --------                   --------
Net income (loss)                                                 $(220)                      $(977)
                                                                ========                   ========
Basic net income (loss) per share                                $(0.06)                     $(0.26)
                                                                ========                   ========
Diluted net income (loss) per share                              $(0.06)                     $(0.26)
                                                                ========                   ========
Basic weighted average shares outstanding                          3,641                      3,641
                                                                ========                   ========
Diluted weighted average shares outstanding                        3,641                      3,641
                                                                ========                   ========


                     See footnotes to financial statements.

                  ADVANCED VISUAL SYSTEMS INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)


                                                                           Amounts in ($000)

                                                                        FOR THE SIX MONTHS ENDED JUNE 30,
                                                                            1999             2000
                                                                      --------------    ---------------
 CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss)                                                      $    (220)         $    (977)
 Adjustments to reconcile net loss to net cash provided from
     (used in) operating activities-
 Depreciation                                                                 370                293
 Changes in assets and liabilities-

 Accounts receivable, net                                                     242              1,212
 Inventories                                                                    9                  -
 Other current assets                                                         (20)               103
 Accounts payable and accrued expenses                                     (1,176)              (713)
 Deferred revenues                                                           (129)              (409)
                                                                      --------------    ---------------

 Net cash (used in) provided by operating activities                         (924)              (491)
                                                                      --------------    ---------------

 CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment                                          (46)               (60)
 Decrease/(increase) in short-term investments, net                           101
 Increase in other assets                                                     (20)                 7
                                                                      --------------    ---------------

 Net cash (used in) provided by investing activities                           35                (53)
                                                                      --------------    ---------------

 CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from debt                                                         1,110              1,000
 Payments on debt                                                            (549)               (63)
                                                                      --------------    ---------------

 Net cash provided by (used in) financing activities                          561                955
                                                                      --------------    ---------------

 EFFECT OF EXCHANGE RATE CHANGES ON CASH                                       14                 48
                                                                      --------------    ---------------

 (DECREASE)/INCREASE IN CASH AND CASH EQUIVALENTS                            (314)               458
                                                                      --------------    ---------------

 CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                             2,028                827
                                                                      --------------    ---------------

 CASH AND CASH EQUIVALENTS, END OF PERIOD                               $   1,714          $   1,285
                                                                      ==============    ===============



                     See footnotes to financial statements.

                  ADVANCED VISUAL SYSTEMS INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)

                                  JUNE 30, 2000

1.       ORGANIZATION

         Advanced Visual Systems Inc. (AVS) develops and delivers visual information solutions. AVS's products are sold through a direct sales force in North America and Europe and through such indirect channels as distributor networks and independent software vendors. Kubota Corporation (Kubota), which owns 151,476 shares of AVS's common stock, 187,266 shares of the Series A convertible preferred stock and 1,024,383 shares of the Series B convertible preferred stock, has distribution rights in Japan. In 1997, AVS issued a $2,000,000 convertible promissory note payable to Kubota.

         Principal risks to AVS include the ability to obtain adequate financing to fund future operations, dependence on key individuals, competition from substitute products and larger companies and the need for successful development and marketing of products to obtain profitable operations. On June 30, 2000, the Company had a working capital deficit of approximately $2,649,000 and will need to extend the bank line of credit that expires in June 2000 or obtain additional adequate financing, if available, to fund future operations. AVS has transferred existing borrowings under the line of credit to the accounts receivable purchase agreement that AVS has in place with the bank. This financing will be available to AVS through the planned closing of the merger with MUSE.

2.       BASIS OF PRESENTATION

         The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and the instructions to Form S-4 Item 17.b. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. For further information, refer to the financial statements and footnotes thereto appearing elsewhere in this prospectus.

3.       ACCCRUED LIABILITIES

         Accrued liabilities consist of the following:

                                          June 30, 2000      December 31, 1999
                                          -------------      -----------------
        Payroll and fringe benefits          $      727      $      824
        Accrued reorganization                       50             231
        Accrued other                             1,651           1,623
                                          -------------      -----------------
                                             $    2,428      $    2,678
                                          =============      =================

4.       SUBSEQUENT EVENTS

         On May 4, 2000, AVS entered into a letter of intent to be acquired by Muse Technologies Inc. ("MUSE"), a company in the business of developing and marketing software products designed to enhance the user's ability to understand and analyze data and information and to provide solutions to complex data integration and data management problems, through a stock-for-stock exchange. Pursuant to the letter of intent, MUSE will issue a maximum of 2.1 million shares of common stock in exchange for all the common and preferred shares of AVS and a maximum of

     1.3 million employee stock options in exchange for existing AVS stock options. Definitive merger documents were executed on July 18, 2000. The acquisition was consumated on November 9, 2000.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

         We intend that the merger will be accounted for under the pooling-of-interests method of accounting, which means that for accounting and financial reporting purposes we will treat our companies as if they had always been combined. For a more detailed description of pooling-of-interests accounting, see "The Merger -- Accounting Treatment."

         The following unaudited pro forma condensed combined financial statements assume a business combination between MUSE and AVS accounted for as a pooling-of-interests and are derived from the historical consolidated financial statements and the related notes, which are included elsewhere in this proxy statement/prospectus. The unaudited pro forma condensed combined consolidated balance sheet combines MUSE's balance sheet as of June 30, 2000 with AVS's balance sheet as of the same date. The unaudited pro forma condensed combined statements of operations combine MUSE's historical results of operations for the fiscal years ended September 30, 1999, and 1998 and the nine months ended June 30, 2000 with AVS's results of operations for the same periods. The pro forma statement of operations data assume the combination occurred at the beginning of the earliest period presented while the pro forma balance sheet data assume the combination took place on June 30, 2000.

         The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been consummated at the beginning of the earliest period presented, nor is it necessarily indicative of the future operating results or financial position of the combined companies following the merger.

         In addition, the pro forma information for the year ended September 30, 1999 and nine months ended June 30, 1999 also includes the acquisition by MUSE of Virtual Presence, Ltd. in November 1999 as if such acquisition occurred as of October 1, 1998. Such acquisition has been accounted for under the purchase method of accounting.

         These unaudited pro forma condensed combined financial statements are based on, and should be read in conjunction with, the historical consolidated financial statements and the related notes thereto of MUSE, AVS, and Virtual Presence included elsewhere in this proxy statement/prospectus.

    UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF JUNE 30, 2000
                                 (In thousands)


                                                                                       Pro Forma              Adjusted
                                                          MUSE         AVS           Adjustments           Balance Sheet
                                                        ----------   ----------       -------------          ----------

                    ASSETS
  CURRENT ASSETS:

Cash and equivalents                                       $2,439       $1,285                                  $3,724
Accounts receivable, net                                    3,927        2,372                                   6,299
Notes receivable - related parties current                  2,101            0                                   2,101
Inventories                                                   180            8                                     188
Other current assets                                          429          131                                     560
                                                        ----------   ----------       -------------          ----------
Total current assets                                        9,076        3,796                                  12,872

PROPERTY AND EQUIPMENT-NET                                  1,872          408                                   2,280

OTHER ASSETS

Goodwill-Net                                                3,080            -                                   3,080
Capitalized Development Costs-Net                           2,260            -                                   2,260
Other Assets                                                  367          111                                     478
                                                        ----------   ----------       -------------          ----------
Total assets                                              $16,655       $4,315          $       -              $20,970
                                                        ==========   ==========       =============          ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

  CURRENT LIABILITIES:

Accounts Payable                                           $1,478         $596                                  $2,074
Accrued liabilities                                         1,894        2,428              1,000 (A)            5,322
Notes Payable-current portion                                 406        2,004                                   2,410
Capital lease - current portion                                40            -                                      40
Deferred Revenue                                                -        1,417                                   1,417
                                                        ----------   ----------       -------------          ----------
Total current liabilities                                   3,818        6,445              1,000               11,263

  LONG-TERM LIABILITIES:

Capital lease - less current portion                          103           48                                     151
Convertible Note Payable                                        -        2,000                                   2,000
                                                        ----------   ----------       -------------          ----------

Total Liabilities                                           3,921        8,493              1,000               13,414

  STOCKHOLDERS' EQUITY:
Common stock                                                  162           36                 (6)                 192
Preferred Stock                                                 -          183               (183)                   -
Additional paid-in capital                                 25,290        3,974                189               29,453
Treasury stock                                               (777)           -                                    (777)
Cumulative translation adjustment                               -          (43)                                    (43)
Accumulated deficit                                       (11,941)      (8,328)            (1,000)(A)          (21,269)
                                                        ----------   ----------       -------------          ----------
Total stockholders' equity                                 12,734       (4,178)            (1,000)               7,556
                                                        ----------   ----------       -------------          ----------
                                                          $16,655       $4,315          $       -              $20,970
                                                        ==========   ==========       =============          ==========



(a) Represents estimated merger transaction costs. See footnote A.3

                  See notes to pro forma financial statements.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE NINE MONTHS ENDED JUNE 30, 2000
                      (In thousands, except per share data)






                                                         MUSE               AVS                                Pro Forma
                                                       June 30,           June 30,           Pro Forma        Statement of
                                                         2000               2000            Adjustment         Operations
                                                     -----------        -----------        -----------       -------------
Revenue:                                                $6,543             $9,640                 -             $16,183
                                                     -----------        -----------        -----------        -------------
Expenses:
     Cost of product sold                                2,526              1,750                 -               4,276
     Selling, general and administrative                 4,247              5,660                 -               9,907
     Research and development                            1,585              2,199                 -               3,784
     Officer severance costs                               994                  -                 -                 994
     Depreciation                                          559                324                 -                 883
     Amortization                                          293                  -                 -                 293
                                                     -----------        -----------        -----------        -------------

     Total operating expenses                           10,204              9,933                 -              20,137
                                                     -----------        -----------        -----------        -------------

Net Operating Income (Loss)                             (3,661)              (293)                -              (3,954)
                                                     -----------        -----------        -----------        -------------

Other income (expense):
     Loss on Foreign Currency Transactions                (147)              (310)                -                (457)
     Interest income                                       705                 65                 -                 770
     Interest expense                                      (25)              (153)                -                (178)
     Merger/acquisition costs                             (404)                 -                 -                (404)
     Other, net                                              -                 62                 -                  62
     Taxes                                                   -                (69)                -                 (69)
                                                     -----------        -----------        -----------        -------------
     Total other (expenses) income                         129               (405)                                 (276)

                                                     -----------        -----------        -----------        -------------
Net Loss                                               $(3,532)             $(698)                -             $(4,230)
                                                     ===========        ===========        ===========        =============
Net Loss per share
     Basic                                              $(0.33)            $(0.19)                -              $(0.35)
                                                     ===========        ===========        ===========        =============
     Diluted                                            $(0.33)            $(0.19)                -              $(0.35)

Weighted average common shares:
     Basic                                              10,717              3,641            (2,244)             12,114
                                                     ===========        ===========        ===========        =============
     Diluted                                            10,717              3,641            (2,244)             12,114
                                                     ===========        ===========        ===========        =============


                  See notes to pro forma financial statements.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE NINE MONTHS ENDED JUNE 30, 1999
                      (In thousands, except per share data)

                                                                                                     Pro Forma
                                                     MUSE              AVS           Pro Forma      Statement of
                                                 June 30, 1999    June 30, 1999      Adjustment      Operations
                                                 -------------    -------------      ----------      ----------
Revenues:                                           $1,113           $9,810               -           $10,923
                                                 -------------    -------------      ----------      ----------
Expenses:
     Cost of product sold                                -            2,296               -             2,296
     Selling, general and administrative             3,168            5,214               -             8,382
     Research and development                          950            2,373               -             3,323
     Depreciation                                      395              612               -             1,007
     Amortization                                        -                -               -                 -
                                                -------------    -------------      ----------      ----------
     Total Operating expenses                        4,513           10,495               -            15,008
                                                 -------------    -------------      ----------      ----------

Net Operating Loss                                  (3,400)            (685)              -            (4,085)
                                                 -------------    -------------      ----------      ----------

Other income (expense):

     Loss on Foreign Currency Transactions               -              (58)              -               (58)
     Cost in excess of value of repurchased           (564)               -               -              (564)
          stock
     Interest income                                   553               19               -               572
     Interest expense                                  (29)               -               -               (29)
     Other, net                                          -             (282)              -              (282)
     Restructuring Expenses                              -             (620)              -              (620)
     Taxes                                               -             (214)              -              (214)
                                                 -------------    -------------      ----------      ----------
     Total other (expenses) income                     (40)          (1,155)              -            (1,195)
                                                 -------------    -------------      ----------      ----------

Net Loss                                           ($3,440)         ($1,840)              -           ($5,280)
                                                 =============    =============      ==========      ==========

Net loss per share
     Basic                                          ($0.35)          ($0.50)              -            ($0.47)
                                                 =============    =============      ==========      ==========
     Diluted                                        ($0.35)          ($0.50)              -            ($0.47)
                                                 =============    =============      ==========      ==========

Weighted average common shares:
     Basic                                           9,892            3,692           (2,244)          11,340
                                                 =============    =============      ==========      ==========
     Diluted                                         9,892            3,692           (2,244)          11,340
                                                 =============    =============      ==========      ==========

                  See notes to pro forma financial statements.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED SEPTEMBER 30, 1999
                      (In thousands, except per share data)



                                                                                                                  MUSE/VPL
                                                    MUSE                     VPL              MUSE/VPL            Pro Forma
                                                September 30,           September 30,         Pro Forma          Statement of
                                                    1999                    1999             Adjustments          Operations
                                             ------------------      ------------------    ----------------    ---------------
Revenues:                                        $1,724                  $3,860                                     $5,584
                                             ------------------      ------------------    ----------------    ---------------

Expenses:
   Cost of product sold                               -                   1,954                                      1,954
   Selling, general and
      administrative                              4,181                   1,948                                      6,129
   Research and development                       2,303                       -                                      2,303
   Depreciation                                     487                     194                                        681
   Amortization of goodwill                           -                       -                  110   (D)             110
                                             ------------------      ------------------    ----------------    ---------------
   Total operating expenses                       6,971                   4,096                  110                11,177
                                             ------------------      ------------------    ----------------    ---------------

Net Operating loss                               (5,247)                   (236)                (110)               (5,593)
                                             ------------------      ------------------    ----------------    ---------------

Other income (expense):
   Loss on Foreign Currency
      Transactions                                    -                       -                    -                     -
   Costs in excess of value of
      repurchased stock                            (564)                      -                    -                  (564)
   Interest income                                  729                       -                    -                   729
   Interest expense                                 (31)                   (115)                   -                  (146)
   Other, net                                         -                       4                    -                     4
   Restructuring Expenses                             -                       -                    -                     -
   Taxes                                              -                       -                    -                     -
                                             ------------------      ------------------    ----------------    ---------------
   Total other (expenses) income                    134                    (111)                   -                    23
                                             ------------------      ------------------    ----------------    ---------------
Net loss                                        $(5,113)                  $(347)               $(110)              $(5,570)
                                             ==================      ==================    ================    ===============

Net loss per share
   Basic                                         $(0.51)                      -                    -                $(0.53)
                                             ==================                                                ===============
   Diluted                                       $(0.51)                      -                    -                $(0.53)
                                             ==================                                                ===============

Weighted average common shares:
   Basic                                         10,049                       -                  431                10,480
                                             ==================                            ================    ===============
   Diluted                                       10,049                       -                  431                10,480
                                             ==================                            ================    ===============



                                                                                      Combined
                                                   AVS            MUSE/AVS            Pro Forma
                                              September 30,      Pro Forma           Statement of
                                                  1999           Adjustments          Operations
                                           ------------------   -------------        ------------
Revenues:                                        $13,279                   -            $18,863
                                           ------------------   -------------         ------------

Expenses:
Cost of product sold                               2,914                   -              4,868
Selling, general and
               administrative                      7,100                   -             13,229
Research and development                           3,195                   -              5,498
Depreciation                                         651                   -              1,332
Amortization of goodwill                               -                   -                110
                                           ------------------   -------------         ------------
Total operating expenses                          13,860                   -             25,037
                                           ------------------   -------------         ------------
Net Operating loss                                  (581)                  -             (6,174)
                                           ------------------   -------------         ------------

Other income (expense):
Loss on Foreign Currency
     Transactions                                   (295)                  -               (295)

Costs in excess of value of
     repurchased stock                                 -                   -               (564)
Interest income                                       30                   -                759
Interest expense                                    (212)                  -               (358)
Other, net                                            53                   -                 57
Restructuring Expenses                              (620)                  -               (620)
Taxes                                               (237)                  -               (237)
                                           ------------------   -------------         ------------
Total other (expenses) income                     (1,281)                  -             (1,258)
                                           ------------------   -------------         ------------

Net loss                                         $(1,862)                  -            $(7,432)
                                           ==================                         ============


Net loss per share
Basic                                             $(0.51)                  -             $(0.60)
                                           ==================   =============         ============
Diluted                                           $(0.51)                  -             $(0.60)
                                           ==================   =============         ============

Weighted average common shares:
Basic                                              3,641              (1,745)            12,376
                                           ==================   =============         ============
Diluted                                            3,641              (1,745)            12,376
                                           ==================   =============         ============

                  See notes to pro forma financial statements.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                        FOR YEAR ENDED SEPTEMBER 30, 1998
                      (In thousands, except per share data)




                                                               MUSE               AVS                             Pro Forma
                                                            September 30     September 30       Pro Forma        Statement of
                                                                1998              1998          Adjustment       Operations
                                                         ----------------   ----------------  ---------------- ----------------
Revenues:                                                     $6,206            $17,132             -              $23,338
                                                         ----------------   ----------------  ---------------- ----------------

Expenses:
    Cost of product sold                                           -              5,282             -                5,282
    Selling, general and administrative                        3,651             10,499             -               14,150
    Research and development                                     957              4,443             -                5,400
    Depreciation                                                 476                531             -                1,007
                                                         ----------------   ----------------  ---------------- ----------------

    Total operating expenses                                   5,084             20,755             -               25,839
                                                         ----------------   ----------------  ---------------- ----------------

Net Operating Income (Loss)                                    1,122             (3,623)            -               (2,501)
                                                         ----------------   ----------------  ---------------- ----------------

Other income (expense):
    Loss on Foreign Currency Transactions                          -               (152)            -                 (152)
    Interest income                                                -                232             -                  232
    Interest expense                                            (799)                 -             -                 (799)
    Other, net                                                     -                  -                                  -
    Restructuring Expenses                                         -               (800)            -                 (800)
    Taxes                                                          -               (191)            -                 (191)
                                                         ----------------   ----------------  ---------------- ----------------
    Total other (expenses) income                               (799)              (911)            -               (1,710)
                                                         ----------------   ----------------  ---------------- ----------------

Net Income (Loss)                                               $323            $(4,534)            -              $(4,211)
                                                         ================   ================  ================ ================

Net Income (Loss) per share
    Basic                                                      $0.04             $(1.17)            -               $(1.46)
                                                         ================   ================  ================ ================
    Diluted                                                    $0.04             $(1.17)            -               $(1.46)
                                                         ================   ================  ================ ================

Weighted average common shares:
    Basic                                                      7,672              3,882        (2,412)               9,142
                                                         ================   ================  ================ ================
    Diluted                                                    8,655              3,882        (2,412)              9,142*
                                                         ================   ================  ================ ================

*  On a pro forma basis, there is no dilution.

                  See notes to pro forma financial statements.

A. MUSE/AVS Notes to Pro Forma Condensed Combined Financial Statements (UNAUDITED):

         1.       PRO FORMA SHARE ISSUANCE

                  The unaudited pro forma condensed combined financial statements reflect the issuance of one share of common stock of MUSE in exchange for each 3.286 outstanding share of AVS common stock, Series B Preferred Stock and Series C Preferred Stock; and one share of MUSE common stock for each 0.649646 outstanding shares of AVS Series A Preferred Stock. The actual number of shares of MUSE common stock to be issued will be based on the number of outstanding shares of AVS common and Preferred stock outstanding at the effective time of the merger.

                  The following table provides the pro forma share issuance's in connection with the merger as of June 30, 2000.

                 AVS common and Series B and C preferred shares
                 outstanding as of June 30, 2000                                      5,523,798

                 Exchange Ratio                                                      3.286 to 1
                                                                                ---------------

                 Subtotal of shares of MUSE stock exchanged                           1,681,010

                 AVS Series A preferred shares outstanding as of
                 June 30, 1999                                                          187,266

                 Exchange Ratio                                                   .6497646 to 1
                                                                                ---------------

                 Subtotal of MUSE stock exchanged                                       288,206
                                                                                ---------------

                 TOTAL MUSE shares exchanged                                          1,969,216

                 Number of shares of MUSE common stock outstanding
                 as of June 30, 2000                                                 10,808,882
                                                                                ---------------

                 Number of shares of MUSE common stock outstanding
                 as of June 30, 2000 assuming completion of the
                 merger on that date                                                 12,778,098
                                                                                ---------------


                  In addition, at the effective time of the AVS merger, MUSE will assume all of the outstanding AVS stock options with the number of shares and the option price appropriately adjusted by the exchange ratio. At June 30, 2000, AVS had options outstanding to purchase 4,807,730 shares of AVS common stock and Class C preferred stock, which would become options to purchase 1,463,095 shares of MUSE common stock.

         2.       PRO FORMA COMBINED PER SHARE AMOUNTS

                  The pro forma combined basic net income or loss per share amounts are based on MUSE's weighted average shares outstanding for the respective periods plus AVS's weighted average common and preferred shares outstanding for the respective periods multiplied by the exchange ratio.

         3.       MERGER TRANSACTION COSTS

                  MUSE and AVS estimate they will incur costs in connection with the merger in the range of $800 thousand to $1 million. Such costs include direct transaction costs of approximately $800 thousand, consisting primarily of business consulting fees paid to investment bankers, legal and accounting fees and expenses, certain filing fees and approximately $100 thousand for certain exit costs resulting from the merger. MUSE is only in the preliminary stages of determining such exit costs which could include, among other things, charges related to severance for certain employees of AVS or MUSE who will not remain with the combined company following the merger, lease payments for duplicate facilities which will no longer be used, costs to be incurred to terminate contracts with third parties who provide redundant or conflicting services and write-off of duplicative equipment and other fixed assets. Accordingly, such estimates of costs are preliminary and, therefore, subject to change. MUSE anticipates having an exit plan in place at the time the merger is consummated which is currently expected to be in the fourth quarter of 2000, at which time the exit costs, as well as the direct transaction costs, will be charged to operations.

                  The Pro Forma Condensed Combined Balance Sheet as of June 30, 2000 gives effect such expenses using the maximum of $1.0 million of the range above, less the related income tax effect, but such expenses have not been reflected in the Pro Forma Condensed Combined Consolidated Statements of Operations.

B. With respect to the acquisition of Virtual Presence Ltd. see notes to Pro Forma financial statements on Page F-41.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. MUSE's certificate of incorporation and bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. MUSE has also purchased and maintains insurance for its officers, directors, employees or agents against liabilities which an officer, a director, an employee or an agent may incur in his or her capacity as such.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (A)      EXHIBITS

         The following exhibits are filed herewith or incorporated herein by reference.

EXHIBIT

NUMBER                                               DESCRIPTION

2.1 Agreement and Plan of Merger, dated as of July 18, 2000, among Advanced Visual Systems Inc., MUSE Merger Sub, Inc. and MUSE Technologies, Inc. (incorporated herein by reference to Exhibit 2.1 of Muse Technologies, Inc.'s registration on Form S-4 filed on August 9, 2000 (Commission File No. 333-43384)).

2.2 Form of Escrow Agreement among MUSE Technologies, Inc., Russell G. Barbour and John William Poduska, Sr., as representatives of the AVS stockholders, Advanced Visual Systems Inc. and the escrow agent (incorporated herein by reference to Exhibit 2.2 of Muse Technologies, Inc.'s registration statement on Form S-4 filed on August 9, 2000(Commission File No. 333-43384)).

2.3 Form of Affiliate Agreement of affiliates of Advanced Visual Systems Inc. (incorporated herein by reference to Exhibit 2.3 of Muse Technologies, Inc.'s registration on Form S-4 filed on August 9, 2000 (Commission File No. 333-43384)).

3.1 Certificate of Incorporation of MUSE Technologies, Inc., as amended (incorporated herein by reference to Exhibit 3.1 of Muse Technologies, Inc.'s registration statement on Form SB-2 (Commission File No. 333-62495)).

3.2 Bylaws of MUSE Technologies, Inc., as amended (incorporated herein by reference to Exhibit 3.2 of Muse Technologies, Inc.'s registration statement on Form SB-2 (Commission File No. 333-62495)).

5.1* Opinion of Proskauer Rose LLP, counsel to MUSE Technologies, Inc., as to the legality of the MUSE common stock being registered hereby.

10.1 Private Equity Line Agreement dated as of June 1, 2000 by and between Kingsbridge Capital Limited and MUSE Technologies, Inc. (incorporated herein by reference to Exhibit 1 of Muse Technologies, Inc.'s registration statement on Form 8-K, filed on June 8, 2000 (Commission File No. 001-14559)).

10.2 Registration Rights Agreement dated as of June 1, 2000 by and between Kingsbridge Capital Limited and MUSE Technologies, Inc. (incorporated herein by reference to Exhibit 2 of Muse Technologies, Inc.'s registration statement on Form 8-K, filed on June 8, 2000 (Commission File No. 001-14559)).

10.3 Escrow Agreement dated as of June 1, 2000 among Bank of Albuqerque, N.A., Kingsbridge Capital Limited and MUSE Technologies, Inc. (incorporated herein by reference to Exhibit 3 of Muse Technologies, Inc.'s registration statement on Form 8-K, filed on June 8, 2000 (Commission File No. 001-14559)).

10.4 Warrant dated as of June 1, (incorporated herein by reference to Exhibit 4 of Muse Technologies, Inc.'s registration statement on Form 8-K, filed on June 8, 2000 (Commission File No. 001-14559)).

10.5 Purchase Agreement dated as of August 7, 2000 by and between Kingsbridge Capital Limited and MUSE Technologies, Inc. (incorporated herein by reference to Exhibit 1 of Muse Technologies, Inc.'s registration statement on Form 8-K, filed on August 10, 2000 (Commission File No. 001-14559)).

10.6 Registration Rights Agreement dated as of August 7, 2000 by and between Kingsbridge Capital Limited and MUSE Technologies, Inc. (incorporated herein by reference to Exhibit 2 of Muse Technologies, Inc.'s registration statement on Form 8-K, filed on August 10, 2000 (Commission File No. 001-14559)).

10.7 Convertible Promissory Note dated as of August 7, 2000 (incorporated herein by reference to Exhibit 3 of Muse Technologies, Inc.'s registration statement on Form 8-K, filed on August 10, 2000 (Commission File No. 001-14559)).

10.8 Warrant dated as of August 7, 2000 (incorporated herein by reference to Exhibit 4 of Muse Technologies, Inc.'s registration statement on Form 8-K, filed on August 10, 2000 (Commission File No. 001-14559)).

10.9* Employment Agreement between Muse Technologies, Inc. and Steve Sukman dated July 12, 2000.

10.10* Employment Agreement between Virtual Presence Limited and John Edmund Hough dated November 15,1999.

10.11* Amendment No. 1 to the Private Equity Line Agreement dated as of November 1, 2000 by and between Kingsbridge Capital Limited and MUSE Technologies, Inc.

10.12* Amendment No. 1 to the Purchase Agreement dated as of November 1, 2000 by and between Kingsbridge Capital Limited and MUSE Technologies, Inc.

23.1* Consent of Proskauer Rose LLP with respect to the legality of MUSE common stock being registered hereby (contained in Exhibit 5.1).

23.2* Consent of Feldman Sherb & Co., P.C. independent auditors, with respect to financial statements of MUSE Technologies, Inc.

23.3* Consent of Arthur Andersen LLP, independent auditors, with respect to financial statements of Advanced Visual Systems Inc.

23.4* Consent of Pridie Brewster, Chartered Accountants and Registered Auditors, with respect to certain financial statements of Virtual Presence Limited.

23.5     Consent of John William Poduska, Sr.

23.6     Consent of Russell G. Barbour.

23.7     Consent of Ian R.G. Edmonds.

24.1 Power of Attorney (incorporated herein by reference to Exhibit 24.1 of Muse Technologies, Inc.'s registration statement on Form SB-2, filed on September 19, 2000 (Commission File No. 001-14559)).

--------------------

* Previously filed.

         (B)      FINANCIAL STATEMENT SCHEDULES

         All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

ITEM 22. UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         provided, however, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of the registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         (d) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (c) immediately preceding or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that such a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, State of New Mexico on November 14, 2000.

                                                     MUSE TECHNOLOGIES, INC.


                                                     By: /s/ Brian R. Clark
                                                     ----------------------
                                                     Name:   Brian R. Clark
                                                     Title:  President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on November 14, 2000 by the following persons in the capacities indicated.


                     SIGNATURE                                 TITLE
                                                         President, Chief Financial Officer (principal
/s/ Brian R. Clark                                       financial and accounting officer) and
-------------------------------------------------        Director
Brian R. Clark

/s/ Steve Sukman                                         Senior Vice President and Director
--------------------------------------------------       Director
Steve Sukman

*/s/ by Brian R. Clark                                   Director
--------------------------------------------------
John Hough

*/s/ by Brian R. Clark                                   Director
--------------------------------------------------
Edward A. Masi

*/s/ by Brian R. Clark                                   Director
--------------------------------------------------
Jack C. Berenzweig



-------------------

* Pursuant to a power of attorney granted on September 19, 2000.

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                                               DESCRIPTION
-------                                              -----------
2.1 Agreement and Plan of Merger, dated as of July 18, 2000, among Advanced Visual Systems Inc., MUSE Merger Sub, Inc. and MUSE Technologies, Inc. (incorporated herein by reference to Exhibit 2.1 of Muse Technologies, Inc.'s registration on Form S-4 filed on August 9, 2000 (Commission File No. 333-43384)).

2.2 Form of Escrow Agreement among MUSE Technologies, Inc., Russell G. Barbour and John William Poduska, Sr., as representatives of the AVS stockholders, Advanced Visual Systems Inc. and the escrow agent (incorporated herein by reference to Exhibit 2.2 of Muse Technologies, Inc.'s registration statement on Form S-4 filed on August 9, 2000(Commission File No. 333-43384)).

2.3 Form of Affiliate Agreement of affiliates of Advanced Visual Systems Inc. (incorporated herein by reference to Exhibit 2.3 of Muse Technologies, Inc.'s registration on Form S-4 filed on August 9, 2000 (Commission File No. 333-43384)).

3.1 Certificate of Incorporation of MUSE Technologies, Inc., as amended (incorporated herein by reference to Exhibit 3.1 of Muse Technologies, Inc.'s registration statement on Form SB-2 (Commission File No. 333-62495)).

3.2 Bylaws of MUSE Technologies, Inc., as amended (incorporated herein by reference to Exhibit 3.2 of Muse Technologies, Inc.'s registration statement on Form SB-2 (Commission File No. 333-62495)).

5.1* Opinion of Proskauer Rose LLP, counsel to MUSE Technologies, Inc., as to the legality of the MUSE common stock being registered hereby.

10.1 Private Equity Line Agreement dated as of June 1, 2000 by and between Kingsbridge Capital Limited and MUSE Technologies, Inc. (incorporated herein by reference to Exhibit 1 of Muse Technologies, Inc.'s registration statement on Form 8-K, filed on June 8, 2000 (Commission File No. 001-14559)).

10.2 Registration Rights Agreement dated as of June 1, 2000 by and between Kingsbridge Capital Limited and MUSE Technologies, Inc. (incorporated herein by reference to Exhibit 2 of Muse Technologies, Inc.'s registration statement on Form 8-K, filed on June 8, 2000 (Commission File No. 001-14559)).

10.3 Escrow Agreement dated as of June 1, 2000 among Bank of Albuqerque, N.A., Kingsbridge Capital Limited and MUSE Technologies, Inc. (incorporated herein by reference to Exhibit 3 of Muse Technologies, Inc.'s registration statement on Form 8-K, filed on June 8, 2000 (Commission File No. 001-14559)).

10.4 Warrant dated as of June 1, (incorporated herein by reference to Exhibit 4 of Muse Technologies, Inc.'s registration statement on Form 8-K, filed on June 8, 2000 (Commission File No. 001-14559)).

10.5 Purchase Agreement dated as of August 7, 2000 by and between Kingsbridge Capital Limited and MUSE Technologies, Inc. (incorporated herein by reference to Exhibit 1 of Muse Technologies, Inc.'s registration statement on Form 8-K, filed on August 10, 2000 (Commission File No. 001-14559)).

10.6 Registration Rights Agreement dated as of August 7, 2000 by and between Kingsbridge Capital Limited and MUSE Technologies, Inc. (incorporated herein by reference to Exhibit 2 of Muse Technologies, Inc.'s registration statement on Form 8-K, filed on August 10, 2000 (Commission File No. 001-14559)).

10.7 Convertible Promissory Note dated as of August 7, 2000 (incorporated herein by reference to Exhibit 3 of Muse Technologies, Inc.'s registration statement on Form 8-K, filed on August 10, 2000 (Commission File No. 001-14559)).

10.8 Warrant dated as of August 7, 2000 (incorporated herein by reference to Exhibit 4 of Muse Technologies, Inc.'s registration statement on Form 8-K, filed on August 10, 2000 (Commission File No. 001-14559)).

10.9* Employment Agreement between Muse Technologies, Inc. and Steve Sukman dated July 12, 2000.

10.10* Employment Agreement between Virtual Presence Limited and John Edmund Hough dated November 15,1999.

10.11* Amendment No. 1 to the Private Equity Line Agreement dated as of November 1, 2000 by and between Kingsbridge Capital Limited and MUSE Technologies, Inc.

10.12* Amendment No. 1 to the Purchase Agreement dated as of November 1, 2000 by and between Kingsbridge Capital Limited and MUSE Technologies, Inc.

23.1* Consent of Proskauer Rose LLP with respect to the legality of MUSE common stock being registered hereby (contained in Exhibit 5.1).

23.2* Consent of Feldman Sherb & Co., P.C. independent auditors, with respect to financial statements of MUSE Technologies, Inc.

23.3* Consent of Arthur Andersen LLP, independent auditors, with respect to financial statements of Advanced Visual Systems Inc.

23.4* Consent of Pridie Brewster, Chartered Accountants and Registered Auditors, with respect to certain financial statements of Virtual Presence Limited.

23.5     Consent of John William Poduska, Sr.

23.6     Consent of Russell G. Barbour.

23.7     Consent of Ian R.G. Edmonds.

24.1 Power of Attorney (incorporated herein by reference to Exhibit 24.1 of Muse Technologies, Inc.'s registration statement on Form SB-2, filed on September 19, 2000 (Commission File No. 001-14559)).

--------------------

* Previously filed